    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2003

                                                     REGISTRATION NO. 333-101918

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                   HOUSEHOLD AFFINITY FUNDING CORPORATION III
                   (Originator of the Trust described herein)
             (Exact Name of Registrant as Specified in Its Charter)
               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I
                              (Issuer of the Notes)

                 DELAWARE                              42-1569046
      (State or Other Jurisdiction of          (I.R.S. Employer Identification
               Organization)                             Number)
                             1111 Town Center Drive
                             Las Vegas, Nevada 89144
                                 (702) 243-1356
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)

                               Laurie S. Mattenson

                            Associate General Counsel
                          Household International, Inc.
                                2700 Sanders Road
                        Prospect Heights, Illinois 60070

                                 (847) 564-6557

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                               Alan M. Knoll, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 506-5077

     Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




     This Registration Statement registers an indeterminate amount of asset backed notes that are to be offered or sold in market-making activities by affiliates of the Registrants.


================================================================================

                                INTRODUCTORY NOTE


     This registration statement relates to asset backed notes which may be issued from time to time, including a series of asset backed notes which Household Affinity Credit Card Master Note Trust I intends to issue shortly after this registration statement becomes effective. Therefore, this registration statement includes:


     . a representative form of prospectus supplement to the base prospectus relating to the offering by Household Affinity Credit Card Master Note Trust I of series of asset backed notes; and

     . a base prospectus relating to asset backed notes of Household Affinity Credit Card Master Note Trust I.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE AND WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT
                  SUBJECT TO COMPLETION, DATED AUGUST 7, 2003
           Prospectus Supplement to Prospectus dated August 7, 2003


               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I
                                     Issuer

                   HOUSEHOLD AFFINITY FUNDING CORPORATION III
                                   Transferor

                          HOUSEHOLD FINANCE CORPORATION
                                    Servicer

                       SERIES 2003-[.] ASSET BACKED NOTES


                                        CLASS A NOTES        CLASS B NOTES
                                     --------------------  -------------------
Principal Amount...................  $[.]                  $[.]
Interest Rate......................  [One-Month LIBOR      [One-Month LIBOR
                                     plus] [.]% per year   plus] [.]% per year
First Interest
Payment Date.......................  [.]                   [.]
Expected Principal Payment Date....  [.]                   [.]
Final Maturity Date................  [.]                   [.]
Price to Public....................  $[.] (or [.]%)        $[.] (or [.]%)
Underwriting Discount..............  $[.] (or [.]%)        $[.] (or [.]%)
Proceeds to Issuer.................  $[.] (or [.]%)        $[.] (or [.]%)


The Class B notes are subordinated to the Class A notes.


The primary assets of the trust are receivables originated under "The GM Card(R)" program in MasterCard(R) and, if issued in the future, VISA(R) revolving credit card accounts.


We expect to issue your series of notes on or about [.]. We will deliver your series of notes in book-entry form.


You should consider carefully the risk factors beginning on page 9 in the accompanying prospectus.


A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Household Affinity Credit Card Master Note Trust I only and are not obligations of Household Affinity Funding Corporation III, Household Finance Corporation, Household Bank (SB), N.A., Household Receivables Acquisition Company II, Household Affinity Funding Corporation II or any other person.


This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc. or another affiliate of Household Affinity Funding Corporation III in connection with offers and sales of the notes in market-making transactions.


Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Series 2003-[.] Notes

                                    [.], [.]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents:
(1) this prospectus supplement, which describes the specific terms of your series of notes, and (2) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                            PAGE
                                                            ----
Transaction Summary...............................           S-5

Prospectus Supplement Summary.....................           S-6
       The Issuer.................................           S-6
       The Receivables............................           S-6
       The Series 2003-[.] Notes..................           S-6
              Interest............................           S-6
              Principal...........................           S-7
       Credit Enhancement.........................           S-7
              Subordination.......................           S-7
              Overcollateralization...............           S-7
       Events of Default..........................           S-8
       Amortization Events........................           S-8
       Other Interests in the Trust...............           S-9
              Other Series of Notes...............           S-9
              The Transferor Interest.............           S-9
       Allocations of Collections.................           S-9
       Groups.....................................          S-10
              Excess Finance Charge Sharing
                Group One.........................          S-10
              Principal Sharing Group One.........          S-10
       Application of Collections.................          S-10
              Finance Charge and
                Administrative Collections........          S-10
              Principal Collections...............          S-11
       Optional Redemption........................          S-12
       Denominations..............................          S-12
       Registration, Clearance and Settlement.....          S-12
       Material Federal Income Tax
           Consequences...........................          S-12
       ERISA Considerations.......................          S-12
       Risk Factors...............................          S-13
       [Exchange Listing..........................          S-13]

Glossary..........................................          S-14

The Originator, The Receivables Sellers,
       The Servicer, The Subservicer and The Transferor     S-14
       Household Bank (SB), N.A...................          S-14
       Household Receivables Acquisition
         Company II...............................          S-14
       Household Affinity Funding
         Corporation II...........................          S-14
       Household Finance Corporation..............          S-14
       Household Credit Services, Inc.............          S-15
       Household Affinity Funding
         Corporation III..........................          S-15



The Bank's Credit Card Portfolio..................          S-16


       Billing and Payments.......................          S-16
       Collection of Delinquent Accounts..........          S-18
       Revenue Experience.........................          S-21
       Interchange................................          S-21
       Recoveries...................................        S-22
       Payment Rates................................        S-22

The Trust Portfolio.................................        S-22

Description of Series Provisions....................        S-25
       General......................................        S-25
       Interest Payments............................        S-26
       Principal Payments...........................        S-26
              Revolving Period......................        S-27
              Controlled Accumulation Period........        S-27
              Postponement of Controlled
                 Accumulation Period................        S-28
              Early Amortization Period.............        S-28
              Principal Funding Account.............        S-29
              Reserve Account.......................        S-29

              Excess Finance Charge Sharing
                 Group One..........................        S-31

              Principal Sharing Group One...........        S-31
              Paired Series.........................        S-31

       Subordination................................        S-31

       Overcollateralization........................        S-32
       Events of Default............................        S-32
       Amortization Events..........................        S-33
       Allocation Percentages.......................        S-34
       Application of Collections...................        S-35
              Payment of Interest, Fees and Other Items     S-35

              Payment of Principal..................        S-35

                                                            PAGE
                                                            ----

       Purchase of Series 2003-[.] Notes by the
       Transferor...................................        S-36


       Subordinated Principal Collections; Defaulted
              Amount; Investor Charge-Offs..........        S-37

       Servicing Compensation and Payment of Expenses       S-37

       Reports To Noteholders.......................        S-38

ERISA Considerations................................        S-38

Underwriting........................................        S-39

Legal Matters.......................................        S-41

Glossary............................................        S-42

Annex I: Other Series Issued and
       Outstanding..................................         A-1

                               TRANSACTION SUMMARY

          Trust:                                            Household Affinity Credit Card Master Note Trust I
          Transferor:                                       Household Affinity Funding Corporation III
          Initial Originator of Accounts:                   Household Bank (SB), N.A.
          Servicer:                                         Household Finance Corporation
          Indenture Trustee:                                The Bank of New York
          Owner Trustee:                                    Wilmington Trust Company
          Closing Date:                                     [.]
          Clearance and Settlement:                         DTC/Clearstream/Euroclear
          Primary Trust Assets:                             Receivables originated under "The GM Card(R)" program in
                                                            MasterCard(R)and, if issued in the future, VISA(R)accounts*
          Annual Servicing Fee Rate:                        2.0%
          Principal Sharing Group:                          Group One
          Excess Finance Charge Sharing Group:              Group One

                                                     CLASS A                           CLASS B
                                                     -------                           -------
       Initial Principal Amount                      $[.]                              $[.]

       Anticipated Ratings:                          [AAA/Aaa/AAA]                     [A+/A2/A]
           [Fitch/Moody's/Standard &
           Poor's]

       Credit Enhancement:                           [Subordination of the Class B     [The O/C amount]
                                                     notes and the O/C amount]

       Interest Rate:                                [One-Month LIBOR plus] [.]%       [One-Month LIBOR plus] [.]% per
                                                     per year                          year

       Interest Accrual Method:                      [Actual]/360                      [Actual]/360

       Interest Payment Dates:                       Monthly (15th day of each
                                                     month, unless the 15th is not     Monthly (15th day of each month,
                                                     a business day in which case      unless the 15th is not a
                                                     it will be the next business      business day in which case it
                                                     day)                              will be the next business day)

       [Interest Rate Index Reset Date:]             [Two London business days
                                                     before each interest payment      [Two London business days before
                                                     date]                             each interest payment date]

       First Interest Payment Date:                  [.]                               [.]

       Expected Principal Payment Date:              [.]                               [.]

       Commencement of Controlled
       Accumulation Period (subject to adjustment):  [.]                               [.]

       Final Maturity Date:                          [.]                               [.]



* The GM Card(R) is a federally registered service mark of General Motors Corporation. MasterCard(R) and VISA(R) are federally registered service marks of MasterCard International Incorporated and VISA(R) U.S.A., Inc., respectively.

                          PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights information about the notes and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER

          The notes will be issued by Household Affinity Credit Card Master Note Trust I, a Delaware statutory trust, under an indenture supplement to an indenture, each between the trust and the indenture trustee.

          The indenture trustee is The Bank of New York.

THE RECEIVABLES


          The primary assets of the trust in pool one are receivables originated by the bank or other account owner under "The GM Card" program in MasterCard and, if issued in the future, VISA revolving credit card accounts. The GM Card program is a co-branded arrangement between Household International, Inc. and General Motors Corporation under which cardmembers in The GM Card program earn points towards discounts on General Motors vehicles and/or receive other discounts and benefits. The receivables consist of principal receivables and finance charge and administrative receivables.


          The following information is as of [.]:

     .    Receivables in the trust: $[.]

     .    Accounts designated to the trust: [.]

          For more information, see "The Trust Portfolio" in this prospectus supplement.

THE SERIES 2003-[.] NOTES

     Interest

          The Class A notes will bear interest at [one-month LIBOR as determined each month plus] [.]% per year.

          The Class B notes will bear interest at [one-month LIBOR as determined each month plus] [.]% per year.

          For the Class A notes and the Class B notes, interest will be calculated as follows:

           Principal              Number of
          balance at       x       days in       x        Note
         end of prior             interest              interest
          due period               period                 rate
                                  ---------
                                    360

          Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

          Interest on the Series 2003-[.] notes will be paid on each distribution date. Distribution dates will be [.], and the 15th day of each following month if the 15th is a business day and, if not, the following business day.


          You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at 212-815-8321.


          See "Description of Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

     Principal

          Principal of the Class A notes and the Class B notes is expected to be paid in full on [.]. However, no principal will be paid on the Class B notes until the Class A notes are paid in full.

          Principal collections will be applied to reduce the O/C amount during the controlled accumulation period if all required deposits have been made to the principal funding account for the Class A notes and the Class B notes and the O/C amount is greater than the required O/C amount. Prior to the early amortization period, the required O/C amount decreases as deposits are made to the principal funding account.

          We are scheduled to begin accumulating collections of principal receivables starting on [.] for payment to the Series 2003-[.] noteholders on the expected principal payment date, but we may begin accumulating at a later date.

          Principal of the Series 2003-[.] notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified adverse events known as amortization events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 2003-[.] notes are not paid in full on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 2003-[.] notes until the notes are paid in full or until [.], whichever occurs first. [.] is the final maturity date for Series 2003-[.].

          For more information about principal payments, see "Description of Series Provisions--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

CREDIT ENHANCEMENT

     Subordination

          Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the O/C amount.

          Credit enhancement for the Class B notes is provided by the O/C amount.

          The O/C amount represents a subordinated interest in the receivables allocated to this series. The transferor will hold the ownership interest in the O/C amount and will receive any distribution in reduction of the O/C amount.

     Overcollateralization

          The required O/C amount will initially be $[.] and thereafter, an amount equal to [.]% of the interim note principal amount for such distribution date after taking into account deposits to be made to the principal funding account on that distribution date, but not less than [.]% of the initial invested amount; provided that:

     . if an amortization event has occurred, the required O/C amount for any distribution date shall equal the amount of that requirement immediately preceding that amortization event,

     . in no event shall the required O/C amount exceed the sum of the Class A note principal balance and the Class B note principal balance on any date,

     . the required O/C amount may be reduced at any time if the rating agency condition is satisfied and an officer's certificate of the transferor has been delivered to the effect that, in the reasonable belief of the transferor, the reduction will not result in an adverse effect, and

     . the transferor, in its sole discretion, may increase the required O/C amount at any time.

          Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

          For more information about credit enhancement, see "Description of Series Provisions--Application of Collections" and "--Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs" in this prospectus supplement.

EVENTS OF DEFAULT

          The Series 2003-[.] notes are subject to specified events of default described under "Description of Series Provisions--Events of Default" in this prospectus supplement and "Description of the Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or the failure to pay principal on the final maturity date.

          If an event of default occurs and continues with respect to the Series 2003-[.] notes, the indenture trustee or, except for voluntary or involuntary bankruptcy, insolvency or other similar events of default of the trust, holders of more than 50% of the outstanding principal amount of the Series 2003-[.] notes may declare the Series 2003-[.] notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by holders of more than 50% of the outstanding principal amount of the Series 2003-[.] notes. See "Description of the Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

          After an event of default and the acceleration of the Series 2003-[.] notes, funds on deposit in the collection account, the special funding account, the principal funding account and the reserve account will be applied to pay principal of and interest on the Series 2003-[.] notes to the extent permitted by law. Principal collections and finance charge and administrative collections allocated to Series 2003-[.] will be applied to make monthly principal and interest payments on the Series 2003-[.] notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

          If the Series 2003-[.] notes are accelerated or the issuer fails to pay the principal of the Series 2003-[.] notes on the final maturity date, once the conditions described in the prospectus under "Description of the Indenture--Events of Default; Rights Upon Event of Default" are satisfied, the indenture trustee may or, in limited cases, will, at the direction of the holders of a specified percentage of the outstanding principal amount of each class of Series 2003-[.] notes:

     . institute proceedings in its own name for the collection of all amounts then payable on the Series 2003-[.] notes;

     . take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2003-[.] noteholders; or

     . foreclose on a portion of the trust's assets by causing the trust to sell a portion of the assets of the trust to permitted purchasers under the indenture.

AMORTIZATION EVENTS

          The documents under which the Series 2003-[.] notes will be issued include a list of adverse events known as amortization events. If an amortization event that applies to Series 2003-[.] or to all series occurs, the trust will use collections of principal receivables and other specified amounts allocated to Series 2003-[.] each month to pay principal on the Series 2003-[.] notes.

          Amortization events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

          The following also are amortization events:

     . the average of the series portfolio yields for any three consecutive months is less than the average of the base rates for the same three consecutive months;

     . the Class A notes or the Class B notes are not paid in full on their expected principal payment dates;

     . bankruptcy, insolvency or similar events relating to the transferor or the bank or other account owner, unless, with respect to the bank or other account owner, the rating agency condition is satisfied for the removal of the bank or other account owner from this amortization event;

     . the transferor is unable to transfer receivables to the trust as required under the transfer and servicing agreement;

     . the transferor does not transfer receivables in additional accounts to the trust within five business days of when required under the transfer and servicing agreement;

     . the occurrence of a servicer default that has an adverse effect on the Series 2003-[.] noteholders;

     . the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended; or

     . an event of default occurs for the Series 2003-[.] notes and the notes are accelerated.

          For a more detailed discussion of the amortization events, see "Description of Series Provisions--Amortization Events" in this prospectus supplement and "Description of the Notes--Amortization Events" in the accompanying prospectus.

OTHER INTERESTS IN THE TRUST

     Other Series of Notes

          The trust has issued and may continue to issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

     The Transferor Interest

          The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series.

ALLOCATIONS OF COLLECTIONS

          Household Finance Corporation, as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge and administrative receivables, those collections that are principal receivables and those receivables that are written off as uncollectible, called the defaulted amount.

          Each month, the servicer will allocate collections received among:

     .    your series;

     .    other series outstanding; and

     .    the transferor interest in the trust.


          The amount allocated to your series will be based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 2003-[.] notes, the initial invested amount for Series 2003-[.] will be $[.], consisting of the initial principal amount and the initial O/C amount.


          You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions--Allocation Percentages" and "--Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs" in this prospectus supplement.

GROUPS

          This series will not share in principal collections allocated to the transferor and will not be part of a shared enhancement group or a reallocation group.

     Excess Finance Charge Sharing Group One

          This series will be included in a group of series designated as excess finance charge sharing group one. To the extent that available investor finance charge and administrative collections exceed the amount necessary to make required payments for this series, those excess collections may be applied to cover shortfalls of collections of finance charge and administrative receivables allocable to other series in excess finance charge sharing group one. In addition, you may receive the benefits of excess collections of finance charge and administrative receivables in excess finance charge sharing group one. However, this is the [.] series issued in excess finance charge sharing group one and there can be no assurance that the trust will issue additional series in excess finance charge sharing group one. See "Description of the Notes--Groups--Excess Finance Charge Sharing Group" in the accompanying prospectus.

     Principal Sharing Group One

          This series will be included in a group of series designated as principal sharing group one. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to a trust account for the benefit of your series, these collections will be applied to cover principal payments for other series, if any, in principal sharing group one. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and other amounts allocated to other series in principal sharing group one. This is the [.] series issued in principal sharing group one. There can be no assurance that the trust will issue additional series in principal sharing group one.

          See "Description of the Notes--Groups--Principal Sharing Group" in the accompanying prospectus.

APPLICATION OF COLLECTIONS

     Finance Charge and Administrative Collections

          The trust will apply available investor finance charge and administrative collections each month in the following order of priority:

     .    to pay interest on the Class A notes;

     .    to pay interest on the Class B notes;

     . to pay to the servicer an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date;

     .    to cover your series' allocation of defaulted receivables;

     . to cover reductions in your series' invested amount resulting from investor charge-offs and from subordinated principal collections, in each case that have not been reimbursed;

     . upon the occurrence of an event of default with respect to Series 2003-[.] and acceleration of the maturity of the Series 2003-[.] notes, the balance, if any, up to the outstanding note principal balance will be treated as principal collections for that distribution date for distribution to the Series 2003-[.] noteholders to be applied as described under "Description of Series Provisions--Application of Collections" in this prospectus supplement;

     . to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Class A notes and the Class B notes during the controlled accumulation period; and

     . to other series in excess finance charge sharing group one or to the holders of the transferor certificates.

          For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

     Principal Collections

          The trust will apply your series' share of principal collections each month as follows:

     . during the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be applied to reduce the O/C amount to the required O/C amount and then treated as shared principal collections and may be available to make principal payments for other series in principal sharing group one.

     . the controlled accumulation period is scheduled to begin on [.], but may begin at a later date. During the controlled accumulation period, your series' share of principal collections will be first, deposited in a trust account, up to the controlled deposit amount and second, applied to reduce the O/C amount to the required O/C amount. On the expected principal payment date, amounts on deposit in that account will be paid first, to the Class A noteholders, second, to the Class B noteholders, and third, to reduce the O/C amount.

     . if an amortization event occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be paid first, to the Class A noteholders, second, to the Class B noteholders, and third, to reduce the O/C amount to the required O/C amount.

     . during any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required interest payments on the Class A notes and the Class B notes, and the monthly servicing fee, in each case to the extent not made from available investor finance charge and administrative collections and excess finance charge and administrative collections, if any, allocated from other series. However, for any due period, the sum of these subordinated principal collections cannot exceed [.]% of the initial invested amount of your series, as reduced due to the writing off of receivables or for previously subordinated principal collections, in each case that have not been reimbursed.

     . any remaining principal collections will first be made available to other series in principal sharing group one and then be paid to the holders of the transferor certificates or deposited in the special funding account.

          For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

OPTIONAL REDEMPTION


          The servicer has the option to require the transferor to repurchase your notes when the outstanding principal amount of the Class A notes and the Class B notes for your series has been reduced to 10% or less of the initial principal amount of the Class A notes and the Class B notes. See "Description of the Notes--Final Payment of Principal; Termination" in the accompanying prospectus.


DENOMINATIONS

          Beneficial interests in the Series 2003-[.] notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

          The Series 2003-[.] notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes--Definitive Notes" in the accompanying prospectus.

          You may elect to hold your Series 2003-[.] notes through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe.

          Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes--Book-Entry Registration" in the accompanying prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          Subject to important considerations described under "Material Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 2003-[.] notes will be characterized as debt for federal income tax purposes, and that the trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series 2003-[.] note, you will agree to treat your Series 2003-[.] notes as debt for federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

          Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series 2003-[.] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 2003-[.] notes on behalf of or with "plan assets" of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 2003-[.] notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

RISK FACTORS

          Investment in the Series 2003-[.] notes involves risks. You should consider carefully the risk factors beginning on page 9 in the accompanying prospectus.

[EXCHANGE LISTING

          We will apply to list the Series 2003-[.] notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

                                    GLOSSARY


          This prospectus supplement uses defined terms. Definitions can be found in the "Glossary" beginning on page S-42 in this prospectus supplement and beginning on page 79 in the accompanying prospectus.


   THE ORIGINATOR, THE RECEIVABLES SELLERS, THE SERVICER, THE SUBSERVICER AND
                                 THE TRANSFEROR

HOUSEHOLD BANK (SB), N.A.


          Household Bank (SB), N.A., located in Las Vegas, Nevada, was chartered on December 1, 1993 and is a wholly-owned operating subsidiary of Household Finance Corporation. The bank is principally a national credit card bank offering MasterCard, VISA and private label credit cards. The principal executive office of the bank is located at 1111 Town Center Drive, Las Vegas, Nevada 89144 (telephone (702) 243-1000).


HOUSEHOLD RECEIVABLES ACQUISITION COMPANY II

          Household Receivables Acquisition Company II was incorporated in Delaware on September 11, 2000 and is a subsidiary of Household Finance Corporation. It was organized with the limited purpose to purchase, sell and hold receivables and accounts. The address of its principal place of business is 1111 Town Center Drive, Las Vegas, Nevada 89144 (telephone (702) 243-1000).

HOUSEHOLD AFFINITY FUNDING CORPORATION II

          Household Affinity Funding Corporation II was incorporated in Delaware on September 6, 2000 and is a subsidiary of Household Finance Corporation. It was organized with the limited purpose of effecting securitization transactions. The address of its principal place of business is 1111 Town Center Drive, Las Vegas, Nevada 89144 (telephone (702) 243-1240).

HOUSEHOLD FINANCE CORPORATION

          The servicer, Household Finance Corporation, was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000). The servicer is a subsidiary of Household International, Inc.


          The servicer and its subsidiaries offer a diversified range of financial services consisting primarily of real estate secured loans, auto finance loans, MasterCard and VISA credit cards, private label credit cards, tax refund anticipation loans, and other types of unsecured and secured loans to consumers in the United States. The business generates its products through its retail branch network, correspondents, direct mail, telemarketing, application displays and Internet applications as well as through dealer relationships and alliance partner referrals. The business may also supplement internally generated receivables growth with portfolio acquisitions.


          In conjunction with its consumer finance operations and where applicable laws permit, the servicer makes available to customers credit and specialty insurance. This insurance is generally directly written by or reinsured with one of its insurance affiliates.

          As of [.], the servicer had approximately $[.] billion in total assets, approximately $[.] billion in total liabilities and approximately $[.] billion in shareholder's equity. As of the date of this prospectus supplement, Household Finance Corporation has a commercial paper rating of [F1] by Fitch, [P-1] by Moody's and [A-1] by Standard & Poor's.

          Household International, Inc., the parent of the servicer, was a acquired by a subsidiary of HSBC Holdings plc ("HSBC") on March 28, 2003, pursuant to the terms of an agreement and plan of merger dated
November 14, 2002. Upon the effectiveness of the merger, the acquiring company changed its name to Household International, Inc. HSBC, headquartered in London, England, is one of the world's largest banking and financial services organizations.


HOUSEHOLD CREDIT SERVICES, INC.


          The subservicer, Household Credit Services, Inc., has serviced credit card accounts and non-credit card products since 1987 and was incorporated in 1989 to provide origination, servicing and administrative services to subsidiaries of Household International, Inc., that offered or held VISA and MasterCard credit card accounts. The subservicer provides services for all MasterCard and VISA credit card accounts owned by the bank, under an agreement with the bank. That agreement establishes performance standards, including underwriting criteria, that are to be followed by the subservicer on behalf of the bank. In its capacity of providing services in connection with credit card accounts in the trust, the subservicer has approximately 5,000 employees primarily operating from its facilities located in Salinas, California, Chesapeake, Virginia and Las Vegas, Nevada. The principal executive office of the subservicer is located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000).


HOUSEHOLD AFFINITY FUNDING CORPORATION III

          The Transferor, Household Affinity Funding Corporation III, was formed under the laws of the State of Delaware on December 12, 2002 and is a Delaware corporation, all of the common stock in which currently is held by Household Finance Corporation. The Transferor was organized for the limited purposes of engaging in the type of transactions described herein and other transactions entered into in connection with the trust and any activities incidental to and necessary or convenient for the accomplishment of its limited purpose. Neither the bank or any other account owner nor the Transferor's board of directors intends to change the business purpose of the Transferor. The Transferor has its principal office located at 1111 Town Center Drive, Las Vegas, Nevada 89144 (telephone (702) 243-1356).

                        THE BANK'S CREDIT CARD PORTFOLIO

          The following discussion describes the material terms and characteristics that generally apply to the accounts in the Bank Portfolio from which the accounts in the Trust Portfolio were selected and the material terms and characteristics of The GM Card program. The accounts selected for the Trust Portfolio do not represent the entire Bank Portfolio. Currently, the accounts included in the Trust Portfolio consist of credit card accounts issued by the bank in connection with the co-branded program with General Motors Corporation under The GM Card program. The GM Card program is an arrangement between Household International, Inc. and General Motors Corporation under which cardmembers in The GM Card program earn points towards discounts on General Motors vehicles and/or receive other discounts and benefits.


          Additional accounts will consist of Eligible Accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the Trust Portfolio. See "Description of the Transfer and Servicing Agreement--Addition of Trust Assets" in the accompanying prospectus. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the initial accounts and the additional accounts may be different from the historical experience of the Bank Portfolio. Also, the additional accounts may be chosen from the bank's portfolio at large, not just from The GM Card program. For additional information regarding the bank's credit card activities, see "The Bank's Credit Card Activities" in the accompanying prospectus.

BILLING AND PAYMENTS

          General. The credit card accounts of the bank have fixed and variable annual percentage rates and have different billing and payment structures, including varying fees, depending on the type of account. The following reflects the typical billing and payment characteristics of the accounts.

          Various cardmember agreements and disclosure statements govern the credit card accounts. Each cardmember agreement provides that, subject to applicable law, the bank may change the terms and conditions of that agreement at any time, including, but not limited to, those terms pertaining to minimum payments, the rate or amount of finance charges, fees or other charges and the method of computing the balance upon which finance charges are assessed. As required by applicable law, the bank will provide prior written notice before implementation of any change in the terms and conditions of a cardmember's agreement. There can be no assurance that the finance charges, fees and other charges discussed below will remain at current levels in the future.

          Monthly billing statements for the credit card accounts are sent to the cardholder at the end of each billing cycle generally within five business days after the cycle date assigned to the related account. Currently, the subservicer has cycle dates corresponding to twenty-seven cycle days within each calendar month. The monthly billing statement reflects all: purchases; cash advances; administrative charges, including currency conversion factors, late charges, overlimit charges, returned payment charges, and copying charges, if applicable; annual fees, credit insurance charges and finance charges incurred by the credit card account during the billing cycle or a prior billing cycle and reported to the subservicer; payments or credits applicable to the account; and the outstanding balance of the account as of the cycle date, including the available credit thereunder.


          Minimum Payments. Each month, each cardholder is required to make a minimum payment. The required minimum monthly payment for the accounts varies. As for The GM Card accounts, generally, the cardholder must make a minimum payment equal to 2% (or 2.25% for certain accounts) of the new balance or [$10] (for standard cards) or [$15] (for premium cards), whichever is greater, or, the new amount of the balance if less than [$10] (for standard cards) or [$15] (for premium cards), plus any past due amounts appearing on the billing statement. If the account is in collections, the amount by which the new balance exceeds the credit limit may also be requested.

          Finance Charges. Periodic finance charges are based on an account's average daily balance. Finance charges are calculated by multiplying the daily periodic rate by the average daily balance of each category of transactions, and then multiplying the result by the number of days in the billing cycle. To obtain the average daily balance for each transaction category, all daily balances for each transaction category for the billing cycle are added together and divided by the number of days in the billing cycle. The daily balance for each category of transactions of an account is computed as its beginning balance each day adjusted by adding new transactions, any previous day's periodic finance charges, any assessed fees and charges and subtracting any payments and credits. The daily periodic rate is 1/365 of the account's variable or fixed rate in effect.

          The majority of the accounts of the bank have a 25-day grace period for new purchases. For accounts with a grace period for purchases, if the previous balance has been paid in full within 25 days after the close of the cycle, no purchase finance charges will be assessed on new credit card purchases for merchandise or services made during a billing cycle. Cash advances and purchases on accounts without a grace period are assessed finance charges from the date of the transaction.

          The bank primarily offers variable annual percentage rate or APR credit card accounts. Most accounts have two separate rates, one for purchases and another for cash advances. The periodic finance charge assessed on balances in most credit card accounts from purchases is indexed to the prime rate plus an add-on percentage. For The GM Card program, the add-on percentage ranges from [1.49]% to [10.49]%. The bank also from time to time offers temporary promotional rates. Temporary promotional rates include special APRs ranging from [0]% to [9.99]%.

          For cash advances, the periodic finance charge assessed is predominantly a variable APR indexed to the prime rate plus an add-on percentage or a fixed APR. The accounts in The GM Card program predominantly have an add-on percentage of 10.49% with a minimum APR of [19.99]%.

          On all accounts, the bank has instituted risk based pricing, the terms of which vary by account type. With respect to most accounts, a promotional rate will be terminated early if a cardholder's minimum monthly payment is not received by the end of the billing cycle in which the minimum payment is due.


          The GM Card program accounts presently have a cash advance fee on cash advances and promotional credit card checks equal to [3.00]% of the cash advance, with a minimum fee of $[15]. Generally no minimum cash advance fees are charged for cash advances obtained through balance transfer checks.

          Fees and Charges. Accounts may be assessed administrative charges which may include:


               (1) late charges if the required payment on the account is not received on the due date shown on the monthly billing statement. The amount of the late fee varies depending on the balance of the account as follows: $15 if the balance is less than or equal to $100, $25 if the balance is greater than $100 up to $1,000, and $35 if the balance is greater than $1,000;


               (2) returned payment charges of $[29] for each time a payment on the account is returned unsatisfied by the bank or other financial institution on which the payment was drawn;


               (3) overlimit charges of $[29] if the cardholder exceeds the credit limit by $10 or more; and


               (4) reasonable copying fees if a request is made for duplicate statements, checks or other documents.

          Most of The GM Card accounts do not have annual membership fees.


          Payments. Payments to the bank by cardholders are processed by the subservicer and are currently generally applied in the following order: first, to finance charges; second, to fees; third, to insurance; fourth, to balance transfer checks; fifth, to purchase transactions; sixth, to access checks; and seventh, to cash advances.


COLLECTION OF DELINQUENT ACCOUNTS


          Our policies and practices for the collection of receivables, including our restructuring policies and practices, permit us to reset the contractual delinquency status of an account to current, based on indicia or criteria which, in our judgment, evidence continued payment probability. The restructuring policies and practices are designed to manage customer relationships and thereby increase the value of the relationships and maximize collections.

          The following information generally summarizes the main criteria for our restructuring policies and practices for the MasterCard and VISA credit card product. The fact that the restructuring criteria may be met for a particular account does not require us to restructure that account, and the extent to which we restructure accounts that are eligible under the criteria will vary depending upon our view of prevailing economic conditions and other factors which may change from time to time. These policies and practices are continually under review and assessment to determine if they meet the goals described above, and accordingly, we modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders. This should be taken into account when comparing restructuring statistics from different periods.

          In addition to our restructuring polices and practices, we may make accommodations for approved, external debt management plans on a more limited basis. These accommodations are similarly designed to manage customer relationships and maximize collections. Such accommodations refer to situations in which consumers receive assistance in negotiating or scheduling debt repayment through public or private agencies. When we use such an accommodation, we may treat the account as being contractually current and such account is not reflected in our delinquency or restructuring statistics.

          Scheduled payments for the accounts are generally due 25 days from the end of the last billing cycle. An account is considered delinquent if at least 90% of the minimum payment plus any past due amount is not received by the subservicer by the end of the billing cycle in which the payment is due. Typically, delinquent accounts qualify for restructuring if two or three qualifying payments are received. However, accounts in an approved external debt management plan may generally be restructured upon receipt of one qualifying payment. Generally, an account may be restructured once every six months.



          Based on the account's behavioral score, balance, level of delinquency and cash utilization and length of the account's history, the subservicer structures the timing of the collection activity to be implemented for the account. The subservicer believes that the use of behavioral scoring enables it to manage accounts which have a greater probability of experiencing a loss, at an earlier stage in order to reduce its exposure.

          Efforts to collect delinquent credit card receivables are made principally by the personnel of the subservicer, supplemented by collection agencies and attorneys retained by the subservicer when deemed necessary. Currently, collection activity may begin with telephone contact with the cardholder as quickly as one day after the date the account becomes delinquent and continues with follow-up contacts if the account remains delinquent. In the event the collector is unable to establish telephone contact with the cardholder, a series of collection letters are sent to that person until the matter is resolved. The subservicer may, in its sole discretion, enter into arrangements with delinquent cardholders to extend or otherwise modify payment schedules.


          The servicer will service and administer the receivables, will collect and deposit into the collection account payments received related to the receivables, and will charge-off receivables as uncollectible, all in accordance with its customary and usual servicing procedures for servicing comparable revolving credit receivables and in accordance with the credit guidelines of the bank, servicer or other account owner, as applicable. Except in limited circumstances, the current policy is to charge-off an account by the end of the month in which that account becomes six months contractually delinquent. In the case of bankruptcy, an account will be charged-off by the end of the month, 60 days after that account is flagged to indicate that notice has been received of a voluntary or involuntary bankruptcy proceeding being filed.


          Depending on the behavioral score established by the subservicer, extension of credit to an account that is delinquent may be restricted as early as one day after the date that account becomes delinquent. Typically, the subservicer will suspend all authorizations of extensions of credit on accounts 30 or more days delinquent and will revoke any account that is 60 or more days delinquent.

          The subservicer also may suspend extensions of credit to an account if that account exceeds its maximum established credit limit. Its behavioral score, as well as other factors including the length of the account's history with the bank and its credit limit amount, determine the amount by which an account may exceed its established credit limit without being suspended.


          The risk evaluation, servicing, charge-off, and restructure policies and collection practices discussed above are constantly being reviewed and may change over time in accordance with the business judgment of the bank and the subservicer and applicable law and guidelines established by governing regulatory authorities.


          The following table summarizes approximate restructure statistics for the GM Card consumer credit card accounts in the Bank Portfolio. The amounts exclude accounts as to which the delinquency status has been reset for reasons other than restructuring (e.g. external debt management plans).


                             Restructure Experience
                             (Dollars in Thousands)

                                                                                               Year Ended
                                                     At June 30,                              December 31,
                                              ------------------------    ----------------------------------------------------
                                                        2003                        2002                        2001
                                              ------------------------    ------------------------    ------------------------
                                                Amount      Percentage      Amount      Percentage      Amount      Percentage
                                              ----------    ----------    ----------    ----------    ----------    ----------
Never Restructured                            $6,496,767      96.88%      $6,817,940      97.09%      $6,965,902      97.08%

Restructured:
  Restructured in last 6 months                   73,681       1.10%          64,098       0.91%          84,038       1.17%
  Restructured in last 7-12 months                48,705       0.73%          53,625       0.76%          68,478       0.95%
  Previously restructured beyond 12 months        87,018       1.30%          86,663       1.23%          56,860       0.79%
Total ever restructured                          209,404       3.12%         204,385       2.91%         209,376       2.92%
Total Receivables                             $6,706,170     100.00%      $7,022,325     100.00%      $7,175,278     100.00%


          The following tables set forth the aggregate delinquency and loss experience on The GM Card consumer credit card accounts in the Bank Portfolio for each of the periods shown. Average receivables outstanding in the Loss Experience table is the average of the average monthly beginning and average monthly ending receivables balance for the indicated period. The receivables balance includes both Principal Receivables and Finance Charge and Administrative Receivables for the indicated period. Net charge-offs include charge-offs of Principal Receivables and Finance Charge and Administrative Receivables net of Recoveries during the indicated periods.

                                 LOSS EXPERIENCE
                             (Dollars in Thousands)


                                          SIX MONTHS                                 YEAR ENDED
                                             ENDED                                   DECEMBER 31,
                                         -------------   -------------------------------------------------------------------
                                         June 30, 2003      2002          2001          2000          1999          1998
                                         -------------   -----------   -----------   -----------   -----------   -----------
Average Receivables Outstanding.......    $6,581,202     $ 6,612,522   $ 6,893,377   $ 6,819,993   $ 6,949,780   $ 7,889,769
Total Net Charge-offs.................       208,153         423,899       446,756       428,134       550,966       552,194
Total Net Charge-offs as a Percent of
 Average Receivables..................          6.33%(1)        6.41%         6.48%         6.28%         7.93%         7.00%

(1) Annualized. Annualized figures are not necessarily indicative of actual results for the entire year.


          Average delinquencies shown in the Average Delinquencies as a Percentage of the Portfolio table are the average of month end delinquent receivables. The percentages are calculated by dividing the average of the month end delinquent receivables during the period by the average of the month end receivables balances for the indicated period. Receivables include both Principal Receivables and Finance Charge and Administrative Receivables.


                              AVERAGE DELINQUENCIES
                             (Dollars in Thousands)


                                 SIX MONTHS                 AVERAGE OF                 AVERAGE OF
                                    ENDED                   YEAR ENDED                 YEAR ENDED
                                JUNE 30, 2003            DECEMBER 31, 2002          DECEMBER 31, 2001
                           ------------------------   ------------------------   ------------------------
                              AMOUNT     PERCENTAGE      AMOUNT     PERCENTAGE      AMOUNT     PERCENTAGE
                           -----------   ----------   -----------   ----------   -----------   ----------
Receivables Outstanding:   $ 6,554,856                $ 6,606,149                $ 6,887,757

Receivables
Delinquent:
One month                       57,669         0.88%       61,920         0.94%       73,447         1.07%
Two months                      44,713         0.68%       46,116         0.70%       52,368         0.76%
Three months or more           107,680         1.64%      106,322         1.61%      114,953         1.67%
                           -----------   ----------   -----------   ----------   -----------   ----------
Total                      $   210,062         3.20%  $   214,358         3.25%  $   240,768         3.50%
                           ===========   ==========   ===========   ==========   ===========   ==========

                                 AVERAGE OF                 AVERAGE OF                 AVERAGE OF
                                 YEAR ENDED                 YEAR ENDED                 YEAR ENDED
                              DECEMBER 31, 2000          DECEMBER 31, 1999          DECEMBER 31, 1998
                           ------------------------   ------------------------   ------------------------
                              AMOUNT     PERCENTAGE      AMOUNT     PERCENTAGE      AMOUNT     PERCENTAGE
                           -----------   ----------   -----------   ----------   -----------   ----------
Receivables Outstanding:   $ 6,822,524                $ 6,933,179                $ 7,851,558

Receivables
Delinquent:
One month                       72,634         1.07%       80,512         1.16%      104,217         1.33%
Two months                      50,044         0.73%       56,455         0.82%       74,007         0.94%
Three months or more           107,780         1.58%      130,539         1.88%      187,929         2.39%
                           -----------   ----------   -----------   ----------   -----------   ----------
Total                      $   230,458         3.38%  $   267,506         3.86%  $   366,153         4.66%
                           ===========   ==========   ===========   ==========   ===========   ==========


REVENUE EXPERIENCE

          The revenues for The GM Card accounts in the Bank Portfolio shown in the Revenue Experience table are related to finance charges and fees billed to holders of the accounts. The revenues exclude Interchange attributable to the accounts. The revenues related to finance charges depend in part upon the collective preference of cardholders to use their accounts as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding finance charges on purchases, and upon other services of which cardholders choose to avail themselves and which are paid for by the use of the account. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the bank on the accounts in the Bank Portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts. Revenues could be adversely affected by future changes in the charges and fees assessed by the bank and other factors. See "The Bank's Credit Card Activities" in the accompanying prospectus.

          The historical revenue figures in the Revenue Experience table include interest on purchases and cash advances and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of annual membership fees, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, and changes in the level of delinquencies on the receivables. See "Risk Factors" in the accompanying prospectus.

          Average receivables outstanding as used in the Revenue Experience table is the average of the average monthly beginning and average monthly ending receivables balance. The receivables balance includes both Principal Receivables and Finance Charge and Administrative Receivables. Revenue excludes Interchange.

                               REVENUE EXPERIENCE
                             (Dollars in Thousands)

                                      SIX MONTHS                                YEAR ENDED
                                         ENDED                                 DECEMBER 31,
                                     ---------------------------------------------------------------------------------
                                     June 30, 2003      2002          2001          2000          1999          1998
----------------------------------------------------------------------------------------------------------------------
Average Receivables
 Outstanding......................   $ 6,581,202     $ 6,612,522   $ 6,893,377   $ 6,819,993   $ 6,949,780   $ 7,889,769
Total Finance Charges and
 Administrative Receivables
 Billed...........................       450,982         957,448     1,087,386     1,148,342     1,167,461     1,285,699
Total Finance Charges and
 Administrative Receivables
 Billed as a Percentage of
 Average Receivables Outstanding..         13.71%/1/       14.48%        15.77%        16.84%        16.80%        16.30%

/(1)/ Annualized. Annualized figures are not necessarily indicative of actual results for the entire year.


INTERCHANGE

          Creditors participating in the VISA USA and MasterCard International associations receive fees, called Interchange, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA USA and MasterCard International systems, a portion of this Interchange related to cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. MasterCard and VISA set Interchange fees annually based on the number of credit card transactions and the amount charged per transaction. Interchange ranges between 1% and 2% of the transaction amount. Interchange will be allocated to the trust as may be reasonably determined or estimated by the servicer. VISA USA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge and Administrative Receivables for the purposes of determining the amount of Finance Charge and Administrative Receivables, allocating collections of Finance Charge and Administrative Receivables, making required monthly payments and calculating the Series Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the servicing fee required to be paid on each Distribution Date. See "Description of Series Provisions--Servicing
            Compensation and Payment of Expenses" in this prospectus supplement.

RECOVERIES

          Under the terms of the transfer and servicing agreement, the Transferor will be required to transfer to the trust all of the Recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust. Collections of Recoveries will be treated as collections of Finance Charge and Administrative Receivables.

PAYMENT RATES

          The following table sets forth the highest and lowest cardholder monthly payment rates on The GM Card credit accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments by the obligors of Principal Receivables and Finance Charge and Administrative Receivables with respect to the accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES

                       SIX MONTHS ENDED            YEAR ENDED DECEMBER 31,
                       ----------------   --------------------------------------
                        JUNE 30, 2003      2002    2001    2000    1999    1998
                       ----------------   -----   -----   -----   -----   ------
Lowest Month..........       28.85%       28.88%  27.96%  26.68%  25.21%  22.28%
Highest Month.........       35.54%       35.04%  33.91%  32.39%  31.10%  28.58%
Monthly Average.......       32.78%       33.13%  31.64%  30.52%  28.64%  25.75%


          We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions, payment holidays and payment habits of individual cardholders.

                               THE TRUST PORTFOLIO

          The receivables conveyed to the trust arise in accounts selected from the Bank Portfolio. The receivables conveyed to the trust may include receivables that are contractually delinquent; however, the receivables may not include receivables that have been charged off or with respect to which the servicer believes the related obligor is bankrupt, in each case as of the Initial Cut-Off Date or any future additional cut-off date, as applicable. The Transferor has the right to designate additional accounts for inclusion in the Trust Portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if the conditions described under "Description of the Transfer and Servicing Agreement--Addition of Trust Assets" in the accompanying prospectus are satisfied. In addition, the Transferor will be required to designate additional accounts, to the extent available, to maintain, for so long as notes of any series remain outstanding, an aggregate amount of Principal Receivables in the Trust Portfolio equal to or greater than the Required Minimum Principal Balance, as adjusted for any series having a paired series as described in the related indenture supplement.

          The Transferor also has the right to designate removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the Transferor, whether the receivables already exist or arise after the designation, if the conditions described in "Description of the Transfer and Servicing Agreement--Removal of Trust Assets" in the accompanying prospectus are satisfied.

          Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the Transferor at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

          The following is particular information about the receivables as of the beginning of the day on [.]:

          . The receivables in the Trust Portfolio included $[.] million of Principal Receivables and $[.] million of Finance Charge and Administrative Receivables.

          . The accounts designated for the Trust Portfolio had an average receivable balance of $[.] and an average credit limit of $[.].

          . The percentage of the average gross receivable balance to the average credit limit was [.]%. The principal weighted average age of the accounts was approximately [.] months.

          . Cardholders whose accounts are designated for the Trust Portfolio had billing addresses in all 50 states (including the District of Columbia) and United States territories, possessions and military bases.

          The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on [.]. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The numbers shown in the tables below may not total due to rounding.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                   PERCENTAGE
                                            NUMBER OF     NUMBER                     OF TOTAL
ACCOUNT BALANCE RANGE                       ACCOUNTS    OF ACCOUNTS   RECEIVABLES   RECEIVABLES
-----------------------------------------   ---------   -----------   -----------   -----------
Less than or equal to $1,000.00..........                          %  $                        %
$1,000.01 to $2,000.00...................
$2,000.01 to $3,000.00...................
$3,000.01 to $4,000.00...................
$4,000.01 to $5,000.00...................
$5,000.01 to $6,000.00...................
$6,000.01 to $7,000.00...................
$7,000.01 to $8,000.00...................
$8,000.01 to $9,000.00...................
$9,000.01 to $10,000.00..................
Over $10,000.00..........................
                                            ---------   -----------   -----------   -----------
     Total...............................                          %  $                        %
                                            =========   ===========   ===========   ===========

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                   PERCENTAGE
                                            NUMBER OF     NUMBER                     OF TOTAL
ACCOUNT BALANCE RANGE                       ACCOUNTS    OF ACCOUNTS   RECEIVABLES   RECEIVABLES
-----------------------------------------   ---------   -----------   -----------   -----------
Less than or equal to $1,000.00..........                          %  $                        %
$1,000.01 to $2,000.00...................
$2,000.01 to $3,000.00...................
$3,000.01 to $4,000.00...................
$4,000.01 to $5,000.00...................
$5,000.01 to $6,000.00...................
$6,000.01 to $7,000.00...................
$7,000.01 to $8,000.00...................
$8,000.01 to $9,000.00...................
$9,000.01 to $10,000.00..................
Over $10,000.00..........................
                                            ---------   -----------   -----------   -----------
     Total...............................                          %  $                        %
                                            =========   ===========   ===========   ===========

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

                                                         PERCENTAGE
                                                          OF TOTAL                   PERCENTAGE
                                             NUMBER OF     NUMBER                     OF TOTAL
PERIOD OF DELINQUENCY                        ACCOUNTS    OF ACCOUNTS   RECEIVABLES   RECEIVABLES
------------------------------------------   ---------   -----------   -----------   -----------
Current and up to, but excluding One Month                         %                           %
One Month.................................
Two Months................................
Three Months..............................
Four Months or more.......................
                                             ---------   -----------   -----------   -----------
     Total.................................                        %  $
                                             =========   ===========   ===========   ===========

                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                   PERCENTAGE
                                            NUMBER OF     NUMBER                     OF TOTAL
ACCOUNT AGE                                 ACCOUNTS    OF ACCOUNTS   RECEIVABLES   RECEIVABLES
-----------------------------------------   ---------   -----------   -----------   -----------
Not More than 6 Months...................                          %  $                        %
Over 6 Months to 12 Months...............
Over 12 Months to 24 Months..............
Over 24 Months to 48 Months..............
Over 48 Months to 72 Months..............
Over 72 Months to 96 Months..............
Over 96 Months to 120 Months.............
Over 120 Months..........................
                                            ---------   -----------   -----------   -----------
      Total..............................                          %  $                        %
                                            =========   ===========   ===========   ===========

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                   PERCENTAGE
                                            NUMBER OF     NUMBER                     OF TOTAL
STATE                                       ACCOUNTS    OF ACCOUNTS   RECEIVABLES   RECEIVABLES
-----------------------------------------   ---------   -----------   -----------   -----------
[New York................................                          %  $                        %
California...............................
Pennsylvania.............................
Illinois.................................
Ohio.....................................
Michigan.................................
New Jersey...............................
Texas....................................
Florida..................................
Wisconsin................................
Indiana..................................
Massachusetts]...........................
All Other................................
                                            ---------   -----------   -----------   -----------
     Total...............................                          %  $                        %
                                            =========   ===========   ===========   ===========

                        DESCRIPTION OF SERIES PROVISIONS

          The following is a summary of the material provisions of the terms unique to the Series 2003-[.] notes and the indenture supplement. You also should refer to the accompanying prospectus for a further discussion of material provisions common to all notes issued under the indenture. Each of the transfer and servicing agreement, the indenture, a form of an indenture supplement, and the receivables purchase agreement has been filed with the SEC.

GENERAL

          The Class A notes and the Class B notes comprise the Series 2003-[.] notes and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2003-[.] notes, in each case between the trust and the indenture trustee. As described under "Description of the Notes--New Issuances" in the accompanying prospectus, the Transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

          The closing date for Series 2003-[.] is [.]. The Series 2003-[.] notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under "Description of the Notes--General," "--Book-Entry Registration" and "--Definitive Notes" in the accompanying prospectus, unless and until Definitive Notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each Distribution Date on which those amounts are due to the noteholders in whose names Series 2003-[.] notes were registered on the Record Date.

          [Application will be made to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with [.] for the status of the listing.]

INTEREST PAYMENTS

          The Class A notes will accrue interest from and including the closing date through but excluding [.], and for each following Interest Period, at a rate of [.]% per year [above LIBOR for the related LIBOR Determination Date with respect to each Interest Period].

          The Class B notes will accrue interest from and including the closing date through but excluding [.], and for each following Interest Period, at a rate of [.]% per year [above LIBOR for the related LIBOR Determination Date with respect to each Interest Period].

          [The indenture trustee will determine LIBOR for each Interest Period on the LIBOR Determination Date.]

          The Class A Note Interest Rate and the Class B Note Interest Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the indenture trustee at its corporate trust office at 212-815-8321.

          Interest on the Class A notes and the Class B notes will be calculated on the basis of [the actual number of days in the related Interest Period] and a 360-day year.

          Interest will be paid on each Distribution Date, which will be [.] and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

          Interest payments on the Class A notes and the Class B notes on any Distribution Date will be calculated on the aggregate principal balance of the Class A notes and the Class B notes, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable note interest rate on the initial aggregate principal balance of the Class A notes and the Class B notes, as applicable, from the closing date.

          Interest due on the Class A notes and the Class B notes but not paid on any Distribution Date will be payable on the following Distribution Date, together with additional interest on that amount at the applicable note interest rate. Additional interest will accrue on the same basis as interest on the Series 2003-[.] notes, and will accrue from the Distribution Date on which the overdue interest became due, to but excluding the Distribution Date on which the additional interest is paid.

          Interest payments on the Series 2003-[.] notes on any Distribution Date will be paid from Available Investor Finance Charge and Administrative Collections for the related Due Period and, to the extent a deficiency exists, from Excess Finance Charge and Administrative Collections and Subordinated Principal Collections, to the extent available, for the related Due Period.

PRINCIPAL PAYMENTS

          You are expected to receive payment of principal in full on the [.] Distribution Date. You may, however, receive payments of principal earlier than the Expected Principal Payment Date if an Amortization Event occurs and the Early Amortization Period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made.

     REVOLVING PERIOD

          The Revolving Period for the Series 2003-[.] notes begins on the closing date and ends on the earlier of the date the Controlled Accumulation Period or the Early Amortization Period begins. During the Revolving Period, the Investor Percentage of collections of Principal Receivables, excluding principal payments used to reduce the O/C Amount to the Required O/C Amount and any Subordinated Principal Collections for that Due Period, will be treated as Shared Principal Collections and used to pay principal to other series in principal sharing group one or will be paid to the holders of the Transferor Certificates.

     CONTROLLED ACCUMULATION PERIOD

          Principal for payment to the Series 2003-[.] noteholders will accumulate during the Controlled Accumulation Period in the principal funding account established by the indenture trustee. The Controlled Accumulation Period for the Series 2003-[.] notes is scheduled to begin on [.], but may be postponed, as discussed under "--Postponement of Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

               (1) the beginning of the Early Amortization Period;

               (2) the payment in full of the Note Principal Balance; and

               (3) the Expected Principal Payment Date.

          If an Amortization Event occurs before the Controlled Accumulation Period begins, there will be no Controlled Accumulation Period and the Early Amortization Period will begin.

          On each Distribution Date relating to the Controlled Accumulation Period, the indenture trustee will deposit in the principal funding account an amount equal to the least of:


               (1) the Available Investor Principal Collections with respect to that Distribution Date;


               (2) the applicable Controlled Deposit Amount; and

               (3) the Adjusted Invested Amount prior to any deposits on that date.

          Amounts in the principal funding account will be paid:

          first, to Class A noteholders, up to the aggregate principal balance of the Class A notes; and

          second, to Class B noteholders, up to the aggregate principal balance of the Class B notes;

in each case, on the Expected Principal Payment Date unless paid earlier due to the commencement of the Early Amortization Period.

          During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied for the payment of principal on the Class A notes and the Class B notes on a Distribution Date generally will be applied to reduce the O/C Amount to the Required O/C Amount and then treated as Shared Principal Collections.

          We expect, but cannot assure you, that the amounts available in the principal funding account on the Expected Principal Payment Date will be sufficient to pay in full the aggregate principal balance of the Class A notes and the Class B notes. If these amounts are not available on the Expected Principal Payment Date, an Amortization Event will occur and the Early Amortization Period will begin.

     POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

          The Controlled Accumulation Period is scheduled to last [.] months. However, the servicer may elect to extend the Revolving Period and postpone the Controlled Accumulation Period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the Series 2003-[.] notes is less than [.] months.

          On each Determination Date beginning in [.] and ending when the Controlled Accumulation Period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the Expected Principal Payment Date and may elect to postpone the Controlled Accumulation Period. In making its decision, the servicer is required to assume that the principal payment rate, calculated as collections of Principal Receivables for the Due Period over the Principal Receivables as of the beginning of the Due Period, will be no greater than the lowest Monthly Principal payment rate for the prior twelve months and will consider the amount of principal expected to be allocable to noteholders of all other series, if any, in principal sharing group one which are expected to be amortizing or accumulating principal during the Controlled Accumulation Period for Series 2003-[.]. In no case will the Controlled Accumulation Period be reduced to less than one month.

          The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of an officer's certificate from the Transferor indicating that, in the reasonable belief of an authorized officer, the change will not result in an Adverse Effect.

     EARLY AMORTIZATION PERIOD

          The Early Amortization Period for the Series 2003-[.] notes will begin on the first day of the Due Period on which an Amortization Event with respect to Series 2003-[.] is deemed to have occurred or, if the servicer is required to make daily deposits into the collection account, on the day an Amortization Event is deemed to have occurred, and ending upon the earlier to occur of:

               (1) the payment in full of the Note Principal Balance to the Series 2003-[.] noteholders; and

               (2) the Series 2003-[.] Final Maturity Date.

          If an Amortization Event occurs during the Controlled Accumulation Period, on the next Distribution Date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders.

          If the principal balance of the Class A notes has not been paid in full, Available Investor Principal Collections will be paid to the Class A noteholders on each Distribution Date until the earlier of:

               (1) the date the Class A notes are paid in full; and

               (2) the Series 2003-[.] Final Maturity Date.

          After the Class A notes have been paid in full, and if the Series 2003-[.] Final Maturity Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B noteholders on each Distribution Date until the earlier of:

               (1) the date the Class B notes are paid in full; and

               (2) the Series 2003-[.] Final Maturity Date.

          See "--Amortization Events" below for a discussion of events that might lead to the commencement of the Early Amortization Period.

     PRINCIPAL FUNDING ACCOUNT

          The indenture trustee will establish and maintain with an Eligible Institution a segregated trust account held for the benefit of the noteholders to serve as the principal funding account. During the Controlled Accumulation Period, the indenture trustee at the direction of the servicer will transfer Available Investor Principal Collections from the collection account to the principal funding account as described under "--Application of Collections" in this prospectus supplement.

          Funds on deposit in the principal funding account will be invested to the following Distribution Date by the indenture trustee at the direction of the servicer in Eligible Investments. Principal Funding Investment Proceeds will be deposited in the collection account and included in Available Investor Finance Charge and Administrative Collections for the related Due Period.

     RESERVE ACCOUNT

          The indenture trustee will establish and maintain with an Eligible Institution a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the subsequent distribution of interest on the notes during the Controlled Accumulation Period and on the first Distribution Date with respect to the Early Amortization Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the reserve account, the indenture trustee, acting in accordance with the servicer's instructions, will apply Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to the Series 2003-[.] notes (to the extent described under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account, to the extent that amount is less than the Required Reserve Account Amount.

          As long as no Event of Default for your series has occurred and is continuing, on each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that Distribution Date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and will distribute that excess to the holders of the Transferor Certificates. Any amounts withdrawn from the reserve account and distributed to the holders of the Transferor Certificates as described above will not be available for distribution to the noteholders. On any day following an Event of Default and an acceleration of the notes, funds available in the reserve account will be used to fund any amounts owed to the noteholders.

          So long as the reserve account is not terminated, all amounts on deposit in the reserve account on any Distribution Date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that Distribution Date, will be invested to the following Distribution Date by the indenture trustee at the direction of the servicer in Eligible Investments. The interest and other investment income, net of investment expenses and losses, earned on these investments will be retained in the reserve account, to the extent the amount on deposit is less than the Required Reserve Account Amount, or deposited in the collection account and treated as Available Investor Finance Charge and Administrative Collections.

          On or before each Distribution Date with respect to the Controlled Accumulation Period and on the first Distribution Date with respect to the Early Amortization Period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as Available Investor Finance Charge and Administrative Collections, as provided in the Series 2003-[.] indenture supplement, for that Distribution Date in an aggregate amount equal to the least of:

               (1) the amount then on deposit in the reserve account with respect to that Distribution Date;

               (2) the Required Reserve Account Amount; and

               (3) the Reserve Draw Amount with respect to that Distribution
          Date.

          However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that Distribution Date.

          If, for any Distribution Date, the Principal Funding Investment Proceeds are less than the sum of:

               (1) the product of (a) the balance of the principal funding account, up to the principal balance of the Class A notes, on the Record Date immediately preceding that Distribution Date, (b) the Class A Note Interest Rate for the related Interest Period, and (c) the number of days in the related Interest Period divided by 360, and

               (2) the product of (a) the lesser of (1) the balance of the principal funding account in excess of the principal balance of the Class A notes and (2) the principal balance of the Class B notes on the Record Date immediately preceding that Distribution Date, (b) the Class B Note Interest Rate for the related Interest Period, and (c) the number of days in the related Interest Period divided by 360, then the indenture trustee will withdraw the shortfall, called the "Reserve Draw Amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Investor Finance Charge and Administrative Collections.

          The reserve account will be terminated upon the earliest to occur of:

               (1) the first Distribution Date for the Early Amortization
          Period;

               (2) the Expected Principal Payment Date; and

               (3) the termination of the trust.

          Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be distributed by the indenture trustee, at the direction of the servicer, first, to the O/C Holder for reduction of the O/C Amount to zero and second, to the holder of the Transferor Certificate.



     EXCESS FINANCE CHARGE SHARING GROUP ONE

          This series will be included in a group of series designated as excess finance charge sharing group one. Available Investor Finance Charge and Administrative Collections in excess of the amount required to make payments or deposits for your series will be made available to other series included in excess finance charge sharing group one whose allocation of Investor Finance Charge and Administrative Collections is not sufficient to make its required payments or deposits. If Available Investor Finance Charge and Administrative Collections are insufficient to make all required payments, your series will have access to Excess Finance Charge and Administrative Collections--and other amounts treated like Excess Finance Charge and Administrative Collections--from other series in excess finance charge sharing group one. Each series that is part of excess finance charge sharing group one and has a shortfall will receive a share of the total amount of Excess Finance Charge and Administrative Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for the same month.


     PRINCIPAL SHARING GROUP ONE


          This series will be included in a group of series designated as principal sharing group one. Collections of Principal Receivables for any Due Period allocated to the Invested Amount will first be used to cover, during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the principal funding account and the amount applied to reduce the O/C Amount to the Required O/C Amount, and during the Early Amortization Period, payments to the noteholders and the O/C Holder. Any remaining Collections of Principal Receivables for that Due Period will be treated as Shared Principal Collections. Shared Principal Collections will be allocated by the servicer to cover Principal Shortfalls. Shared Principal Collections will not be used to cover Investor Charge-Offs or unreimbursed Subordinated Principal Collections for any series. If Principal Shortfalls exceed Shared Principal Collections for any Due Period, Shared Principal Collections will be allocated pro rata among the applicable series in principal sharing group one based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to limitations described under "Description of the Notes--Application of Collections" in the accompanying prospectus, be paid to the holder of the Transferor Certificate.


     PAIRED SERIES

          Your series of notes may be paired with one or more series of notes issued at a later time once the Controlled Accumulation Period or the Early Amortization Period for your series begins. We call each of these later issued series a paired series. Series 2003-[.] is not a paired series. All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. As your series amortizes, if there have been no unreimbursed Investor Charge-Offs for any paired series, the Invested Amount of the paired series will be increased by an amount equal to the related amortized amount. The issuance of the paired series will be subject to the conditions described under "Description of the Notes--New Issuances" in the accompanying prospectus.

          We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 2003-[.] noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage.

SUBORDINATION

          The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If collections of Principal Receivables allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes may not be repaid. If a foreclosure and sale of trust assets after an Event of Default occurs, the net proceeds of that sale which are available to pay principal and interest on the Series 2003-[.] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

          The O/C Amount will act as credit enhancement for the Class A notes and the Class B notes. The O/C Amount represents a subordinated interest in the receivables allocated to this series. The Transferor will hold the ownership interest in the O/C Amount and will receive any distributions in reduction of the O/C Amount. Collections of Principal Receivables will be applied to reduce the O/C Amount during the Controlled Accumulation Period if all required deposits have been made to the principal funding account for the Class A notes and the Class B notes and the O/C Amount is greater than the Required O/C Amount. Prior to the Early Amortization Period, the Required O/C Amount decreases as deposits are made to the principal funding account.

OVERCOLLATERALIZATION

          The Required O/C Amount will initially be $[.] and thereafter, an amount equal to [.]% of the Interim Note Principal Amount for such Distribution Date but not less than [.]% of the Initial Invested Amount, after taking into account deposits to be made to the principal funding account on that Distribution Date; provided that

               (1) if an Amortization Event has occurred, the Required O/C Amount for any Distribution Date shall equal the amount of that requirement immediately preceding that Amortization Event,

               (2) in no event shall the Required O/C Amount exceed the sum of the Class A Note Principal Balance and the Class B Note Principal Balance on any date,

               (3) the Required O/C Amount may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied and an officer's certificate of the Transferor has been delivered to the effect that in the reasonable belief of the Transferor, that reduction will not result in an Adverse Effect, and

               (4) the Transferor, in its sole discretion, may increase the Required O/C Amount at any time.

          Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

EVENTS OF DEFAULT

          The Events of Default for Series 2003-[.], as well as the rights and remedies available to the indenture trustee and the Series 2003-[.] noteholders when an Event of Default occurs, are described under "Description of the Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

          If an Event of Default for Series 2003-[.] occurs other than with respect to any voluntary or involuntary bankruptcy, insolvency or other similar event of the trust, the indenture trustee or the holders of more than 50% of the outstanding principal amount of the Series 2003-[.] notes may declare the Series 2003-[.] notes to be immediately due and payable. This declaration, under limited circumstances, may be rescinded by noteholders holding more than 50% of the outstanding principal amount. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the trust should occur and be continuing, all of the notes shall be deemed immediately due and payable. Upon such occurrence, the revolving period, or other period of principal payment or accumulation, other than an early amortization period, will terminate and an early amortization period will commence. If the Series 2003-[.] notes are accelerated, you may receive principal prior to the Expected Principal Payment Date for your notes.

AMORTIZATION EVENTS

          As described above, the Revolving Period will continue through [.] (unless that date is postponed as described under "--Principal
Payments--Postponement of Controlled Accumulation Period" in this prospectus supplement), unless an Amortization Event occurs prior to that date.

          An "Amortization Event" refers to any of the following events:

               (1) failure by the Transferor (a) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2003-[.] indenture supplement, within the applicable grace period which shall not exceed five business days or
          (b) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the transfer and servicing agreement, the indenture or the Series 2003-[.] indenture supplement, which failure has an Adverse Effect on the Series 2003-[.] noteholders and continues to have an Adverse Effect for a period of 60 days after written notice of the failure, requiring the same to be remedied;

               (2) any representation or warranty made by the Transferor in the transfer and servicing agreement, the indenture or the Series 2003-[.] indenture supplement, or any information required to be given by the Transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result an Adverse Effect occurs with respect to the Series 2003-[.] noteholders and the Adverse Effect continues for the designated period; except that an Amortization Event described in this subparagraph (2) will not occur if the Transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

               (3) any Servicer Default occurs which would have an Adverse Effect on the Series 2003-[.] noteholders;

               (4) the average of the Series Portfolio Yields for any three consecutive Due Periods is less than the average of the Base Rates for the same Due Periods;

               (5) insufficient monies are available to pay in full the aggregate principal balances of all the Series 2003-[.] notes on the Expected Principal Payment Date;

               (6) a failure by the Transferor to convey receivables in additional accounts or Participations to the trust within five business days after the date required by the transfer and servicing agreement;

               (7) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the Transferor or the bank or other account owner, unless written confirmation from each Rating Agency that the removal of the bank or other account owner from this Amortization Event will not result in a reduction or withdrawal of its rating of any outstanding series or class;

               (8) the Transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

               (9) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

               (10) an Event of Default with respect to Series 2003-[.] and acceleration of the maturity of the notes for Series 2003-[.] occurs under the indenture.

          In the case of any event described in clause (1), (2) or (3) above, an Amortization Event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2003-[.] noteholders evidencing interests aggregating not less than 50% of the aggregate unpaid principal amount of the Series 2003-[.] notes, by written notice to the Transferor and the servicer (and to the indenture trustee if given by the Series 2003-[.] noteholders), declare that an Amortization Event has occurred with respect to the Series 2003-[.] notes as of the date of the notice.

          In the case of any event described in clause (6), (7), (8) or (9), an Amortization Event with respect to all series then outstanding, and in the case of any event described in clause (4), (5) or (10), an Amortization Event with respect to only the Series 2003-[.] notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2003-[.] noteholders immediately upon the occurrence of the event.

          The Early Amortization Period will begin on the first day of the Due Period in which an Amortization Event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account, in which case the Early Amortization Period will begin on the day an Amortization Event occurs.

          See "Description of the Notes--Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

ALLOCATION PERCENTAGES

          Under the indenture, with respect to each Due Period, the servicer will allocate to all series outstanding and the Transferor, all amounts collected on Finance Charge and Administrative Receivables, all amounts collected on Principal Receivables and all Defaulted Amounts with respect to that Due Period. These amounts will be allocated to all series outstanding based on the Investor Percentage.

          Collections of Finance Charge and Administrative Receivables and Defaulted Amounts during any period and Principal Receivables during the Revolving Period will be allocated to the Invested Amount based on the Floating Investor Percentage.

          Collections of Principal Receivables during any period other than the Revolving Period will be allocated to the Invested Amount based on the Fixed Investor Percentage.

          Interest payments on Series 2003-[.] notes will be paid from Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections. Principal payments on the Series 2003-[.] notes will be paid from Available Investor Principal Collections.

APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS

          On each Distribution Date, the servicer will direct the indenture trustee to apply Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections on deposit in the collection account in the following order:

               (1) an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related Distribution Date, and past due for any prior Distribution Dates, will be paid to the Class A noteholders on that Distribution Date;

               (2) an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related Distribution Date, and past due for any prior Distribution Dates, will be paid to the Class B noteholders on that Distribution Date;

               (3) an amount equal to the Monthly Servicing Fee due for the related Distribution Date, and past due for any prior Distribution Date, will be paid to the servicer;

               (4) an amount equal to the Investor Defaulted Amount, if any, for the related Due Period, will be treated as Available Investor Principal Collections;

               (5) an amount equal to the sum of the unreimbursed Investor Charge-Offs and the amount of unreimbursed Subordinated Principal Collections will be treated as Available Investor Principal Collections;

               (6) upon the occurrence of an Event of Default with respect to Series 2003-[.] and acceleration of the maturity of the Series 2003-[.] notes, the balance, if any, up to the outstanding Note Principal Balance will be treated as Principal Collections for that Distribution Date for distribution to the Series 2003-[.] noteholders to be applied as described under "--Payments of Principal" in this prospectus supplement;


               (7) on and after the Reserve Account Funding Date, an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account; and

               (8) all remaining amounts will be treated as Excess Finance Charge and Administrative Collections and will be available to cover any shortfalls in Available Investor Finance Charge and Administrative Collections for other outstanding series in excess finance charge sharing group one and, after payment of these shortfalls, the remaining amount will be paid to the Transferor.

     PAYMENTS OF PRINCIPAL

          On each Distribution Date, the servicer will direct the indenture trustee to apply Available Investor Principal Collections on deposit in the collection account in the following priority:

          . on each Distribution Date with respect to the Revolving Period, all Available Investor Principal Collections will be applied to reduce the O/C Amount to the Required O/C Amount and then treated as Shared Principal Collections and applied as described under "--Principal Payments--Principal Sharing Group One" in this prospectus supplement and "Description of the Notes--Groups--Principal Sharing Group" in the accompanying prospectus;

          . on each Distribution Date with respect to the Controlled Accumulation Period and the Early Amortization Period, all Available Investor Principal Collections will be distributed or deposited in the following priority:

               (1) during the Controlled Accumulation Period, an amount equal to Monthly Principal will be first, deposited in the principal funding account in an amount not to exceed the Controlled Deposit Amount and second, applied to reduce the O/C Amount to the Required O/C Amount;

               (2) during the Early Amortization Period, an amount equal to the Monthly Principal will be distributed to the Paying Agent for payment to the Class A noteholders until the principal balance of the Class A notes has been paid in full;

               (3) during the Early Amortization Period, an amount equal to Monthly Principal will, after the principal balance of the Class A notes has been paid in full, be distributed to the Paying Agent for payment to the Class B noteholders until the principal balance of the Class B notes has been paid in full;

               (4) during the Early Amortization Period, an amount equal to Monthly Principal will, after the principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to reduce the O/C Amount to zero; and

               (5) on each Distribution Date with respect to the Controlled Accumulation Period and the Early Amortization Period, the balance of Available Investor Principal Collections not applied as described in clauses (1) through (4) above, if any, will be treated as Shared Principal Collections with respect to principal sharing group one and applied as described under "--Principal Payments--Principal Sharing Group One" in this prospectus supplement and "Description of the Notes--Groups--Principal Sharing Group" in the accompanying prospectus; and

          . on the earlier to occur of (1) the first Distribution Date for the Early Amortization Period and (2) the Expected Principal Payment Date, the indenture trustee will withdraw from the principal funding account and distribute first, to the Class A noteholders up to the Class A Note Principal Balance and second, to the Class B noteholders up to the Class B Note Principal Balance, the amounts deposited into the principal funding account.

PURCHASE OF SERIES 2003-[.] NOTES BY THE TRANSFEROR

          If the Transferor purchases Series 2003-[.] notes from Series 2003-[.] noteholders, the Transferor may, on any Distribution Date (after giving effect to all required allocations and payments on that Distribution Date), cancel the purchased notes by delivering a written request to the indenture trustee to do so; provided, however, that the Transferor may only cancel Class A notes and Class B notes to the extent that the cancellation would not result in a credit enhancement deficiency and if the Rating Agency Condition is satisfied. As a result of any cancellation of Series 2003-[.] notes, the Invested Amount shall be reduced by the aggregate principal amount of the purchased Series 2003-[.] notes and the reduction in the O/C Amount, and the transferor's interest shall be increased in an amount equal to the reduction in the Invested Amount.



SUBORDINATED PRINCIPAL COLLECTIONS; DEFAULTED AMOUNT; INVESTOR CHARGE-OFFS


          On each Distribution Date, if the sum of Class A Monthly Interest, Class B Monthly Interest, Monthly Servicing Fee, and past due amounts thereon cannot be paid from Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections as described under "--Application of Collections," then collections of Principal Receivables allocated to the Invested Amount will be available to pay these amounts, in an amount equal to the Subordinated Principal Collections, and the Invested Amount will be reduced accordingly. For any Due Period, however, the sum of these Subordinated Principal Collections cannot exceed [.]% of the Initial Invested Amount of your series, as reduced due to the writing off of receivables or for previously Subordinated Principal Collections, in each case that have not been reimbursed. The Investor Defaulted Amount represents the series' share of losses from the Trust Portfolio. On each Determination Date, the servicer will calculate the Investor Defaulted Amount for the prior Due Period. If the Investor Defaulted Amount exceeds the amount of Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to fund this amount for the prior Due Period, then the Invested Amount will be reduced by the excess. This excess is referred to as an Investor Charge-Off.


          In no event will the Invested Amount be reduced below zero. Reductions in the Invested Amount from Investor Charge-Offs and Subordinated Principal Collections may be reimbursed from subsequent Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated for reimbursement, if available. A reduction in the Invested Amount may reduce the allocation of collections of Finance Charge and Administrative Receivables and Principal Receivables to your series. If the Invested Amount is reduced to zero, your series will not receive any further allocations of collections of Finance Charge and Administrative Receivables or Principal Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


         The share of the servicing fee allocable to the Invested Amount with respect to any Distribution Date is the sum of the Monthly Servicing Fee and Servicer Interchange for the related Due Period.

          On each Distribution Date, but only if HFC or an affiliate or The Bank of New York is the servicer, Servicer Interchange for the related Due Period that is on deposit in the collection account will be withdrawn from the collection account and paid to the servicer in payment of a portion of the servicing fee for such Due Period. In the case of any insufficiency of Servicer Interchange on deposit in the collection account, a portion of the servicing fee for such Due Period will not be paid to the extent of such insufficiency and in no event shall the trust, the indenture trustee or the Series 2003-3 noteholders be liable for the share of the servicing fee to be paid out of Servicer Interchange.


          The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2003-[.] indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

REPORTS TO NOTEHOLDERS

          On each Distribution Date, the Paying Agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes--Reports to Noteholders" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Code impose requirements on Plans, and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan. ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

          ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" and Parties in Interest who have specified relationships to a Plan or its "plan assets," unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed under Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

          Subject to the considerations described in this section and in the accompanying Prospectus, the notes are eligible for purchase with "plan assets" of any Plan.

          Any fiduciary or other Plan investor considering whether to purchase the notes with "plan assets" of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or
Section 4975 of the Code because any of the Transferor, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If the Transferor or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under PTCEs 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other PTCE. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

          In addition, under DOL Regulation Section 2510.3-101, the purchase of equity interests in the issuer with"plan assets" of a Plan could, in many circumstances, cause the receivables and other assets of the issuer to be deemed "plan assets" of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Material Federal Income Tax Consequences--Tax Characterization of the Trust and the Notes--Treatment of the Notes as Debt" in the accompanying prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the notes with "plan assets" of a Plan should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be "plan assets" of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

          The notes may not be purchased or held by any Plan, or any person investing "plan assets" of any Plan, if any of the Transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the "plan assets" used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the "plan assets," for a fee and under an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the "plan assets," and
(2) will be based on the particular investment needs of that Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of its notes that it is not subject to the foregoing limitation.

          Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                  UNDERWRITING


          Subject to the terms and conditions set forth in the underwriting agreement among the Transferor, the bank, HRAC II, the servicer and the underwriters named below, the transferor has agreed to cause the trust to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:


                                                                 PRINCIPAL
                                                                 BALANCE OF
                             CLASS A UNDERWRITERS              CLASS A NOTES
                             --------------------              -------------
                                     [.]                            $[.]
                                     [.]                             [.]
                                     [.]                             [.]
                                     [.]                             [.]
                                                               -------------
                                                                    $[.]

                                                                 PRINCIPAL
                                                                 BALANCE OF
                             CLASS B UNDERWRITERS              CLASS B NOTES
                             --------------------              -------------
                                     [.]                            $[.]
                                     [.]                             [.]
                                     [.]                             [.]
                                     [.]                             [.]
                                                               -------------
                                                                    $[.]

          The Transferor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

          In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes offered hereby if any of the notes are purchased.

          HSBC Securities (USA) Inc. is an affiliate of Household Affinity Funding Corporation III.

          There is currently no secondary market for the notes. The underwriters intend to make a secondary market in the notes but are not obligated to do so. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. [The notes will not be listed on any securities exchange.

          This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the notes in the market-making transactions at negotiated prices related to prevailing market prices at the time of sales. HSBC Securities (USA) Inc. may act as principal or agent in such transactions. HSBC Securities (USA) Inc. has no obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

          The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Notes-Reports to Noteholders," which will include information as to the outstanding principal balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the issuer is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of this information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

          The Class A underwriters propose initially to offer the Class A notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

          The Class B underwriters propose initially to offer the Class B notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

          We will receive proceeds of approximately $[.] from the sale of the notes, representing [.]% of the principal amount of each Class A note and [.]% of the principal amount of each Class B note, after paying the underwriting discount which equals $[.], representing [.]% of the principal amount of each Class A note and [.]% of the principal amount of each Class B note. Additional offering expenses are estimated to be $[.].

          Each underwriter has represented and agreed that:

               (1) it has not offered or sold, and will not offer or sell any Series 2003-[.] notes to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995, which is referred to in this paragraph as the "Regulation" or the Financial Services and Markets Act 2000, which is referred to in this paragraph as the "FSM Act,"

               (2) it has complied and will comply with all applicable provisions of the FSM Act and the Regulation with respect to anything done by it in relation to the Series 2003-[.] notes in, from or otherwise involving the United Kingdom, and

               (3) it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSM Act) received by it in connection with the issue or sale of any Series 2003-[.] note in circumstances in which Section 21(1) of the FSM Act does not apply to the trust.

          The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the Transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

          The underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. "Naked" short sales are any sales in excess of that option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

          Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

                                  LEGAL MATTERS


          Legal matters relating to the issuance of the notes will be passed upon for the Transferor by Patrick D. Schwartz, Vice President and General Counsel--Treasury & Corporate Law and Assistant Secretary of Household International, Inc., the parent company of the Transferor, the servicer, HRAC II and the bank. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the Transferor by Orrick, Herrington & Sutcliffe LLP. Legal matters relating to the issuance of the notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP. As of the date of this prospectus supplement, Mr. Schwartz is a full-time employee and officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of HSBC Holdings plc.

                                    GLOSSARY

          "Adjusted Invested Amount" means, for any date of determination, an amount equal to:

               (1) the Invested Amount as of that date, minus

               (2) the amount on deposit in the principal funding account for that date.

          "Adjusted Principal Balance" means an amount equal to the greater of:

               (1) the sum of (a) the total amount of Principal Receivables as of the close of business on the last day of the immediately preceding Due Period, or with respect to the first Due Period, the total amount of Principal Receivables as of the Series 2003-[.] Cut-Off Date, and
          (b) the principal amount on deposit in the Special Funding Account as of the close of business on the last day of the immediately preceding Due Period (or with respect to the first Due Period, the Series 2003-[.] Cut-Off Date); and

               (2) the sum of the numerators used to calculate the Investor Percentages for all outstanding series of notes for allocations with respect to Principal Receivables, Finance Charge and Administrative Receivables or Defaulted Amounts, as applicable, as of the date as to which that determination is being made;

provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a removal date occurs, the amount in clause (1)(a) above shall be the sum of the amounts for each day in that Due Period computed as follows and divided by the number of days in that Due Period:

               (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of that Due Period to but excluding the related additional cut-off date or removal date; and

               (B) the aggregate amount of Principal Receivables as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of Principal Receivables added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that Due Period.

          "Amortization Event" has the meaning set forth on page S-33.

          "Available Investor Finance Charge and Administrative Collections" means, for any Due Period, an amount equal to the sum of:


               (1) the Investor Finance Charge and Administrative Collections (other than collections of Investor Finance Charge and Administrative Receivables allocated to Servicer Interchange with respect to such Due Period) deposited in the collection account for that Due Period;


               (2) an amount equal to the Principal Funding Investment Proceeds, if any, for the related Distribution Date; and

               (3) amounts, if any, to be withdrawn from the reserve account which are required to be included in Available Investor Finance Charge and Administrative Collections under the Series 2003-[.] indenture supplement for the related Distribution Date.

          "Available Investor Principal Collections" means, for any Due Period, an amount equal to the sum of:

               (1) the Investor Percentage of collections of Principal Receivables received during that Due Period; minus the amount of Subordinated Principal Collections for that Due Period;

               (2) any Shared Principal Collections from other principal sharing series in principal sharing group one allocated to your series;

               (3) any Refunding Proceeds; and

               (4) any other amounts treated as Available Investor Principal Collections for the related Distribution Date.

          "Base Rate" means, with respect to any Due Period, the sum of (a) the product of the weighted average of the Class A Note Interest Rate and the Class B Note Interest Rate for the Interest Period commencing in such Due Period (weighted based on the Class A Note Principal Balance and the Class B Note Principal Balance as of the last day of the prior Due Period) multiplied by a fraction, the numerator of which is the Note Principal Balance and the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the prior Due Period and (b) a fraction, the numerator of which is the product of (i) twelve and (ii) the sum of the Monthly Servicing Fee and Servicer Interchange for such Due Period and the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the prior Due Period.

          "Class A Additional Interest" means with respect to any Distribution Date, the product of:

               (1) the excess of Class A Monthly Interest for that Distribution Date and any unpaid Class A Monthly Interest for a prior Distribution Date over the aggregate amount of funds allocated and available to pay Class A Monthly Interest for that Distribution Date;

               (2) the Class A Note Interest Rate for the Interest Period related to the current Distribution Date[; and

               (3) the actual number of days in the Interest Period related to the current Distribution Date divided by 360].

          "Class A Monthly Interest" means with respect to any Distribution Date, the product of:

               (1) the Class A Note Interest Rate for the related Interest
          Period;

               (2) [the actual number of days in that Interest Period divided by 360;] and

               (3) the principal balance of the Class A notes as of the close of business on the last day of the prior Due Period or, with respect to the first Distribution Date, the principal balance of the Class A notes as of the closing date.

          "Class A Note Initial Principal Balance" means $[.].

          "Class A Note Interest Rate" means, for any Interest Period, a rate of [.]% per year [above LIBOR for the related LIBOR Determination Date].

          "Class A Note Principal Balance" means with respect to any date, the sum of the Class A Note Initial Principal Balance minus the aggregate amount of any principal payments made to the Class A noteholders prior to that date.

          "Class B Additional Interest" means with respect to any Distribution Date, the product of:

               (1) the excess of Class B Monthly Interest for that Distribution Date and any unpaid Class B Monthly Interest for a prior Distribution Date over the aggregate amount of funds allocated and available to pay Class B Monthly Interest for that Distribution Date;

               (2) the Class B Note Interest Rate for the Interest Period related to the current Distribution Date[; and

               (3) the actual number of days in the Interest Period related to the current Distribution Date divided by 360].

          "Class B Monthly Interest" means with respect to any Distribution Date, the product of:

               (1) the Class B Note Interest Rate for the related Interest
          Period;

               (2) [the actual number of days in that Interest Period divided by 360;] and

               (3) the principal balance of the Class B notes as of the close of business on the last day of the prior Due Period or, with respect to the first Distribution Date, the principal balance of the Class B notes as of the closing date.

          "Class B Note Initial Principal Balance" means $[.].

          "Class B Note Interest Rate" means, for any Interest Period, a rate of [.]% per year [above LIBOR for the related LIBOR Determination Date].

          "Class B Note Principal Balance" means with respect to any date, the sum of the Class B Note Initial Principal Balance minus the aggregate amount of any principal payments made to the Class B noteholders prior to that date.

          "Controlled Accumulation Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, $[.]. However, if the commencement of the Controlled Accumulation Period is postponed as described under "Description of Series Provisions--Principal Payments--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Distribution Date with respect to the Controlled Accumulation Period and will be determined by the servicer in accordance with the Series 2003-[.] indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than excluded series, which are scheduled to be in their Revolving Periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

          "Controlled Accumulation Period" means the period during which principal is accumulated in specified amounts per month and paid on the Expected Principal Payment Date. The Controlled Accumulation Period will commence at the close of business on [.] unless postponed as described under

"Description of Series Provisions--Principal Payments--Postponement of Controlled Accumulation Period." The Controlled Accumulation Period will end when any of the following occur:

               (1) the payment in full of the principal balance on the Series 2003-[.] notes to the Series 2003-[.] noteholders;

               (2) the Early Amortization Period starts; or

               (3) the Expected Principal Payment Date.

          "Controlled Deposit Amount" means, for any Distribution Date, the sum of:

               (1) the Controlled Accumulation Amount for that Distribution Date, plus

               (2) the Deficit Controlled Accumulation Amount, if any, for the prior Distribution Date.

          "Deficit Controlled Accumulation Amount" means:

               (1) on the first Distribution Date during the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for that Distribution Date over the amount deposited in the principal funding account on that Distribution Date; and

               (2) on each subsequent Distribution Date during the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Deposit Amount for that subsequent Distribution Date over the amount deposited in the principal funding account on that subsequent Distribution Date.

          "Distribution Date" means [.] and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

          "DOL" means the U.S. Department of Labor.

          "Due Period" means the period from and including the first day of a calendar month to and including the last day of that calendar month.

          "Early Amortization Period" means the period commencing on the first day of the Due Period in which an Amortization Event with respect to Series 2003-[.] is deemed to have occurred or, if the servicer is required to make daily deposits into the collection account, on the day an Amortization Event is deemed to have occurred, and ending upon the earlier to occur of (i) the payment in full to the Series 2003-[.] noteholders of the Note Principal Balance and
(ii) the Series 2003-[.] Final Maturity Date.

          "Eligible Investments" means, with respect to funds allocable to Series 2003-[.] in the collection account, the principal funding account and the reserve account, "Eligible Investments" as defined in the prospectus, except that:

               (1) all references in the definition to "rating satisfactory to the Rating Agency" shall mean ratings of not less than "A-1+," "P-1" and "F1+" (unless otherwise specified by the Rating Agency), and

               (2) all investments shall have maturities at the time of the acquisition thereof occurring no later than the Distribution Date following the date of acquisition.

          "Excess Finance Charge and Administrative Collections" means Investor Finance Charge and Administrative Collections, and other amounts treated like Finance Charge and Administrative Collections, in excess of the amount required to make payments or deposits for your series.

          "Excess O/C Amount" shall mean, with respect to any Distribution Date, the excess of the O/C Amount before giving effect to distributions on such Distribution Date over the Required O/C Amount as of such Distribution Date.

          "Expected Principal Payment Date" means the [.] Distribution Date.

          "Fixed Investor Percentage" means, for any Due Period, the percentage equivalent of a fraction:

               (1) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the Revolving Period; and

               (2) the denominator of which is the Adjusted Principal Balance.

          "Floating Investor Percentage" means, for any Due Period, the percentage equivalent of a fraction:

               (1) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding Due Period (or with respect to the first Due Period, the Initial Invested Amount); and

               (2) the denominator of which is the Adjusted Principal Balance.

          "Initial O/C Amount" shall mean $[.].

          "Initial Invested Amount" shall mean $[.].

          "Initial Principal Amount" shall mean $[.].


          "Interest Period" means the period beginning on and including a Distribution Date and ending on but excluding the next Distribution Date; provided that the first Interest Period will begin on and include the closing date and end on but exclude the [.] 2003 Distribution Date.


          "Interim Note Principal Amount" shall mean as of any Distribution Date (before giving effect to distributions on such Distribution Date) (a) the Class A Note Principal Balance plus (b) the Class B Note Principal Balance minus (c) the principal funding account balance, if any, minus (d) the Controlled Deposit Amount deposited for such Distribution Date.

          "Invested Amount" means, for any date of determination, an amount equal to:

               (1) the Initial Principal Amount of the Series 2003-[.] notes and the Initial O/C Amount, minus

               (2) the amount of principal previously paid to the Series 2003-[.] noteholders (including the principal amount of any notes purchased and cancelled by the Transferor) and the O/C Holder, minus

               (3) the amount of unreimbursed Investor Charge-Offs and unreimbursed Subordinated Principal Collections.

          "Investor Charge-Offs" means, for any Due Period, the excess of:

               (1) the Investor Defaulted Amount for the related Due Period;
          over

               (2) the amount available for reimbursement of Investor Defaulted Amounts described under clause (4) under "Description of Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items."

          "Investor Defaulted Amount" means, for any Distribution Date, an amount equal to the product of:

               (1) the Investor Percentage for the related Due Period; and

               (2) the Defaulted Amount for the related Due Period.

          "Investor Finance Charge and Administrative Collections" means, for any Distribution Date, an amount equal to the product of:

               (1) the Investor Percentage for the related Due Period; and

               (2) collections of Finance Charge and Administrative Receivables deposited in the collection account for the related Due Period.

          "Investor Percentage" means:

               (1) the Floating Investor Percentage with respect to:


                   . Finance Charge and Administrative Receivables and Defaulted Amounts at any time; and


                   .    Principal Receivables during the Revolving Period; and



               (2) the Fixed Investor Percentage with respect to:

                   . Principal Receivables during any period other than the Revolving Period.



          "LIBOR" means, for any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

          "LIBOR Determination Date" means, for any Interest Period, two London Business Days before that Interest Period commences; provided that the LIBOR Determination Date for the first Interest Period will be two London Business Days before the closing date.

          "London Business Day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "Monthly Interest" means, for any Distribution Date, an amount equal to the sum of the Class A Monthly Interest and the Class B Monthly Interest for that Distribution Date.

          "Monthly Principal" means, for any Distribution Date during the Controlled Accumulation Period and the Early Amortization Period, an amount equal to the least of:

               (1) the Available Investor Principal Collections on deposit in the collection account with respect to that Distribution Date;

               (2) for each Distribution Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount and the Excess O/C Amount for that Distribution Date; and

               (3) the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Subordinated Principal Collections on that Distribution Date).

          "Monthly Servicing Fee" means, for any Distribution Date, an amount equal to one-twelfth of the product of:


               (1) the Net Servicing Fee Rate;

               (2) the Floating Investor Percentage for the related Due Period; and


               (3) the total amount of Principal Receivables as of the close of business on the last day of the immediately preceding Due Period, excluding the principal portion of Participations;

          provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a removal date occurs, the amount in clause (3) above shall be the sum of the amounts for each day in that Due Period computed as follows and divided by the number of days in that Due Period:

               (A) the aggregate amount of Principal Receivables, excluding the principal portion of Participations, as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of that Due Period to but excluding the related additional cut-off date or removal date; and

               (B) the aggregate amount of Principal Receivables, excluding the principal portion of Participations, as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of Principal Receivables, excluding the principal portion of Participations, added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that Due Period;

          provided further that with respect to the first Distribution Date, the Monthly Servicing Fee will equal $[.].

          "Monthly Subordination Amount" means, for any Due Period, the sum of:

               (1) the lower of:

                   (a) the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described in clause (1) under "Description of Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to cover these amounts; and

                   (b) [.]% of the Initial Invested Amount minus cumulative
               principal payments to the O/C Holder and minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Subordinated Principal Collections; plus

               (2) the lower of:


                    (a) the excess of the amounts needed to pay current and past due Class B Monthly Interest and Class B Additional Interest, the Monthly Servicing Fee, and any Monthly Servicing Fee previously due but unpaid on any prior Distribution Date, as described in clauses (2) and (3) under "Description of Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to cover these amounts; and


                   (b) [.]% of the Initial Invested Amount minus cumulative
               principal payments to the O/C Holder and minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Subordinated Principal Collections, including any amounts allocated pursuant to clause (1) above with respect to the related Distribution Date.


          "Net Servicing Fee Rate" shall mean:

                   (i) so long as HFC or an affiliate or The Bank of New York is the servicer, 0.75% per year; or

                   (ii) if HFC or an affiliate or The Bank of New York is not the servicer, 2.00% per year.


          "Note Principal Balance" shall mean, at any time of determination, the sum of the Class A Note Principal Balance and the Class B Note Principal Balance.

          "O/C Amount" shall mean, with respect to any date, an amount equal to the Invested Amount minus the Note Principal Balance.

          "O/C Holder" shall mean initially Household Affinity Funding Corporation III, a Delaware corporation, as initial holder of the Transferor Certificate.

          "Parties in Interest" means "parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code.

          "Plan" means any of the following: employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and most collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code.

          "Principal Funding Investment Proceeds" means investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding account.

          "Principal Shortfalls" means any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in principal sharing group one which have not been covered out of the collections of Principal Receivables allocable to such series in principal sharing group one and other amounts for those series.

          "PTCE" means the DOL Prohibited Transaction Class Exemption.

          "Rating Agency" means each of Fitch, Moody's and Standard & Poor's.

          "Reassignment Amount" means, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on that Distribution Date, the sum of:

               (1) the Note Principal Balance and the O/C Amount on that Distribution Date, plus

               (2) Monthly Interest for that Distribution Date and any Monthly Interest previously due but not distributed to the Series 2003-[.] noteholders, plus

               (3) the amount of Class A Additional Interest and Class B Additional Interest, if any, for that Distribution Date and any Class A Additional Interest and Class B Additional Interest previously due but not distributed to the Series 2003-[.] noteholders on a prior Distribution Date.

          "Record Date" means, for any Distribution Date, the last day of the calendar month preceding that Distribution Date.

          "Recoveries" are the estimated amounts (net of expenses) received by the Transferor or the servicer from the purchaser, obligor or transferee with respect to the sale or other disposition of receivables in defaulted accounts.

          "Reference Banks" shall mean four major banks in the London interbank market selected by the servicer.


          "Refunding Proceeds" shall mean with respect to any Distribution Date, any proceeds of the issuance of a new series of notes remitted by the Transferor, with the prior written consent of the indenture trustee as directed by the noteholders at least one business day prior to that Distribution Date, for deposit into the collection account and application as Available Investor Principal Collections.


          "Required Minimum Principal Balance" means with respect to any date for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series, the sum of the series adjusted invested amounts for each series outstanding on that date plus the Required Transferor Amount on that date, minus the amounts on deposit in the Special Funding Account.

          "Required O/C Amount" means, as of the closing date, the Initial O/C Amount and, as of any Distribution Date thereafter, an amount equal to [.]% of the Interim Note Principal Amount for such Distribution Date but not less than [.]% of the Initial Invested Amount, after taking into account deposits to be made to the principal funding account on that Distribution Date; provided that

               (1) if an Amortization Event has occurred, the Required O/C Amount for any Distribution Date shall equal the amount of that requirement immediately preceding that Amortization Event,

               (2) in no event shall the Required O/C Amount exceed the Class A Note Principal Balance and the Class B Note Principal Balance on any date,

               (3) the Required O/C Amount may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied and an officer's certificate of the Transferor has been delivered to the effect that in the reasonable belief of the Transferor, that reduction will not result in an Adverse Effect, and

               (4) the Transferor, in its sole discretion, may increase the Required O/C Amount at any time.

          "Required Reserve Account Amount" means for any Distribution Date on or after the Reserve Account Funding Date an amount equal to:

               (1) [.]% of the Class A Note Principal Balance; or

               (2) any other amount designated by the Transferor; provided, however, if the designation is of a lesser amount, the Transferor will provide the servicer and the indenture trustee with written confirmation that the Rating Agency Condition shall have been satisfied and the Transferor will deliver to the indenture trustee a certificate of an authorized officer of the Transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the Transferor, the designation will not result in an Adverse Effect.

          "Required Transferor Amount" will be calculated as follows:

              Required Transferor  x   aggregate series adjusted invested
              Percentage               amounts of all series related to pool one

          "Required Transferor Percentage" means initially [.]%, but may be increased or reduced provided that with respect to a reduction, the Transferor provides the servicer and the indenture trustee with written confirmation that the designation will not result in:

               (1) the reduction or withdrawal by any Rating Agency of its rating of any outstanding series or class; and

               (2) an Adverse Effect.

          "Reserve Account Funding Date" means the Distribution Date with respect to the Due Period which commences no later than three months prior to the Due Period in which, as of the related Determination Date, the Controlled Accumulation Period is scheduled to commence.

          "Reserve Draw Amount" has the meaning set forth on page S-30.

          "Series 2003-[.] Cut-Off Date" means the close of business on [.].

          "Series 2003-[.] Final Maturity Date" means the earlier of:

               (1) the [.] Distribution Date;

               (2) the payment in full of the aggregate principal balance of the notes;

               (3) the dissolution of the trust in accordance with applicable law; and

               (4) at the option of the Transferor, the day on which the right of all series of notes to receive payments from the trust has terminated.

          "Series Adjusted Invested Amount" means, with respect to any Due
Period:

               (1) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Due Period;

               (2) during the Controlled Accumulation Period, the amount specified in clause (1) above as of the close of business on the last day of the Revolving Period less any unreimbursed Investor Charge-Offs thereafter; provided, however, that on any date, at the option of the Transferor, that amount may be reduced below the amount specified for the previous Due Period to an amount not less than the greater of:

               (A) the Adjusted Invested Amount as of the last day of the immediately preceding Due Period (less any amounts deposited into the principal funding account since the last day of the immediately preceding Due Period); and

               (B) an amount that, if used as the numerator of the Fixed Investor Percentage for the remainder of the Controlled Accumulation Period, would assure that Available Investor Principal Collections for this series plus the product of the aggregate amount of the Shared Principal Collections during each Due Period multiplied by a fraction the numerator of which is the Invested Amount of this series and the denominator of which is the aggregate invested amount of all series not scheduled to be in their Revolving Period during that Due Period would equal at least 125% of the applicable Controlled Accumulation Amount for that Due Period for so long as the Invested Amount is greater than zero, assuming for this purpose that

                   . the payment rate with respect to collections of Principal Receivables remains constant at the level of the immediately preceding Due Period,

                   . the total amount of Principal Receivables theretofore conveyed to and in the trust (and the special funding amount) remains constant at the level existing on the date of the reduction,

                   . no Amortization Event with respect to any series will subsequently occur, and

                   . no additional series (other than any series being issued on the date of the reduction) will be subsequently issued; and

               (3) during any Early Amortization Period, the Invested Amount as of the last day of the Revolving Period less any unreimbursed Investor Charge-Offs thereafter or, if less, the amount last determined pursuant to clause (2) above during the Controlled Accumulation Period.

          "Servicer Interchange" shall mean, for any Due Period for which HFC or an affiliate or The Bank of New York is the servicer is an amount equal to the product of:


               (1) the Floating Investor Percentage for such Due Period; and

               (2) the portion of collections of Finance Charge and Administrative Receivables attributed to Interchange.


          The Servicer Interchange for a Due Period, however, shall not exceed one-twelfth of the product of (i) 1.25%; (ii) the Floating Investor Percentage for such Due Period; and (iii) the total amount of Principal Receivables as of the close of business on the last day of the immediately preceding Due Period, excluding the principal portion of Participations; provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a removal date occurs, the amount in clause (iii) above shall be the sum of the amounts for each day in that Due Period computed as follows and divided by the number of days in that Due Period:

               (A) the aggregate amount of Principal Receivables, excluding the principal portion of Participations, as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of that Due Period to but excluding the related additional cut-off date or removal date; and

               (B) the aggregate amount of Principal Receivables, excluding the principal portion of Participations, as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of Principal Receivables, excluding the principal portion of Participations, added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that Due Period;


provided further, however, that for the first Distribution Date, Servicer Interchange shall not exceed $[.].


"Series Portfolio Yield" means, for any Due Period, the annualized percentage equivalent of a fraction:


               (1) the numerator of which is the sum of Available Investor Finance Charge and Administrative Collections, Investor Finance Charge and Administrative Collections allocated to Servicer Interchange, and Excess Finance Charge and Administrative Collections, if any, deposited in the collection account and allocable to the Series 2003-[.] notes for that Due Period, less the Investor Defaulted Amount for that Due Period; and


               (2) the denominator of which is the Note Principal Balance and the O/C Amount as of the close of business on the last day of the immediately preceding Due Period.

          "Shared Principal Collections" means the amount of collections of Principal Receivables for any Due Period allocated to the Invested Amount remaining after covering required payments to the noteholders and the O/C Holder, any similar amount remaining for any other series in principal sharing group one and, at the option of the issuer as specified in the indenture, specified net proceeds from the issuance of a new series.

          "Special Funding Account" means a qualified account for the pool including Series 2003-[.], bearing a designation clearly indicating that the funds are held for the benefit of such pool.

          "Special Funding Account Balance" means the balance held in the Special Funding Account.


          "Subordinated Principal Collections" means, for any Due Period, Available Investor Principal Collections used to pay interest on the Class
A notes and the Class B notes or used to pay the Monthly Servicing Fee in an amount equal to the lesser of:


               (1) the Monthly Subordination Amount for that Due Period; and

               (2) the Investor Percentage of all collections of principal receivables for that Due Period.


          "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Services Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices.


          "Transferor Amount" means, with respect to any pool, an amount equal to the difference between:

               (1) the sum of (a) the total amount of Principal Receivables in the Trust Portfolio on the immediately preceding day and (b) the Special Funding Account Balance on the immediately preceding day; and

               (2) the aggregate series adjusted invested amounts of all series of notes related to such pool then outstanding.

                                                                         ANNEX I

                       OTHER SERIES ISSUED AND OUTSTANDING

The table below sets forth the principal characteristics of all other series issued by the trust and currently outstanding.

1. Series 1996-B-2

Maximum Class A Note Principal Balance.............................................$1,000,000,000
Class A Note Initial Principal Blanace...............................................$542,000,000
Class A Note Interest Rate..........................................................Floating Rate
Maximum Class B Note Principal Balance................................................$86,957,000
Class B Note Initial Principal Balance................................................$47,131,000
Class B Note Interest Rate..........................................................Floating Rate
Annual Servicing Fee Rate..........................................................2.0% per annum
Enhancement for the Class A notes..............................Subordination of the Class B notes
Enhancement for the Class B notes............................................................None
Series 1996-B-2 Final Maturity Date...................................June 2005 Distribution Date
Series Issuance Date............................................................February 18, 2003

2. Series 1998-A-2

Maximum Class Note Principal Balance..................................................$500,000,000
Class A Initial Invested Amount.......................................................$498,500,000
Class A Note Interest Rate...........................................................Floating Rate
Maximum Class B Note Principal Balance.................................................$44,960,000
Class B Note Initial Principal Balance.................................................$44,825,000
Class B Note Interest Rate...........................................................Floating Rate
Annual Servicing Fee Rate...........................................................2.0% per annum
Enhancement for the Class A notes...............................Subordination of the Class B notes
Enhancement for the Class B notes.............................................................None
Series 1996-B-2 Final Maturity Date....................................June 2005 Distribution Date
Series Issuance Date.............................................................February 18, 2003

3. Series 1999-A-2

Maximum Class A Note Principal Balance................................................$750,000,000
Class A Note Initial Principal Balance................................................$209,500,000
Class A Note Interest Rate...........................................................Floating Rate
Maximum Class B Note Principal Balance.................................................$67,439,000
Class B Note Initial Principal Balance.................................................$18,838.000
Class B Note Interest Rate...........................................................Floating Rate
Annual Servicing Fee Rate...........................................................2.0% per annum
Enhancement for the Class A notes...............................Subordination of the Class B notes
Enhancement for the Class B notes.............................................................None
Series 1996-B-2 Final Maturity Date...................................March 2005 Distribution Date
Series Issuance Date.............................................................February 18, 2003

4. Series 2003-1

Initial Invested Amount...............................................................$519,480,519
Class A Note Initial Principal Balance................................................$451,750,000
Class A Note Interest Rate....................................One-Month LIBOR plus 0.12% per annum
Class B Note Initial Principal Balance.................................................$30,000,000
Class B Note Interest Rate....................................One-Month LIBOR plus 0.55% per annum
Class C Note Initial Principal Balance.................................................$18,250,000
Class C Note Interest Rate....................................One-Month LIBOR plus 1.45% per annum
Controlled Accumulation Amount (subject to adjustment).................................$41,666,667
Approximate Commencement of Controlled Accumulation
 Period (subject to adjustment)...................................................February 1, 2007
Annual Servicing Fee Rate...........................................................2.0% per annum
O/C Amount.............................................................................$19,480,519
Enhancement for the Class A, Class B and Class C notes..................................O/C Amount
Other enhancement for the class A notes...................Subordination of the Class B and C notes
Other enhancement for the Class B notes.........................Subordination of the Class C notes
Expected Final Payment Date........................................February 2008 Distribution Date
Series Issuance Date................................................................March 13, 2003

5.Series 2003-2

Initial Invested Amount...............................................................$777,202,073
Class A Note Initial Principal Balance................................................$699,000,000
Class A Note Interest Rate.........................................................2.18% per annum
Class B Note Initial Principal Balance.................................................$39,000,000
Class B Note Interest Rate.........................................................2.51% per annum
Class C Note Initial Principal Balance.................................................$12,000,000
Class C Note Interest Rate....................................One-Month LIBOR plus 1.35% per annum
Controlled Accumulation Amount (subject to adjustment).................................$62,500,000
Approximate Commencement of Controlled Accumulation
 Period (subject to adjustment)...................................................February 1, 2005
Annual Servicing Fee Rate...........................................................2.0% per annum
O/C Amount.............................................................................$27,202,073
Enhancement for the Class A, Class B and Class C notes..................................O/C Amount
Other enhancement for the Class A notes.............Subordination of the Class B and Class C notes
Other enhancement for the Class B notes.........................Subordination of the Class C notes
Expected Final Payment Date........................................February 2008 Distribution Date
Series Issuance Date................................................................March 13, 2003


                                   Prospectus

               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I

                                     Issuer

                   HOUSEHOLD AFFINITY FUNDING CORPORATION III

                                   Transferor

                          HOUSEHOLD FINANCE CORPORATION

                                    Servicer

                               ASSET BACKED NOTES

THE TRUST--

     . may periodically issue asset backed notes in one or more series with one or more classes; and will own--

     .    receivables in a portfolio of revolving credit accounts;

     .    payments due on those receivables; and

     . other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES--

     . offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

     .    will be paid only from the trust assets;

     .    may have one or more forms of credit enhancement; and

     . will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

     You should consider carefully the risk factors beginning on page 9 in this prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Household Affinity Credit Card Master Note Trust I only and are not obligations of Household Affinity Funding Corporation III, Household Finance Corporation, Household Bank (SB), N.A., Household Receivables Acquisition Company II, Household Affinity Funding Corporation II or any other person.


This prospectus and the accompanying prospectus supplement may be used by HSBC Securities (USA) Inc. or another affiliate of Household Affinity Funding Corporation III in connection with offers and sales of the notes in market-making transactions.


Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                August 7, 2003

              Important Notice about Information Presented in this

              Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the notes in two separate documents:

     (1) this prospectus, which provides general information, some of which may not apply to your series of notes; and

     (2) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

          .    the terms, including interest rates, for each class;

          .    the timing of interest and principal payments;

          .    information about the receivables;

          .    information about credit enhancement, if any, for each class;

          .    the ratings for each class being offered; and

          .    the method for selling the notes.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                         PAGE
                                                         ----

Prospectus Summary...................................      1
      The Issuer.....................................      1
      Risk Factors...................................      1
      Indenture Trustee..............................      1
      Owner Trustee..................................      1
      Transferor.....................................      1
      Receivables Sellers............................      1
      Servicer.......................................      2
      Trust Assets...................................      2
      Interest Payments on the Notes.................      3
      Principal Payments on the Notes................      3
            Revolving Period.........................      3
            Controlled Accumulation Period...........      4
            Controlled Amortization Period...........      4
            Early Amortization or Early Accumulation
               Period................................      4
            Amortization Events......................      5
      Events of Default..............................      5
            General..................................      5
            Events of Default Remedies...............      6
      Note Ratings...................................      6
      Credit Enhancement.............................      6
      Tax Status.....................................      7
      Collections and Allocations....................      7
      Groups.........................................      7
            General..................................      7
            Excess Finance Charge Sharing Group......      7
            Reallocation Group.......................      8
            Shared Enhancement Group.................      8
            Principal Sharing Group..................      8
            Shared Transferor Principal Collections..      8
Risk Factors.........................................      9
Glossary.............................................     18
The Issuer...........................................     18
Use of Proceeds......................................     18
The Bank's Credit Card Activities....................     18
      General........................................     18
      Origination....................................     19
      Account Management.............................     20
      Interchange....................................     20
The Trust Portfolio..................................     21
Description of the Notes.............................     23
      General........................................     23
      Note Ratings...................................     25
      Book-Entry Registration........................     25
      Definitive Notes...............................     29
      New Issuances..................................     30
      Funding Period.................................     31
      Paired Series..................................     31
      Interest Payments..............................     32
      Principal Payments.............................     32
      Credit Enhancement.............................     34
            General..................................     34
            Subordination............................     35
            Overcollateralization....................     35
            Cash Collateral Guaranty or Account......     35
            Spread Account...........................     36
            Reserve Account..........................     36
            Letter of Credit.........................     36
            Surety Bond or Insurance Policy..........     36
      Amortization Events............................     37
      Final Payment of Principal; Termination........     37
      Defeasance.....................................     38
      Reports to Noteholders.........................     39
      Investor Percentage, Transferor Percentage and
         Credit Enhancement Percentage...............     40
      Groups.........................................     41
         General.....................................     41
         Excess Finance Charge Sharing Group.........     41
         Reallocation Group..........................     41
         Shared Enhancement Group....................     41
         Principal Sharing Group.....................     42
      Shared Transferor Principal Collections........     42
      Trust Bank Accounts............................     42
      Application of Collections.....................     42

         Defaulted Amount; Investor Charge-Offs......     45
Description of the Indenture.........................     45
      Events of Default; Rights Upon Event of Default     45
      Material Covenants.............................     48
      Modification of the Indenture..................     49
      Annual Compliance Statement....................     52
      Indenture Trustee's Annual Report..............     52
      List of Noteholders............................     52
      Satisfaction and Discharge of Indenture........     52
      Resignation and Removal of the Indenture
         Trustee.....................................     52
   Description of the Transfer and Servicing
         Agreement...................................     53
      General........................................     53
      Representations and Warranties of the
         Transferor..................................     53
            Regarding No Conflict....................     53
            Regarding Enforceability.................     53
            Regarding the Accounts and the
               Receivables...........................     54
            Additional Representations and Warranties
               in the Prospectus Supplement..........     55
      Additional Transferors.........................     55
      Eligible Accounts..............................     55
      Eligible Receivables...........................     56
      Addition of Trust Assets.......................     57
      Removal of Trust Assets........................     59
      Discount Option................................     60
      Servicing Compensation and Payment of
         Expenses....................................     60
      Matters Regarding the Servicer and the
         Transferor..................................     61
   Servicer Default..................................     62
   Evidence of Compliance............................     64
   Assumption of a Transferor's Obligations..........     64
   Amendments........................................     65
Description of the Receivables Purchase
      Agreements and the Sale Agreements.............     67
      Sale of Receivables............................     67
      Representations and Warranties.................     68
      Amendments.....................................     68
      Termination....................................     69
Material Legal Aspects of the Receivables............     69
      Certain Matters Relating to the Transfer of
         Receivables.................................     69
      Certain Matters Relating to Conservatorship,
         Receivership and Bankruptcy.................     70
      Consumer Protection Laws.......................     71
Material Federal Income Tax Consequences ............     72
         General.....................................     72
         Tax Characterization of the Trust and
               the Notes.............................     73
         Consequences to Holders of the Offered
               Notes.................................     73
         State and Local Tax Consequences............     76
ERISA Considerations.................................     76
Plan of Distribution.................................     77
Reports to Noteholders...............................     77
Where You Can Find More Information..................     78
Glossary.............................................     79

Annex I: Global Clearance, Settlement and Tax
   Documentation Procedures..........................    I-1

                               PROSPECTUS SUMMARY

          This summary highlights information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus supplement before you purchase any notes.

THE ISSUER

          Household Affinity Credit Card Master Note Trust I, a Delaware statutory trust, is the issuer of the notes. The trust's principal place of business is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Its phone number is 302-651-8856.

          The trust is a master trust and will issue notes in series. Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued from an indenture supplement to an indenture, in each case between the trust and the indenture trustee.

          Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

RISK FACTORS

          Investment in the notes of a series involves risks. You should consider carefully the risk factors beginning on page 9 in this prospectus.

INDENTURE TRUSTEE

          The Bank of New York is the indenture trustee under the indenture. Its address is 101 Barclay Street, Floor 8 West, New York, New York 10286, attention: Asset-Backed Securities Unit. Its phone number is 212-815-8321.

OWNER TRUSTEE

          Wilmington Trust Company is the owner trustee under the trust agreement. Its address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Its phone number is 302-651-8856.

TRANSFEROR

          Household Affinity Funding Corporation III is the transferor of the credit card receivables to the trust. Its address is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its phone number is (702) 243-1356. Household Affinity Funding Corporation III is a special purpose Delaware corporation whose common stock is held by Household Finance Corporation. Unless the context otherwise requires, references to "transferor" in this prospectus and any accompanying prospectus supplement include any additional transferor so designated in accordance with the transfer and servicing agreement.

RECEIVABLES SELLERS

          Household Receivables Acquisition Company II is a seller of receivables, which are or will be originated by the bank or one of its affiliates, to the transferor. Its address is 1111 Town Center Drive, Las Vegas, Nevada 89144. It is a Delaware corporation whose stock is held by Household Finance Corporation. Household Receivables Acquisition Company II may stop selling receivables to the transferor, at which time the bank or an affiliate of the bank will sell receivables directly to the transferor.

          Household Affinity Funding Corporation II is a seller of receivables, which are originated by the bank or one of its affiliates, to the transferor. Its address is 1111 Town Center Drive, Las Vegas, Nevada 89144. It is a Delaware corporation whose stock is held by Household Finance Corporation.

SERVICER

          Household Finance Corporation will service the receivables for the trust through its affiliate, Household Credit Services, Inc., acting as subservicer, and will provide certain administrative services to the trust. Its address is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its phone number is (847) 564-5000. Household Finance Corporation is a wholly-owned subsidiary of Household International, Inc.

          In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.

TRUST ASSETS

          The trust assets consist principally of credit card receivables which were or will be originated by Household Bank (SB), N.A. or its affiliates. Household Bank (SB), N.A. is currently the owner of the credit accounts under which the receivables arise. The receivables will include receivables which are in existence as of the closing date and receivables which are created from time to time thereafter.

          The trust has acquired and will acquire the receivables from the transferor pursuant to the transfer and servicing agreement. The transferor has and will have acquired the receivables from HRAC II pursuant to a receivables purchase agreement between the transferor and HRAC II or from HAFC II pursuant to sale agreements between the transferor and HAFC II. HRAC II has and will have acquired the receivables from the bank pursuant to a receivables purchase agreement between HRAC II and the bank. HAFC II has acquired the receivables from HRAC II pursuant to a receivables purchase agreement between HRAC II and HAFC II or from the bank pursuant to a receivables purchase agreement between HAFC II and the bank.

          The receivables consist of principal receivables and finance charge and administrative receivables. All new receivables generated in the designated accounts will be transferred automatically to the trust. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

          The receivables transferred to the trust are the primary trust assets. Additional assets may be transferred to the trust as described under "Description of the Transfer and Servicing Agreement--Addition of Trust Assets" in this prospectus. The transferor may also remove receivables that it transferred to the trust as described under "Description of the Transfer and Servicing Agreement--Removal of Trust Assets" in this prospectus.

          The transferor is also permitted to add, from time to time, participations and related collections to the trust. These participations must be undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.

          For more information about the receivables, see "The Trust Portfolio" in this prospectus.

          All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the trust and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Series of notes which are issued to finance assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus and the accompanying prospectus supplement to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

INTEREST PAYMENTS ON THE NOTES

          Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to series enhancement.

          Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See "Description of the Notes--Interest Payments" in this prospectus.

PRINCIPAL PAYMENTS ON THE NOTES

          Each note entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement. See "Description of the Notes--Principal Payments" in this prospectus.

REVOLVING PERIOD

          Each series of notes will begin with a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The period when no principal is paid or accumulated is known as the revolving period. The trust, during the revolving period, will pay available principal to noteholders of other series in a principal sharing group as shared principal collections or to the transferor as holder of the transferor interest, or in limited circumstances described under "Description of the Notes--Application of Collections" will deposit the available principal in the special funding account. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

Following the revolving period, each class of notes will have one or more of the following periods in which:

     . principal is accumulated in specified amounts per month and paid on an expected principal payment date, known as a controlled accumulation period;

     . principal is paid in fixed amounts at scheduled intervals, known as a controlled amortization period; or

     . principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event, known as an early amortization period or early accumulation period, respectively.

In addition, each class may have other types of accumulation or amortization periods as specified in the related prospectus supplement.

CONTROLLED ACCUMULATION PERIOD

          If a series or class of notes is in a controlled accumulation period, the trust is expected to pay available principal to those noteholders on the date specified in the prospectus supplement for that class or series. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected principal payment date. For a period of time prior to the expected principal payment date, the trust will deposit specified amounts of available principal in an account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

     .    the notes of that series or class are paid in full;

     .    the early amortization or early accumulation period starts; or

     .    the expected principal payment date.


     CONTROLLED AMORTIZATION PERIOD

          If a series or class of notes is in a controlled amortization period, the trust will pay available principal up to a fixed amount to those noteholders on each distribution date during that period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:

     .    the notes of that series or class are paid in full;

     .    the early amortization or early accumulation period starts; or

     .    the expected principal payment date.

     EARLY AMORTIZATION OR EARLY ACCUMULATION PERIOD

          If a series or class of notes is in an early amortization or early accumulation period, the trust will pay available principal to those noteholders on each distribution date or accumulate available principal by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment. The early amortization period for a series or class will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the early amortization period will begin on the day an amortization event is deemed to have occurred. The early amortization period will end when any of the following occurs:

     .    the notes of that series or class are paid in full;

     .    the series final maturity date; or

     .    the trust termination date.

          The early accumulation period for a series or class will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the early accumulation period will begin on the day an amortization event occurs. The early accumulation period will end when any of the following occurs:

     .    the notes of that series or class are paid in full;

     .    the expected principal payment date; or

     .    the trust termination date.

     AMORTIZATION EVENTS

          An amortization event for any series of notes will include adverse events described in the prospectus supplement for that series. In addition, the following will be amortization events for all series:

     . bankruptcy, insolvency or similar events relating to the transferor or the bank or other account owner unless, with respect to the bank or other account owner, the rating agency condition is satisfied for the removal of the bank or other account owner from this amortization event;

     . the transferor is unable to transfer receivables to the trust as required under the transfer and servicing agreement; or

     . the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended.

See "Description of the Notes--Amortization Events" in this prospectus.

EVENTS OF DEFAULT

     GENERAL

          The indenture and related indenture supplement governing the terms and conditions of the notes include a list of adverse events called events of default.

     . If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of more than 50% of the outstanding principal amount of the affected series of outstanding notes may accelerate the notes by declaring all the notes of that series to be immediately due and payable. That declaration may, under limited circumstances described under "Description of the Indenture--Events of Default; Rights Upon Event of Default," be rescinded by the holders of more than 50% of the outstanding principal amount of the affected series of outstanding notes.

     Events of default include the following:

     . the trust fails to pay interest on any note within 35 days of its due date;

     . the trust fails to pay in full the principal on any note on its series final maturity date;

     . the trust defaults on any covenant or breaches any agreement under the indenture and the default or breach continues unremedied for 60 days after written notice of the default or breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% of the outstanding principal amount of the affected series of notes and, as a result of such failure, the interests of the noteholders are materially adversely affected and continue to be materially adversely affected during the 60 day period;


     . the involuntary filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust relating to the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events and such decree or order remains unstayed and in effect for 60 or more consecutive days; or

     . the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar laws.

See "Description of the Indenture--Events of Default; Rights Upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.

          It is not an event of default if the principal of a note is not paid on its expected principal payment date.

     EVENTS OF DEFAULT REMEDIES

          After an event of default and the acceleration of a series of notes, funds on deposit in the collection account and any series accounts will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and finance charge and administrative collections allocated to the series of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the series final maturity date of those notes.

          After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal amount of the accelerated notes, will have a limited right to foreclose on the portion of the receivables allocable to the accelerated series of notes by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated series of notes plus the related finance charge and administrative receivables. The proceeds from the sale of the receivables will be used to pay principal of and interest on those series. See "Description of the Indenture--Events of Default; Rights Upon Event of Default" in this prospectus.

NOTE RATINGS

          Any note offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

          The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies have not rated the ability to pay principal of the notes in full on the expected principal payment date or any other date prior to the series final payment date.

          Each rating should be evaluated independently of any other rating. See "Description of the Notes--Note Ratings" in this prospectus.

CREDIT ENHANCEMENT

          Each class of a series may be entitled to credit enhancement. Credit enhancement for the notes of any class may take the form of one or more of the following:

     .    subordination

     .    collateral interest

     .    insurance policy

     .    cash collateral guaranty or account

     .    swap arrangements

     .    interest rate cap agreement

     .    overcollateralization

     .    letter of credit

     .    surety bond

     .    spread account

     .    reserve account

     .    guaranteed rate agreement

     .    tax protection agreement

          The type, characteristics and amount of any credit enhancement for a series will be:

     . based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

     .    established based on the requirements of the rating agencies.

See "Description of the Notes--Credit Enhancement" in this prospectus.

TAX STATUS

          Subject to important considerations described under "Material Federal Income Tax Consequences" in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the trust, is of the opinion that, for United States federal income tax purposes the notes will be treated as indebtedness and the trust will not be an association or a publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

COLLECTIONS AND ALLOCATIONS

          The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as finance charge and administrative receivables or principal receivables.

          The servicer then allocates those collections among each series of notes outstanding and the transferor interest. The servicer allocates collections of finance charge and administrative receivables and principal receivables, and receivables in accounts written off as uncollectible to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series.

          The interest in the assets not allocated to any series of notes is the transferor interest. The principal amount of the transferor interest fluctuates with the amount of the principal receivables held in the trust and the amount of notes outstanding. The transfer and servicing agreement requires the transferor to transfer receivables in additional accounts to the trust if the total amount of principal receivables, as of the last business day of any calendar month, is less than the sum of the series adjusted invested amounts for each series outstanding, less any amount in the special funding account, plus an amount referred to as the required transferor amount. The transferor may sell all or part of its interest in the transferor amount by issuing a supplemental certificate.

GROUPS

     GENERAL

          The notes of a series may be included in one or more groups of series that share collections of finance charge and administrative receivables and/or principal receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

     EXCESS FINANCE CHARGE SHARING GROUP

          The notes of a series may be included in a group of series, called an excess finance charge sharing group, that shares excess collections of finance charge and administrative receivables for each series in that group. These shared excess collections may include excess collections of finance charge and administrative receivables which have been reallocated to a series which is included in both an excess finance charge sharing group and a reallocation group. If specified in the prospectus supplement for any of these series, to the extent that collections of finance charge and administrative receivables allocated to a series are not needed for that series, those collections may be applied to other series in the same excess finance charge sharing group. See "Description of the Notes--Groups--Excess Finance Charge Sharing Group" in this prospectus.

     REALLOCATION GROUP

          The notes of a series may be included in a group of series, called a reallocation group, that reallocates collections of finance charge and administrative receivables and other amounts among the series in that group. Collections of finance charge and administrative receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for required payments, described in the prospectus supplement, to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of notes in that group. See "Description of the Notes--Groups--Reallocation Group" in this prospectus.

     SHARED ENHANCEMENT GROUP

          The notes of a series may be included in a group of series, called a shared enhancement group, that shares collections of finance charge and administrative receivables and other amounts and shares in the same credit enhancement for each series in that shared enhancement group. Shared enhancement may take the form, among others, of classes of notes of one or more series in a particular shared enhancement group issued from time to time which are subordinate to other classes issued at the same or a different time in the same series or in different series in that shared enhancement group. In addition, if specified in its prospectus supplement, a series may consist of one or more classes of notes issued in one or more subseries. References to a series in this prospectus include any subseries of a series. All subseries of that series would share collections of finance charge and administrative receivables and other amounts, described in the prospectus supplement, and share in the same credit enhancement for that series.

     PRINCIPAL SHARING GROUP

          The notes of a series may be included in a group of series, called a principal sharing group, that shares collections of principal receivables for each series in that group. If a series is identified in its prospectus supplement as being in a group of series that share principal collections, to the extent that collections of principal receivables allocated to that series are not needed for that series, those collections may be applied to cover principal payments for other principal sharing series in the same principal sharing group, and vice versa. See "Description of the Notes--Groups--Principal Sharing Group" in this prospectus.

     SHARED TRANSFEROR PRINCIPAL COLLECTIONS

          If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of principal receivables otherwise payable to the transferor may be applied to cover principal payments for that series. See "Description of the Notes--Shared Transferor Principal Collections" in this prospectus.

                                  RISK FACTORS

          The risk factors disclosed in this section of the prospectus and in the prospectus supplement describe the principal risk factors of an investment in the notes.

Some interests could have a     The bank, any other account owner, HRAC II and
priority over the indenture     HAFC II each represents and warrants that its
trustee's interest in the       transfer of receivables is an absolute sale of
receivables, or could cause     those receivables. The transferor represents and
delayed or reduced payments     warrants that its transfer of receivables to the
to you.                         owner trustee is either (i) an absolute sale of
                                those receivables or (ii) sale of those security interest in those receivables. For a description of the owner trustee's rights if these representations and warranties are not true, see
                                "Description of the Transfer and Servicing
                                Agreement--Representations and Warranties of the Transferor" in this prospectus.

                                Each of the bank, any other account owner, HRAC II, HAFC II, the transferor, and the owner trustee takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                Each of the bank, any other account owner, HRAC II, HAFC II, the transferor, and the owner trustee represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the indenture trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

                                    .   a prior or subsequent transferee of
                                        receivables could have an interest in
                                        the receivables superior to the interest of the indenture trustee;

                                    .   a tax, governmental, or other
                                        nonconsensual lien that attaches to the
                                        property of the bank, any other account
                                        owner, HRAC II, HAFC II, the transferor, or the owner trustee could have priority over the interest of the indenture trustee in the receivables;

                                    .   the administrative expenses of a
                                        conservator, receiver, a tax,
                                        governmental, or other trustee for the
                                        bank, any other account owner, HRAC II,
                                        HAFC II, or Household Finance
                                        Corporation could be paid from
                                        collections on the receivables before
                                        noteholders receive any payments;

                                    . if insolvency proceedings were commenced by or against Household Finance Corporation, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by Household Finance Corporation and commingled with other funds; and

                                    .   the indenture trustee may not have a
                                        perfected interest in receivables
                                        arising in additional accounts until the
                                        schedule identifying those accounts has
                                        been delivered to the indenture trustee, which may take as long as 109 days after the related addition date.

Conservatorship,                The bank is chartered as a national banking
receivership, or bankruptcy     association and is regulated and supervised by
of the bank, HRAC II, HAFC      the Office of the Comptroller of the Currency,
II, Household Finance           which is authorized to appoint the Federal
Corporation, the transferor     Deposit Insurance Corporation as conservator or
or their affiliates could       receiver for the bank if certain events occur
result in accelerated,          relating to the bank's financial condition or
delayed, or reduced payments    the propriety of its actions. In addition, the
to you.                         FDIC could appoint itself as conservator or
                                receiver for the bank or any other account owner.

                                The bank and any other account owner will treat its transfer of receivables to HRAC II, the transferor or other securitization special purpose vehicle as a sale. Arguments may be made, however, that the transfer constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The transfers by the bank or other account owner of the receivables, and the agreements under which the bank or other account owner makes the transfer, are intended to satisfy all of these conditions.

                                If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the bank or such other account owner. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables for a reasonable period following its appointment as conservator or receiver for the bank or such other account owner. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables, payments to you could be delayed or reduced.

                                Even if the conditions set forth in the
                                regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables, you could suffer a loss on your investment if (i) a receivables purchase agreement or the transfer by the bank or other account owner of the receivables were found to violate the regulatory requirements of the FDIA,
                                (ii) HRAC II, HAFC II, the transferor, the owner trustee, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables, (iii) the FDIC were to request a stay of any action by HRAC II, the transferor, the owner trustee, or the indenture trustee to enforce a receivables purchase agreement, the transfer and servicing agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of a receivables purchase agreement.

                                If HRAC II, HAFC II, Household Finance
                                Corporation, the transferor or any of their affiliates were to become a debtor in a bankruptcy case, the court could exercise
        ` control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, HRAC II, HAFC II, Household Finance Corporation, or any of their affiliates as debtor-in-possession or another interested party could argue that--

                                    .   HRAC II or HAFC II did not sell the
                                        receivables to the transferor but
                                        instead borrowed money from the
                                        transferor and granted a security
                                        interest in the receivables;

                                    . the transferor and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of HRAC II, HAFC II, Household Finance Corporation, or any of their affiliates; or

                                    .   the receivables are necessary for HRAC
                                        II, HAFC II, Household Finance
                                        Corporation, or any of their affiliates
                                        to reorganize.

                                If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

                                If HRAC II, HAFC II, Household Finance
                                Corporation, the transferor or any of their affiliates were to enter bankruptcy, moreover, the indenture trustee and the noteholders could be prohibited from taking any action to enforce any receivables purchase agreement or the transfer and servicing agreement against
                                HRAC II, HAFC II, Household Finance Corporation, or those affiliates without the permission of the bankruptcy court. Noteholders also may be required to return payments already received if HRAC II or HAFC II were to become a debtor in a bankruptcy case.

                                Regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank or other account owner has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against HRAC II, HAFC II, Household Finance Corporation, or their affiliates could have an adverse effect on the liquidity and value of the notes.

                                In addition, regardless of the terms of any receivables purchase agreement, the transfer and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the transferor's, the owner trustee's, or the indenture trustee's actions, the FDIC as conservator or receiver for the bank or other account owner or a court overseeing the bankruptcy case of HRAC II, HAFC II, Household Finance Corporation, or any of their affiliates may have the power (i) to prevent or require the commencement of an amortization period or accumulation period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables. Furthermore, regardless of the terms of the transfer and servicing agreement, a bankruptcy court (i) could prevent the appointment of a successor servicer or (ii) could authorize Household Finance Corporation to stop servicing the receivables or providing administrative services for the transferor or the trust. If any of these events were to occur, payments to you could be delayed or reduced.

                                See "Material Legal Aspects of the
                                Receivables--Certain Matters Relating to
                                Conservatorship, Receivership and Bankruptcy" in this prospectus.

You may have limited or no      Under the indenture, noteholders holding a
ability to control actions      specified percentage of the outstanding
under the indenture. This       principal amount of notes of a series or class
may result in, among other      or all the notes may take actions, or may direct
things, payment of              the indenture trustee to take various actions
principal being accelerated     described under "Description of the
when it is in your interest     Indenture--Events of Default, Rights Upon Events
to receive payment of           of Default," including accelerating the payment
principal at the scheduled      of principal of the notes. In the case of votes
principal payment date, or      by series or votes by holders of all the notes,
it may result in payment of     the relative voting power of the most senior
principal not being             class of notes will generally be substantially
accelerated when it is in       greater than the relative voting power of the
your interest to receive        subordinate class or classes of notes by virtue
early payment of principal.     of the respective sizes of the classes. The
                                holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the concurrence of the holders of the most senior class of notes to cause actions to be taken.
                                Therefore, the actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest.

If an event of default          Your remedies may be limited if an event of
occurs, your remedy options     default under your class or series of notes
will be limited and you may     occurs. After an event of default and the
not receive full payment of     acceleration of your series of notes,
principal and accrued           collections of principal receivables and finance
interest.                       charge and administrative receivables allocated
                                to those notes and, if applicable, any funds in the principal funding account for your series, will be payments of monthly interest and principal on those notes until the earlier of the date those notes are paid in full and the final maturity date of those notes. However, no principal collections will be allocated to a class of notes if its invested amount is zero, even if the stated principal balance of the notes has not been paid in full. If your series includes a principal funding account, funds in that principal funding account, if any, that are not reallocated to other classes of that series will still be available to pay principal of and interest on classes of notes with an invested amount of zero. If your notes are subordinated notes as specified in the prospectus supplement, you will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the amount of subordination, as specified in the prospectus supplement, will be maintained for the senior classes of notes in that series.

If the transferor breaches      The transferor makes representations and
representations and             warranties relating to the validity and
warranties relating to the      enforceability of the receivables arising under
receivables, payments on        the accounts in the trust portfolio, and as to
your notes may be reduced.      the perfection and priority of the indenture
                                trustee's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

                                If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the other account owner or receivables seller or the transferor may claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus.

Changes to consumer             Receivables that do not comply with consumer
protection laws may impede      protection laws may not be valid or enforceable
collection efforts or           under their terms against the obligors of those
reduce collections which        receivables.

                                Federal and state consumer may result in a reduction protection laws regulate the creation and in payments on your notes. enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections. Failure by the servicer to comply with those regulations could adversely effect the servicer's ability to collect or enforce the receivables. Further regulation on the consumer credit industry or to reduce finance charges or other fees or charges could have the potential effect of reducing the yield on the consumer credit accounts which may result in the commencement of an early accumulation or early amortization period.

                                If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

Competition in the credit       The credit card industry is highly competitive.
card industry may result in     As new credit card companies enter the market
a decline in the bank's or      and companies try to expand their market share,
other account owner's           effective advertising, target marketing and
ability to generate new         pricing strategies grow in importance. The
receivables. This may           bank's or other account owner's ability to
result in the payment of        compete in this industry environment will affect
principal to you earlier or     its ability to generate new receivables and
later than your scheduled       might also affect payment patterns on the
principal payment date.         receivables. If the rate at which the bank or
                                other account owner generates new receivables declines significantly, the bank or other account owner might be unable to transfer additional receivables or designate additional accounts to the trust and an amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which the bank or other account owner generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.


Co-branded program              The accounts, the receivables of which currently
restrictions on pricing and     have been conveyed or will be conveyed to the
other account terms could       trust on the closing date, were originated under
limit the ability of the        a co-branded agreement between Household
bank or other account owner     International, Inc. and General Motors
to change account terms.        Corporation under The GM Card program. The
These restrictions may          GM Card program contains, and other affinity
cause collections to            programs may contain, restrictions on pricing,
decline or may affect the       benefits derived from usage and other practices.
rate at which new               In the future, additional accounts may also be
receivables are generated       designated for inclusion in the trust relating
in the accounts. This may       to other affinity or non-affinity programs.
result in early payments        Changes in the terms of The GM Card program or
principal to you.               other programs, including reductions in
                                benefits, may reduce collections or may affect the rate at which new of receivables are generated in the accounts. See "The Bank's
                                Credit Card Portfolio--Billing and Payments" in the accompanying prospectus supplement.

The account owner may           As owner of the accounts, the bank or other
change the terms and            account owner retains the right to change
conditions of the accounts      various account terms including finance charges,
in a way that reduces           other fees and the required monthly minimum
collections. These changes      payment. Those changes may be voluntary on the
may result in reduced or        part of the bank or may be forced by law or
early payments to you.          market conditions. Changes by the bank or other
                                account owner to interest rate and fees charged to its customers could decrease the effective yield on the accounts and this could result in an early payment or reduced payment of principal of your notes. Changes in the required monthly minimum payment could result in delays in the payment of your notes. Changes in account terms could also cause a reduction in the credit ratings on your notes.


Payment patterns of             The receivables transferred to the trust may be
cardholders may not be          paid at any time. We cannot assure the creation
consistent over time and        of additional receivables in the trust's
variations in these payment     accounts or that any particular pattern of
patterns may result in          cardholder payments will occur. A significant
reduced payment of              decline in the amount of new receivables
principal, or receipt of        generated could result in the occurrence of an
payment of principal            amortization event for one or more series and
earlier or later than           the commencement of the early amortization
expected.                       period or, if applicable, the early accumulation
                                period for each of those series. If an
                                amortization event occurs, you could receive payment of principal sooner than expected. The bank's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates, including the effect of payment holidays, could slow the return or accumulation of principal during an amortization period or accumulation period. See "Description of the Notes--Principal
                                Payments" in this prospectus.

                                The acts of terrorism which occurred in the United States on September 11, 2001 had an immediate impact on commercial operations in the United States, including consumers' use of credit cards and payment of credit card bills in the first few days after the attack. The ongoing effect of these events and other terrorist acts on credit card use and payment patterns is unclear. Political and military actions in response to these events and the impact of those actions on credit card use and payment patterns are also unclear. There may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. In addition, existing and future legislation may impact the incurrence of consumer debt and payment of credit card balances. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, members of the military, including reservists, on active duty who have entered into obligations, such as incurring consumer credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. We have no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act.

                                We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the notes.


Recharacterization of           The transferor may designate a percentage of the
principal receivables would     receivables that would otherwise be treated as
reduce principal                principal receivables to be treated as finance
receivables and may require     charge and administrative receivables. This
the addition of new             designation should decrease the likelihood of an
receivables. If new             early amortization event occurring as a result
receivables are unavailable     of a reduction of the series portfolio yield for
when required you may           a given period. However, this designation will
receive payment of              also reduce the aggregate amount of principal
principal earlier than          receivables, which may increase the likelihood
expected.                       that the transferor will be required to add
                                receivables to the trust. If the transferor were unable to add receivables and could not make a sufficient cash deposit into the Special Funding
                                Account, one or more series of notes, including your series, could go into early amortization resulting in principal being paid before the scheduled payment date.

Additions to trust assets       The transferor expects that it will periodically
may decrease the credit         add additional accounts to the trust and may, at
quality of the assets           times, be obligated to add additional accounts.
securing the repayment of       While each additional account must be an
your notes. If this occurs,     eligible account at the time of its designation,
your receipt of payments of     additional accounts may not be of the same
principal and interest may      credit quality as the initial accounts. There
be reduced, delayed or          are many reasons which could cause differences
accelerated.                    in credit quality including the fact that the
                                additional accounts may have been originated by the bank or other account owner, as applicable, using credit criteria different from those which were applied by the bank to the initial accounts or may have been acquired by the bank or other account owner, as applicable, from an institution which may have had different credit criteria. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the trust. If additional accounts added to the trust reduce the credit quality of the trust assets, it will increase the likelihood that your receipt of payments will be reduced or not be received on the scheduled principal payment date.

The note interest rate and      Some accounts have finance charges set at a
the receivables interest        variable rate based on a designated index, such
rate may re-set at              as the prime rate, while others have finance
different times, resulting      charges based upon a fixed rate. A series of
in reduced or early             notes may bear interest either at a fixed rate
payments to you.                or at a floating rate based on a different
                                index. If the interest rate charged on the accounts declines, collections of finance charge and administrative receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge and administrative receivables. This could result in delayed or reduced payments to you.

                                A decrease in the spread, or difference, between collections of finance charge and administrative receivables and those collections allocated to make interest payments on your notes could also increase the risk of early repayment of your notes.

Subordinated classes bear       One or more classes of notes in a series may be
losses before senior            subordinated to one or more senior classes of
classes. If you own             notes in the same series. Principal allocations
subordinated notes, the         to the subordinated class or classes generally
priority of allocations         do not begin until each of the more senior
among classes of notes may      classes has been paid in full. Therefore, if you
result in payment on your       own subordinate notes, your receipt of principal
notes being reduced or          payments may be delayed or reduced to the extent
delayed.                        the senior noteholders have not received full
                                and timely payments with respect to their notes.
                                Additionally, if collections of finance charge and administrative receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the invested amount for the series might be reduced. This would reduce the amount of the collections of finance charge and administrative receivables allocated to the series in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Allocations of defaulted        The servicer will write off the receivables
receivables could reduce        arising in accounts in the trust portfolio if
payments to you.                the receivables become uncollectible. Your
                                series will be allocated a portion of these defaulted receivables. See "Description of
                                Series Provisions--Allocation Percentages" and
                                "The Bank's Credit Card Portfolio--Collection of
                                Delinquent Accounts" in the accompanying prospectus supplement. If the amount of defaulted receivables allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See "Description of

                                Series Provisions--Application of Collections" and "--Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs" in the accompanying prospectus supplement.

There is no public market       The underwriters may assist in resales of the
for the notes. As a result      notes but they are not required to do so. A
you may be unable to sell       secondary market for any notes may not develop.
your notes or the price of      If a secondary market does develop, it might not
the notes may suffer.           continue or it might not be sufficiently liquid
                                to allow you to resell any of your notes.

Issuance of additional          The trust is expected to issue additional series
series by the trust may         from time to time. The trust may issue
affect the timing of            additional series with terms that are different
payments to you.                from your series without your prior review or
                                consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.
                                The rating agency confirmation primarily will be based on the trust's ability to pay principal by the series final maturity date and interest on each distribution date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series on its expected principal payment date. Therefore, the issuance of a new series may cause payments of principal and interest on your notes to be reduced, delayed or accelerated.

                                    GLOSSARY


     This prospectus uses defined terms. You can find a listing of defined terms in the "Glossary" beginning on page 79 in this prospectus.


                                   THE ISSUER


     Household Affinity Credit Card Master Note Trust I is a statutory trust created under the laws of the State of Delaware on February 14, 2003. It is operated under a trust agreement, dated as of February 14, 2003, as amended from time to time between Household Affinity Funding Corporation III, as Transferor, and Wilmington Trust Company, as owner trustee.


     The activities of the issuer are limited to:

     . acquiring, owning and managing the trust assets and the proceeds of those assets;

     .  issuing and making payments on the notes; and

     .  engaging in related activities.

     The issuer's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Its phone number is 302-651-8856.

     The Transferor will pay the fees of the owner trustee and will reimburse it for particular liabilities and expenses.

                                 USE OF PROCEEDS


     The net proceeds from the sale of each series of notes offered by this prospectus will be paid to the Transferor. The Transferor will use those proceeds to pay the bank or other receivables seller the purchase price of the receivables transferred to the Transferor by the bank or other receivables seller under a receivables purchase agreement. Any receivables seller other than the bank will use those proceeds to pay the bank or other account owner the purchase price of the receivables purchased by it. The bank will use any proceeds received for its general corporate purposes. None of the Transferor, any receivables seller or the bank will receive any of the proceeds from the sale of notes in market-making transactions by any of its affiliates.


                        THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The credit card accounts owned by Household Bank (SB), N.A. primarily are serviced on behalf of the servicer, Household Finance Corporation, by the subservicer, Household Credit Services, Inc., an affiliate of the bank. The accounts in the trust are serviced principally from the subservicer's facilities in Salinas, California, Las Vegas, Nevada and Chesapeake, Virginia.

     The credit card accounts currently consist of primarily MasterCard credit card accounts and may, if issued in the future, include VISA credit card accounts. The accounts in the trust initially will consist of

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

credit cards issued by Household Bank (SB), N.A. under The GM Card program. In the future, the accounts in the trust may consist of credit cards issued by an affiliate of Household Bank (SB), N.A.

ORIGINATION

     The bank principally generates credit card accounts through:

        . direct mail and telemarketing account solicitation on a pre-selected credit basis;

        .  applications mailed directly to prospective cardholders;

        . applications made available to prospective cardholders at various events and retail outlets;

        .  applications generated by advertising in magazines and newspapers;

        .  applications marketed on and submitted through the internet; and

        .  purchases of accounts from other issuers.

     In originating new credit card accounts, the bank generally evaluates the ability of an applicant for a credit card to repay credit card balances by applying credit scoring systems using credit risk models developed in-house and credit bureau score models and bankruptcy score models developed in conjunction with third parties. The bank also uses proprietary GM vehicle ownership data to identify prospective cardholders with an affinity to GM. Credit scoring is intended to provide a general idea, based on the information available, of a person's likelihood to repay his or her debts. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. The credit scoring model used depends on a number of factors, including whether it is a prescreened offer or an unsolicited application. Models for credit scoring are developed using statistics to evaluate common cardholder characteristics and their correlation with credit risk. Periodically, the bank reviews its credit scoring models and, if necessary, updates them to reflect more current statistical data.


     New account originations mainly are the result of direct mailings. These mailings are conducted on a nationwide basis. The direct mailings are either done on a pre-selected basis or an application basis. Persons qualifying for a pre-selected offer are offered a credit card without having to complete a detailed application. For direct mailings, the bank obtains lists containing the names and addresses of individuals from one or more of the independent national credit bureaus or, for The GM Card program, from its program partner.


     For pre-selected offers, the persons on the lists are credit scored to evaluate credit risk in accordance with the bank's established credit quality standards. Based on the outcome of credit scoring and the evaluation of other credit characteristics such as total amount of outstanding credit card debt and payment history as well as demographic data, the bank selects the individuals to receive a pre-selected mailing. The pre-selection process attempts to match these prospects with a product that would be acceptable to that individual. Therefore, the bank offers credit cards with different annual percentage rates and annual fee combinations and enhancement features. The enhancement features offered include insurance coverage, extended warranties, cash back rewards and travel services. A predetermined credit limit is also reserved for each member of the group being solicited, the amount being dependent on each member's individual credit scores and other credit characteristics.

     To accept a pre-selected credit card offer, the prospective cardholder must provide requested information via an acceptance certificate, the telephone or the internet. Upon receipt, the subservicer begins its post-screening process. First, it automatically requests, in most cases, an updated credit report. This updated credit report is also credit scored. Pre-selected candidates may be declined based on their new credit scores, other credit characteristics such as the presence of bankruptcy filings, tax liens, judgments and foreclosures and payment history on the credit bureau report, as well as the level of existing and potential revolving debt relative to stated income. The initial credit line assigned also may be adjusted based upon the updated credit scores and credit characteristic data on the bureau report.



     Credit limits are established for each prospective cardholder based on credit scores, income and other credit characteristics. Credit limits for The GM Card program range from $600 to $50,000. The majority of non-premium accounts for The GM Card program are in the $600 to $5,000 range, while premium accounts generally are assigned credit limits of $5,000 or more, with the majority having a credit limit of approximately $7,000. Credit limits are reviewed regularly for both upward and downward adjustments. Upward adjustments are based upon a combination of the credit risk and usage by the customer. Accounts are reviewed for increases approximately once per quarter. Customers can also request credit line increases. Delinquent accounts with high risk profiles can experience a line decrease up to once every other month.

     The bank and its affiliates have made portfolio acquisitions in the past and additional acquisitions are possible in the future. Prior to acquiring a portfolio, the bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution. There can be no assurance that accounts so acquired were originated in a manner consistent with the bank's policies or that the underwriting and qualification of these accounts conformed to any given standard. After acquisition, however, all accounts periodically are credit screened as described under "--Account Management."

ACCOUNT MANAGEMENT


     Each month all credit card accounts that have been open for more than four months are scored using a behavioral scoring system that predicts the likelihood of serious future delinquency or filing bankruptcy. The behavioral scoring system incorporates an account's previous history as well as credit bureau data. The bank uses behavioral scoring for virtually all portfolio management functions, including to manage credit lines, authorizations, collections, card re-issuance, re-pricing, credit card upgrades, such as upgrading a standard card to a premium card, and balance transfer offers.

INTERCHANGE

      Creditors participating in the VISA USA and MasterCard International associations receive fees, called Interchange, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA USA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. MasterCard and VISA set Interchange fees annually based on the number of credit card transactions and the amount charged per transaction. Interchange ranges between 1% and 2% of the transaction amount. The bank, any other account owner, and the Transferor may be required to transfer to the trust Interchange attributed to cardholder charges for merchandise and services in the related accounts. If so, Interchange will be allocated to the trust as may be reasonably determined or estimated by the servicer. VISA USA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.


For additional information regarding the bank's credit card activities, see "The Bank's Credit Card Portfolio" in the accompanying prospectus supplement.


                               THE TRUST PORTFOLIO

     The assets of the trust include receivables generated through certain revolving credit accounts, all of which are currently owned by the bank. The bank has transferred and assigned to HRAC II and HAFC II for transfer and assignment to the Transferor, for transfer and assignment by the Transferor to the trust, all of the bank's right, title and interest in and to the receivables in the Trust Portfolio. In addition to the receivables in the Trust Portfolio, the trust assets include, to the extent noted below:

     .  all monies due or to become due in payment of these receivables;

     .  all proceeds of these receivables;

     . all proceeds of any credit insurance policies and enhancement products relating to these receivables, if the prospectus supplement for your series of notes so indicates;

     . Interchange, if the prospectus supplement for your series of notes so indicates;

     .  any recoveries allocable to the trust because of these receivables;

     .  any Participations and the related collections conveyed to the trust;

     . all monies on deposit in specified accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

     . proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes;

     . proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes;

     . one share of preferred stock of Household Affinity Funding Corporation III having limited voting rights; and

     .  any other amounts so specified in the prospectus supplement.

     Receivables in the trust consist of:

     .  Principal Receivables; and

     .  Finance Charge and Administrative Receivables.

     The trust considers collections of Interchange and recoveries as collections of Finance Charge and Administrative Receivables. In addition, Principal Receivables include the principal portion of Participations, as determined under the terms and provisions of the participation agreements. If the Transferor exercises the Discount Option, a portion of monthly collections of Principal Receivables will be considered Finance Charge and Administrative Collections and Principal Receivables will be reduced by that amount. See "Description of the Transfer and Servicing Agreement--Discount Option" for a description of the manner of and the conditions to exercise the Discount Option.

     Each of the bank, HRAC II, HAFC II and the Transferor has indicated and, in connection with each future transfer of receivables to the trust, the bank, HRAC II, HAFC II or any other account owner or receivables seller, and the Transferor will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each of the bank, HRAC II, HAFC II, the Transferor or other account owner, has provided or caused to be provided to the owner trustee on the Required Delivery Date computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer of the receivables to the trust. None of the bank, HRAC II, HAFC II or any other account owner or receivables seller, or the Transferor will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by any of the bank, HRAC II, HAFC II or any other account owner or receivables seller, and the Transferor are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the bank, HRAC II, HAFC II or any other account owner or receivables seller, and the Transferor are and will be required to be marked to evidence these transfers. Each of the bank, HRAC II, HAFC II and the Transferor has filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors--Some interests could have a priority over the indenture trustee's interest in the receivables, or could cause delayed or reduced payments to you" and "Material Legal Aspects of the Receivables" in this prospectus.

     All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the trust and designated as being in a pool of assets other than pool one, a separate collection account and Special Funding Account will be created for that pool. Series of notes which are issued and secured by assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus and the accompanying prospectus supplement to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

     Initially, a group of revolving credit accounts were selected and designated for inclusion in the trust. In the future, additional revolving credit accounts may be designated for inclusion in the trust as well as Participations in lieu of, or in addition to, additional accounts. Revolving credit accounts initially designated and any future accounts designated for inclusion in the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the Transferor must accept retransfer of these receivables.

     The Transferor has the right, and may be required to, designate additional accounts for inclusion in the Trust Portfolio, as described under "Description of the Transfer and Servicing Agreement--Addition of Trust Assets" in this prospectus.

     The Transferor also has the right to remove accounts from the Trust Portfolio, as described under "Description of the Transfer and Servicing Agreement--Removal of Trust Assets" in this prospectus. If the Transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the Transferor.

     When the trust issues a new series of notes, the Transferor will represent and warrant to the trust that, as of the closing date for the new series, the revolving credit accounts designated for inclusion in the trust met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus for more information on eligibility criteria for revolving credit accounts and receivables.

     The prospectus supplement relating to each series of notes will provide information about the Trust Portfolio as of the date specified. This information will include:

     .  the amount of Principal Receivables;

     .  the amount of Finance Charge and Administrative Receivables;

     .  the range and average of balances of the accounts;

     .  the range and average of credit limits of the accounts;

     .  the range and average of ages of the accounts;

     .  the geographic distribution of the accounts; and

     .  delinquency statistics relating to the accounts.

                            DESCRIPTION OF THE NOTES

     The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued from the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series.

GENERAL

     The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of Principal Receivables and Finance Charge and Administrative Receivables based on the Investor Percentage. The Investor Percentage will be based on the Invested Amount for a series. References to a series in this prospectus include any subseries of a series.

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     Each series of notes may consist of one or more classes, one or more of which may be senior notes and/or one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

     .  note rating;

     .  availability and amount of enhancement;

     .  priority of entitled payments;

     .  amounts allocated to interest and principal payments;

     .  interest rate; and

     .  maturity date.

     Payments and deposits of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

     The Transferor initially will own the Transferor Certificate. The holder of the Transferor Certificate, subject to limitations, will have the right to the Transferor Percentage of all cardholder payments from the receivables in the trust. The Transferor Certificate may be transferred, in whole or in part, subject to the limitations and conditions set forth in the trust agreement and the transfer and servicing agreement, and, at the discretion of the Transferor, the Transferor Certificate may be held in either certificated or uncertificated form. See "Description of the Transfer and Servicing Agreement--Matters Regarding the Servicer and the Transferor" in this prospectus.

     During the Revolving Period, the Invested Amount of a series will remain constant except under limited circumstances. See "--Defaulted Amount; Investor Charge-Offs" in this prospectus. The amount of Principal Receivables in the trust, however, will vary each day as new Principal Receivables are created and others are paid. The Transferor Amount will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of Principal Receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Amount will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of Principal Receivables in the trust. The Transferor Amount may also be reduced as the result of new issuances. See "--New Issuances" in this prospectus.

     If the servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Transferor Amount will be reduced by the amount of the adjustment. In addition, the Transferor Amount will be reduced as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

NOTE RATINGS

     Any rating of the notes by a Rating Agency will indicate:

     . its view on the likelihood that noteholders will receive required interest and principal payments; and

     . its evaluation of the receivables and the availability of any credit enhancement for the notes.

     Among the things a rating will not indicate are:

     . the likelihood that interest or principal payments will be paid on a scheduled date;

     .  the likelihood that an Amortization Event will occur;

     . the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

     .  the marketability of the notes;

     .  the market price of the notes; or

     .  whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a Rating Agency.

     The Transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one Rating Agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.

BOOK-ENTRY REGISTRATION

     Generally, notes offered through the prospectus and the accompanying prospectus supplement:

     .  will be represented by notes registered in the name of a DTC nominee;

     . will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

     .  will be available for purchase in book-entry form only.

     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

      DTC has informed the Transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a Definitive Note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to

DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

     The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

     Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The Transferor has not independently verified the accuracy of this information.

     You may hold your notes through DTC in the U.S., Clearstream Luxembourg or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective Depositaries which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates or notes. Participants include securities brokers and dealers, who may include the underwriters of any series, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during the subsequent securities settlement processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Note Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, Note Owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or Note Owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and Note Owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which Note Owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes, Note Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a Note Owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

     DTC has advised the Transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the Transferor that it will take those actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

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


     Clearstream Luxembourg is a duly licensed bank organized as a "societe anonyme," limited company, under the laws of Luxembourg. As a licensed bank, Clearsteam Luxembourg is regulated by the Luxembourg Monetary Institute. Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Luxembourg is registered as a bank in Luxembourg. Clearstream Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., as the operator of the Euroclear Systems, in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     Clearstream Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Luxembourg. Clearstream Luxembourg currently accepts over 110,000 securities issues on its books.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The operator of the Euroclear System is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates or notes to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Distributions with respect to notes held through Clearstream Luxembourg or Euroclear will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this prospectus. Clearstream Luxembourg or the Euroclear operator, as the case may be, will take any other


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

action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE NOTES

     The notes of each series will be issued as Definitive Notes to Note Owners or their nominees, rather than to DTC or its nominee, only if:

     . the servicer advises the indenture trustee for that series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a given class of notes, and the servicer is unable to locate and reach an agreement on satisfactory terms with a qualified successor;

     . the servicer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

     . after the occurrence of a Servicer Default or an Event of Default, beneficial owners of a class representing more than 50% of the outstanding principal amount of that class of notes advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the Note Owners of that class of notes.

     If any of these events occur, DTC must notify all participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as Definitive Notes, and thereafter the indenture trustee will recognize the registered holders of those Definitive Notes as noteholders under the indenture.

     Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of Definitive Notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the Definitive Notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note, whether Definitive Notes or the notes registered in the name of Cede & Co. representing the notes, however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of Definitive Notes for a period of fifteen days preceding the due date for any payment on those Definitive Notes.

NEW ISSUANCES

     The indenture provides that, under any one or more indenture supplements, the Transferor may cause the trust to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, the Transferor, the servicer, the indenture trustee or the trust are not required and do not intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any applicable Rating Agency of its rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or in transactions either registered under the Securities Act, or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. The Transferor may cause the trust to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each Rating Agency at least five days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is expected to occur.

     The trust will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

        (1) an indenture supplement specifying the principal terms of the new series;

        (2) a Tax Opinion;

        (3) if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the Transferor and the issuer of the credit enhancement;

        (4) written confirmation of the satisfaction of the Rating Agency Condition;

        (5) a certificate of an authorized officer of the Transferor to the effect that it reasonably believes the new issuance will not have an Adverse Effect; and

        (6) after giving effect to the new issuance, the total amount of Principal Receivables plus the principal amount of any Participations previously transferred to the trust exceeds the Required Minimum Principal Balance.

     To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.

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

FUNDING PERIOD

     For any series of notes, the total amount of Principal Receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial invested amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the Funding Period.

     During the Funding Period, the portion of the series amount not invested in receivables will be maintained in a pre-funding account. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series.

     During the Funding Period, funds on deposit in the pre-funding account will be paid to the Transferor as the Invested Amount increases. If the Invested Amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the Funding Period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, funds on deposit in the pre-funding account will be invested by the indenture trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each distribution date during the Funding Period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account as Finance Charge and Administrative Collections to make interest payments on the notes of the related series in the manner specified in the related prospectus supplement.

     The prospectus supplement for a series with a Funding Period will set forth:

     .  the series' initial Invested Amount;

     .  the series' full Invested Amount;

     . the date on which the series' Invested Amount is expected to equal the full Invested Amount;

     . the date by which the Funding Period will end; provided that the Funding Period will not exceed one year; and

     . what other events, if any, will occur if the end of the Funding Period is reached before the full Invested Amount is funded.

PAIRED SERIES

     The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

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

     If an Amortization Event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of Principal Receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Description of Series Provisions--Principal Payments--Controlled Accumulation Period" and "--Early Amortization Period" in the accompanying prospectus supplement.

INTEREST PAYMENTS

     For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest on the notes, other than zero coupon notes, will generally be paid, or deposited for later payment, to noteholders on the applicable distribution dates.

     Interest payments or deposits on any distribution date will be funded from:

     . collections of Finance Charge and Administrative Receivables allocated to the Invested Amount during the preceding due period or periods;

     .  investment earnings, if any, on any funds held in trust accounts;

     . any credit enhancement, to the extent described in the accompanying prospectus supplement;

     . any derivative counterparty, to the extent described in the accompanying prospectus supplement; and

     .  other amounts specified in the prospectus supplement.

     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

     Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

PRINCIPAL PAYMENTS

     Generally, each series will begin with a Revolving Period during which no principal payments will be made to the noteholders of that series. Following its Revolving Period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

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

     Principal payments for any series or the related class will be funded from collections of Principal Receivables and other trust assets received during the related due period or periods as specified in the accompanying prospectus supplement and allocated to that series or class. Principal payments may also be funded from proceeds from the issuance of notes in the same principal sharing group, subject to the consent of the noteholders of a series or class representing a majority of the outstanding principal amount of the notes of that series or class.

     Principal will accumulate in a principal funding account if your series features a Controlled Accumulation Period or an Early Accumulation Period and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during a Controlled Accumulation Period, on each distribution date an amount of principal, up to the amount specified, will be set aside in a principal funding account. If an Amortization Event occurs and your series features an Early Accumulation Period after that Amortization Event, the full amount of Principal Available to your series will be deposited in the related principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal is expected to be paid to you on the date specified in the prospectus supplement for your class or series, or earlier if an amortization period begins before your Expected Principal Payment Date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

     Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

     If your series features a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement. Your class of notes might also begin to pay the full amount of available principal owed to you if the accompanying prospectus supplement specifies that your class will begin early amortization and an Amortization Event occurs.

     If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The accompanying prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.

     We cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The Expected Principal Payment Date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We cannot assure you that these payment rate assumptions will be correct. Payment rates generally depend on collections of Principal Receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the bank's or other account owner's entire portfolio of the accounts related to the Trust Portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any Amortization Event may substantially shorten the average life of your notes.

CREDIT ENHANCEMENT

   General

     For any series, credit enhancement may be provided by one or more of the related classes or one or more other series. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series or one or more other series, overcollateralization, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class or series to the extent described in that accompanying prospectus supplement.

     Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

     .  the amount payable under that credit enhancement;

     .  any conditions to payment not described here;

     . the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

     . any material provision of any agreement relating to that credit enhancement.

     Additionally, the accompanying prospectus supplement may set forth information with respect to any credit enhancement provider, including:

     .  a brief description of its principal business activities;

     . its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     . if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     . its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of specified Amortization Events with respect to that series. In this event, the credit enhancement provider will have an interest, called a collateral invested amount, in specified cash flows in respect of the receivables to the extent described in that prospectus supplement.

   Subordination

     If so specified in the accompanying prospectus supplement, a series or one or more classes of any particular series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to other series or to the senior notes within that series. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of other senior series or senior notes within that series, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

     The accompanying prospectus supplement will also set forth information concerning:

     . the amount of subordination of a series or a class or classes of subordinated notes within a series;

     .  the circumstances in which that subordination will be applicable;

     . the manner, if any, in which the amount of subordination will decrease over time; and

     . the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of other senior series or senior notes of that series.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for another series or another class in that series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

   Overcollateralization

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a subordinated interest, which may be held by the Transferor, in receivables collateral not allocable to other series or evidenced by the Transferor Certificate. The rights of the holders of this overcollateralization interest to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right or priority to the rights of holders of senior notes within that series, but only to the extent set forth in the accompanying prospectus supplement.

   Cash Collateral Guaranty or Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement.

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

The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

   Spread Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of available excess cash flow from the trust assets into an account, referred to as the spread account, intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

   Reserve Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

   Letter of Credit

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the L/C bank, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

     The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial invested amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

   Surety Bond or Insurance Policy

     If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

     If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

AMORTIZATION EVENTS

     Unless otherwise specified in the accompanying prospectus supplement, as described above, the Revolving Period will continue through the date specified in the accompanying prospectus supplement unless an Amortization Event occurs prior to that date. An Amortization Event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement.

     The Early Amortization Period (or, if so specified in the accompanying prospectus supplement, the Early Accumulation Period) will begin on the first day of the due period in which an Amortization Event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the Early Amortization Period (or, if so specified in the accompanying prospectus supplement, the Early Accumulation Period) will begin on the day an Amortization Event occurs. If, because of the occurrence of an Amortization Event, the Early Amortization Period begins earlier than the scheduled commencement of an amortization period or prior to an Expected Principal Payment Date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

     In addition to the consequences of an Amortization Event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the Transferor, on the day of that event the Transferor will immediately cease to transfer Principal Receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any Principal Receivables transferred to the trust prior to this event, as well as collections on those Principal Receivables and Finance Charge and Administrative Receivables accrued at any time with respect to those Principal Receivables, will continue to be part of the trust assets and will be applied as specified above in "--Interest Payments," "--Principal Payments" and in the accompanying prospectus supplement.

     If the only Amortization Event to occur is either the insolvency of the Transferor or the commencement of a bankruptcy case by or against the Transferor, the bankruptcy court may have the power to require the continued transfer of Principal Receivables to the trust. See "Risk Factors--If a conservator or receiver were appointed for the bank or other account owner or receivables seller, or the transferor or other account owner or receivables seller became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     For each series, unless otherwise specified in the related prospectus supplement, the servicer has the option to require the Transferor to repurchase the notes at any time after the remaining outstanding principal amount of that series, excluding any portion of a class of notes held by the Transferor or an affiliate, is 10% or less of the initial principal amount of that series if conditions set forth in the related indenture supplement are met. The repurchase price will equal:

        (1) the outstanding principal amount of the notes of that series, plus

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

        (2) any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

     Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the Transferor.


     For any series of notes, the related prospectus supplement may specify different conditions to the servicer's repurchase option and a different method for determining the repurchase price; provided that:


     . the repurchase price of a series of notes will never be less than the outstanding principal amount of the notes of that series and accrued and unpaid interest through the repurchase date; and


     . the servicer may only exercise its repurchase option if noteholders will receive an amount equal to the outstanding principal amount of their notes together with accrued and unpaid interest thereon through the repurchase date.


     The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional reassignment to the Transferor or otherwise. Each prospectus supplement will specify the latest date by which principal and interest for the series of notes can be paid, known as the Series Final Maturity Date. However, the notes may be subject to prior termination as provided above. For any series, the failure to pay principal of the related notes on the Series Final Maturity Date will be an Event of Default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "Description of the Indenture--Events of Default; Rights Upon Event of Default" in this prospectus.

     Unless the servicer and the holder of the Transferor Certificate instruct the indenture trustee otherwise, the trust will terminate on the Trust Termination Date. Upon the termination of the trust and the surrender of the Transferor Certificates, the indenture trustee will convey to the holders of the Transferor Certificates all right, title and interest of the trust in and to the receivables and other funds of the trust. Upon termination of the trust, the trust or noteholders as sellers of the trust receivables back to the holders of the Transferor Certificate will not retain any direct or indirect liability to the holders of the Transferor Certificate with respect to those receivables.

DEFEASANCE

     If so specified in the prospectus supplement relating to a series, the Transferor may terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an Amortization Event for any series. Prior to its first exercise of its right to substitute money or Eligible Investments for receivables, the Transferor will deliver to the indenture trustee:

     . a statement from a firm of nationally recognized independent public accountants, who may also render other services to the Transferor, to the effect that the deposit is sufficient to make all the payments specified above;

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

     . an officer's certificate stating that the Transferor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an Event of Default or an Amortization Event with respect to any series;

     . written confirmation from each Rating Agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     .  an opinion of counsel to the effect that:

           . for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

           . the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

REPORTS TO NOTEHOLDERS

     Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The Paying Agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

     Periodic information to noteholders generally will include:

     .  the total amount distributed;

     .  the amount of principal and interest for distribution;

     . if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

     . collections of Principal Receivables and Finance Charge and Administrative Receivables allocated to the series;

     . the aggregate investor defaulted amount as defined in the accompanying prospectus supplement allocated to the series;

     . Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;


     .  the servicing fee for that series;


     . the aggregate amount of Principal Receivables, the outstanding principal amount of the notes for the series and the outstanding principal amount of the notes as a percentage of the aggregate amount of the Principal Receivables in the Trust Portfolio;

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

     . the Invested Amount and the adjusted invested amount as defined in the accompanying prospectus supplement for that series;

     . the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;

     . the series portfolio yield, each as defined in the accompanying prospectus supplement, for the series; and

     . the aggregate outstanding balance of accounts broken out by delinquency status.

     In addition, with respect to a series that incorporates a Funding Period, as described under "Description of the Notes--Funding Period" periodic information to noteholders will include:

     . the series' initial Invested Amount, the series' full Invested Amount, and the series' current Invested Amount; and

     .  the amount on deposit in the pre-funding account.

     By January 31 of each calendar year, the Paying Agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the notes were outstanding, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

     In addition, noteholders will receive reports with information regarding the indenture trustee. See "Description of the Indenture--Indenture Trustee's Annual Report" in this prospectus.

INVESTOR PERCENTAGE, TRANSFEROR PERCENTAGE AND CREDIT ENHANCEMENT PERCENTAGE

     The servicer will allocate all collections of Finance Charge and Administrative Receivables, all collections of Principal Receivables and all Defaulted Amounts among:

        (1) each series issued and outstanding;

        (2) the transferor's interest; and


        (3) if the related prospectus supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective investor percentages for each series, the Transferor Percentage and, where applicable, the credit enhancement percentage. The related prospectus supplements will set forth how the investor percentages are calculated.

GROUPS

   General

     The notes of a series may be included in one or more groups of series that share specified collections of Finance Charge and Administrative Receivables and/or Principal Receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

   Excess Finance Charge Sharing Group

     If a series is identified in the prospectus supplement for that series as included in an excess finance charge sharing group, collections of Finance Charge and Administrative Receivables in the Trust Portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. If one series requires more collections of Finance Charge and Administrative Receivables than allocated through its Investor Percentage, it will have access to all of these shared excess finance charge and administrative collections from other series in its group. If two or more series require more collections of Finance Charge and Administrative Receivables, excess finance charge and administrative collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

   Reallocation Group

     If a series is identified in the prospectus supplement for that series as included in a reallocation group, collections of Finance Charge and Administrative Receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for specified required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of collections of Finance Charge and Administrative Receivables allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you." The prospectus supplement with respect to a series offered hereby will specify whether that series will be included in a reallocation group or another type of group and whether any previously issued series have been included in that group. Any series offered hereby may, if so specified in the related prospectus supplement, be included in a reallocation group.

   Shared Enhancement Group

     If a series is identified in the prospectus supplement for that series as included in a shared enhancement group, that series may share collections of Finance Charge and Administrative Receivables and other amounts and share in the same credit enhancement for each series in that group. Any issuance of a new series in a shared enhancement group may reduce or increase the amount of collections of Finance Charge and Administrative Receivables allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you." Sharing may take the form, among others, of classes of notes of one or more series in a particular shared enhancement group issued from time to time which are subordinate to other classes issued at the same or a different time in different series in that group. In addition, if specified in its prospectus supplement a series may consist of one or more classes of notes issued in one or more subseries. All subseries of that series would share collections of Finance Charge and Administrative Receivables and other amounts and share in the same credit enhancement for that series.

   Principal Sharing Group

     If a series is identified in the prospectus supplement for that series as included in a principal sharing group, to the extent that principal allocated to that series is in excess of the amount needed for deposit or distribution for that series, this excess amount will be available to make principal payments or deposits required by other series, if any, in the same principal sharing group. If collections of Principal Receivables in the Trust Portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.

SHARED TRANSFEROR PRINCIPAL COLLECTIONS

     If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of Principal Receivables in the Trust Portfolio otherwise payable to the holders of the Transferor Certificate may be available to make principal payments or deposits required by noteholders of one or more series so long as there are no adverse regulatory consequences to the Transferor or an affiliate. These shared transferor principal collections will be limited to those series identified in the prospectus supplements as being entitled to receive shared transferor principal collections. If two or more series require more collections of Principal Receivables, transferor principal collections will be shared among the series in the manner and priority set forth in the related prospectus supplements. The Transferor may cease to share transferor principal collections if, at any time, adverse regulatory consequences occur.

TRUST BANK ACCOUNTS

     The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a collection account, which shall be a Qualified Account. The servicer will also establish and maintain in the name of the indenture trustee, a Special Funding Account, which also is required to be a Qualified Account. Funds in the collection account and the Special Funding Account will be assets of the trust and will be invested, at the direction of the servicer, in Eligible Investments. Net investment earnings on funds on deposit in the Special Funding Account shall be treated as collections of Finance Charge and Administrative Receivables except as otherwise specified in the accompanying prospectus supplement.

     The Paying Agent will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

APPLICATION OF COLLECTIONS

     Except in the circumstance described in this section, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the Trust Portfolio. The servicer must also allocate these deposits between accounts and to various parties. However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

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

        (1) Household Finance Corporation remains the servicer under the transfer and servicing agreement and maintains a commercial paper rating of not less than F1 by Fitch, P-1 by Moody's and A-1 by Standard & Poor's;

        (2)(a) Household Finance Corporation remains the servicer under the transfer and servicing agreement;

        (b) no Amortization Event, Reinvestment Event or Event of Default has occurred;


        (c) the parent of Household Finance Corporation maintains a commercial paper rating of not less than F1 by Fitch, P-1 by Moody's and A-1 by Standard & Poor's; and


        (d) in the event of a material change in the financing relationship between Household Finance Corporation and Household International, Inc.:

           (i) Household Finance Corporation notifies each Rating Agency; and

           (ii) the Rating Agency Condition is satisfied with respect to that material change; or

        (3) any other arrangements are made and written confirmation is received from the specified Rating Agency for which the above requirements are not satisfied such that the Rating Agency Condition is satisfied with respect to that Rating Agency.

     The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.

     Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

        (1) the Transferor Percentage of collections of Finance Charge and Administrative Receivables in the Trust Portfolio will be paid to the holders of the Transferor Certificates in accordance with the trust agreement,

        (2) collections of Principal Receivables in the Trust Portfolio allocable to the holders of the Transferor Certificates will be:

            (a) paid to the holders of the Transferor Certificates in accordance with the trust agreement only if the Transferor Amount exceeds zero and those collections are not required to be used as shared transferor principal collections;

            (b) deposited in the Special Funding Account; or

            (c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared transferor principal collections;

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

        (3) for each series, the relevant Investor Percentage of collections of Finance Charge and Administrative Receivables in the Trust Portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

        (4) if the series is in its Revolving Period, the applicable Investor Percentage of collections of Principal Receivables in the Trust Portfolio allocated to the series will be:

            (a) paid to the holders of the Transferor Certificates in accordance with the trust agreement only if the Transferor Amount is greater than the Required Transferor Amount and those collections are not required to be used as shared principal collections;

            (b) deposited in the Special Funding Account; or

            (c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared principal collections;

        (5) if the series is in its Controlled Accumulation Period, Controlled Amortization Period or Early Accumulation Period, as applicable, the applicable Investor Percentage of collections of Principal Receivables in the Trust Portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement; provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holders of the Transferor Certificates in accordance with the trust agreement, subject to the limitations described in clause (2)(a) above; and

        (6) if the series is in its Early Amortization Period, the applicable Investor Percentage of collections of Principal Receivables in the Trust Portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

     In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

     Any amounts collected in respect of Principal Receivables and not paid to the holders of the Transferor Certificates in accordance with the trust agreement because the Transferor Amount is less than the Required Transferor Amount as described in paragraph (2) above, together with any adjustment payments, will be paid to and held in the Special Funding Account and paid to the holders of the Transferor Certificates in accordance with the trust agreement if, and only to the extent that, the Transferor Amount is greater than the Required Transferor Amount. If an amortization period or accumulation period has commenced, the amounts described in the previous sentence will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the Expected Principal Payment Date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

     If the servicer determines, based upon the yield of Special Funding Account investments during the previous due period, that by decreasing the amount on deposit in the Special Funding Account, any outstanding series which permits the partial amortization of the principal balance of its notes may be prevented from experiencing an Amortization Event based upon insufficiency of yield, the servicer will on

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

the next distribution date instruct the indenture trustee to apply funds on deposit in the Special Funding Account as Partial Amortization SFA Amounts to that series, and if more than one series, to each on a pro rata basis according to each Invested Amount, in an amount such that the Special Funding Account is reduced to an amount which, based on the then current investment yield, would not cause a yield insufficiency amortization event for any series then outstanding.

DEFAULTED AMOUNT; INVESTOR CHARGE-OFFS

     Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the Determination Date, the servicer will calculate the aggregate investor default amount for the preceding due period, which will be equal to the aggregate amount of the Investor Percentage of Defaulted Amounts. If so provided in the accompanying prospectus supplement, an amount equal to the investor defaulted amount for any due period may be paid from collections of Finance Charge and Administrative Receivables allocable to that series and other amounts specified in the accompanying prospectus supplement, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the Transferor Certificate, as appropriate.

     With respect to each series of notes, the Invested Amount with respect to that series will be reduced by Investor Charge-Offs. Investor Charge-Offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, the investor defaulted amount and any other fees specified in the accompanying prospectus supplement which are payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to that series.

                          DESCRIPTION OF THE INDENTURE

     The following summarizes the material terms of the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the notes of any series, "Events of Default" under the indenture will be any of the following:

        (1) the trust fails to pay principal when it becomes due and payable for that series of notes on the Series Final Maturity Date;

        (2) the trust fails to pay interest on the notes when it becomes due and payable and the default continues for a period of 35 days;

        (3) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust in an involuntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the trust or ordering the winding-up or liquidation of the trust's affairs and such decree or order remains unstayed and in effect for 60 or more consecutive days;

        (4) the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the

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

     entry of an order for relief in an involuntary case under any such law, or the consent by the trust to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the trust, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay, or the admission in writing by the trust of its inability to pay, its debts as such debts become due, or the taking of action by the trust in furtherance of any of the foregoing;


        (5) the trust fails to observe or perform written covenants or agreements made in the indenture and the failure continues, or is not cured, for 60 days after written notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the outstanding principal amount of the affected series and, as a result of such failure, the interests of the noteholders are materially adversely affected and continue to be materially adversely affected during the 60 day period; or


        (6) any other Events of Default described in the accompanying prospectus supplement.

     Failure to pay the full principal amount of a note on its Expected Principal Payment Date will not constitute an Event of Default.

     An Event of Default with respect to one series of notes will not necessarily be an Event of Default with respect to any other series of notes.

     If an Event of Default, other than with respect to clauses (3) and (4) above, should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may declare all the notes of that series to be immediately due and payable. This declaration may, under limited circumstances, be rescinded by noteholders holding more than 50% of the outstanding principal amount of the notes of that series. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the trust should occur and be continuing, the indenture trustee shall be deemed to have automatically declared all of the notes immediately due and payable. Upon such declaration, the Revolving Period, or other period of principal payment or accumulation, other than an Early Amortization Period, with respect to the affected series will terminate and an Early Amortization Period will commence.

     Generally, in the case of any Event of Default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may, in limited cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

     After acceleration of a series of notes, collections of Principal Receivables and Finance Charge and Administrative Receivables allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and other accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

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



     In general, the indenture trustee will enforce the rights and remedies of the holders of the accelerated series of notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

        (1) the noteholders of at least 25% of the outstanding principal amount of the affected series make a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

        (2) the noteholders give the indenture trustee written notice of a continuing Event of Default;

        (3) the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

        (4) the indenture trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

        (5) the indenture trustee has not received during the 60-day period described in clause (4) above, from noteholders holding more than 50% of the outstanding principal amount of the notes of that series a direction inconsistent with the request;

provided, however, you may at any time institute a proceeding to enforce your right to receive all amounts of principal and interest due and owing to you under your note.

     If any series of notes has been accelerated following an Event of Default, and the indenture trustee has not received any valid directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any Event of Default occurs and is continuing with respect to the notes, the indenture trustee:

     . may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

     . may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

     . may, at its own election or at the direction of noteholders holding more than 50% of the outstanding principal amount of the accelerated series of notes, excluding any portion of a class of notes held by the Transferor or an affiliate, foreclose on the portion of the receivables which secure that accelerated series of notes by causing the trust to sell to a permitted assignee Principal Receivables in an amount generally equal to the Invested Amount of the accelerated series notes plus the related Finance Charge and Administrative Receivables to a third party, who would not cause the trust to be taxable as a publicly traded partnership for federal income tax purposes, but only if it determines

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

        that the proceeds of the sale of Principal Receivables will be sufficient to pay principal of and interest on the accelerated series of notes in full; and

     . must, at the direction of noteholders holding more than 66 2/3% of the outstanding principal amount of each class of notes of the accelerated series, excluding any portion of a class of notes held by the Transferor or an affiliate, foreclose on the portion of the receivables which secure that accelerated series of notes regardless of the sufficiency of proceeds thereof, by causing the trust to sell Principal Receivables in an amount generally equal to the Invested Amount of the accelerated notes plus the related Finance Charge and Administrative Receivables to a third party, who would not cause the trust to be taxable as a publicly traded partnership for federal income tax purposes, regardless of the sufficiency of the proceeds recovered from the sale of Principal Receivables.

     Following the foreclosure and sale of the collateral, or portion of the collateral, for the notes of a series and the application of the proceeds of that sale to that series and the application of the amounts then held in the collection account, the Special Funding Account and any series accounts for that series and any amounts available under the series enhancement for that series, that series will no longer be entitled to any allocation of collections or other property constituting the collateral for the notes of that series under the indenture and the notes of that series will no longer be outstanding.

     None of the Transferor, the owner trustee, the indenture trustee, the servicer, the bank, any other account owner or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent non-recourse obligations solely of the trust, and the notes will not be insured or guaranteed by the Transferor, the servicer, the owner trustee, the indenture trustee, the bank or any other person or entity.

MATERIAL COVENANTS

     The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

     . the entity formed by or surviving the consolidation or merger, or that acquires the Issuer's business, is organized under the laws of the United States, any state of the United States or the District of Columbia;

     . the entity is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended;

     . the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

     . no Amortization Event or Event of Default with respect to any outstanding series shall have occurred and be continuing immediately after the merger, consolidation or sale;

     . the Rating Agency Condition has been satisfied with respect to the transaction;

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     .  the trust has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

     . any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

     . the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

     The trust will not, among other things:

     . except as expressly permitted by the indenture, the transfer and servicing agreement, the trust agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

     . claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

     .  voluntarily dissolve or liquidate in whole or in part; or

     . permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, except as may be created by the terms of the indenture; or (3) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

     The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the transaction documents.

MODIFICATION OF THE INDENTURE

     The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each Rating Agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

     . to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

     . to reflect the agreement of another person to assume the role of the trust;

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

     . to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

     .  to transfer or pledge any property to the indenture trustee;

     . to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

     . to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

     . to permit the issuance of one or more new series of notes in accordance with the indenture; or

     . to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

     The trust and the indenture trustee may also, without the consent of any noteholders and without prior notice to each Rating Agency, enter into one or more supplemental indentures in order to:

     . cure any ambiguity, correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

     . make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; and

     . qualify for sale treatment under the appropriate generally accepted accounting principles;

In each case, upon receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor's reasonable belief, the action will not have an Adverse Effect.

     The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

     .  satisfaction of the Rating Agency Condition;

     . receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor's reasonable belief, the action will not have an Adverse Effect; and

     .  receipt of a Tax Opinion.

     The trust and the indenture trustee may also, without the consent of the noteholders of any series or the Series Enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

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

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the Transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

     .  satisfaction of the Rating Agency Condition; and

     . the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

The trust and the indenture trustee will not, without prior notice to each Rating Agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

     . change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

     . impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

     . reduce the percentage which constitutes a majority of the outstanding principal amount of the notes of any series, whose consent is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

     . reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

     . decrease the percentage of the outstanding principal amount of the notes required to amend the sections of the indenture that specify the percentage of the aggregate principal amount of the notes of a series necessary to amend the indenture or other related agreements;

     . modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, or the bank, any other account owner or any of their affiliates; or

     . permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

     The trust and the indenture trustee may otherwise, with prior notice to each Rating Agency and with the consent of noteholders holding more than 66 2/3% of the outstanding principal amount of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

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

ANNUAL COMPLIANCE STATEMENT

     The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

     Upon the issuance of Definitive Notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

     An indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

RESIGNATION AND REMOVAL OF THE INDENTURE TRUSTEE

     The indenture trustee may resign at any time, in which event the servicer will appoint a successor indenture trustee for your series. The servicer may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent. The servicer will then be obligated to appoint a successor indenture trustee for your series. If an Event of Default occurs under the indenture and the accompanying prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

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               DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT

GENERAL

     On the initial closing date the Transferor transferred certain receivables to the issuer under the transfer and servicing agreement. In the transfer and servicing agreement, Household Finance Corporation will agree to service the receivables for the trust through its affiliate, Household Credit Services, Inc., acting as subservicer. The following summarizes the material terms of the transfer and servicing agreement. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

     When the trust issues a new series of notes, the Transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

   Regarding No Conflict

     . the execution and delivery by the Transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the Transferor is a party; and

     . all required governmental approvals in connection with the execution and delivery by the Transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

     If a representation or warranty made by the Transferor is later found to be materially incorrect when made, and:

     . continues to be materially incorrect for 60 days after notice to the Transferor by the indenture trustee, or to the Transferor and the indenture trustee by any noteholder; and

     . as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period,

then the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may give notice to the Transferor and the servicer, and to the indenture trustee if given by the noteholders, declaring that an Amortization Event has occurred. Declaring an Amortization Event will automatically begin early amortization or, if specified in the accompanying prospectus supplement, early accumulation of principal.

   Regarding Enforceability

     The Transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

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

     . as of the closing date, the Transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

     . the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the Transferor; and

     . the trust has all right, title and interest in the receivables in the Trust Portfolio or has a first priority perfected security interest in these receivables.

     In the event:

     .  any representation or warranty described immediately above is breached;
        and

     . as a result, the interests of noteholders in the receivables in the Trust Portfolio are materially and adversely affected;

then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the outstanding principal amount of all of the trust's outstanding series may give notice to the Transferor and the servicer, and to the owner trustee and indenture trustee if given by the noteholders, directing the Transferor to accept reassignment of the entire Trust Portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

     . within 60 days, or up to 120 days if specified in the notice, the Transferor cures the breach and any material adverse effect caused by the breach; or

     . on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the Transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     Reassignment of the Trust Portfolio and the Transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.


   Regarding the Accounts and the Receivables

     The Transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the Trust Portfolio. Only Eligible Accounts can be designated as accounts for the Trust Portfolio. We can give you no assurance that Eligible Accounts will remain eligible once added to the trust.

     The Transferor also represents that each receivable in the Trust Portfolio is an Eligible Receivable when created. If a receivable in the Trust Portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the Trust Portfolio are materially and adversely affected, the Transferor must accept reassignment of the principal amount of this ineligible receivable. However, the Transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the Transferor or receipt by the Transferor of written

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

notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

     The Transferor will accept reassignment of an ineligible receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Amount. If this would reduce the Transferor Amount below the Required Transferor Amount, the Transferor will make a cash deposit in the trust's Special Funding Account in the amount by which the Transferor Amount would have been reduced below the Required Transferor Amount. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The Transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

   Additional Representations and Warranties in the Prospectus Supplement

     The accompanying prospectus supplement may specify additional representations and warranties made by the Transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the Trust Portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

ADDITIONAL TRANSFERORS

     The Transferor may, from time to time, designate one or more of its affiliates as Additional Transferors under the transfer and servicing agreement. In connection with this designation, the Transferor will exchange the Transferor Certificate for a newly issued Transferor Certificate modified to reflect any additional ownership interest in the Transferor Amount. The transfer and servicing agreement may be amended to permit the designation of these Additional Transferors and the exchange of the Transferor Certificate without noteholder consent upon:

     . delivery to the owner trustee and the indenture trustee of a Tax Opinion regarding the exchange; and

     . receipt of written confirmation from each Rating Agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

ELIGIBLE ACCOUNTS

     An "Eligible Account" means, with respect to the initial accounts, the Initial Cut-Off Date, or with respect to additional accounts, the related additional cut-off date, each revolving credit account owned by the bank or other account owner:

     . which was in existence and maintained by the bank or other account owner, as applicable;

     .  which is payable in United States dollars;

     . the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases; provided, however, that as of any date of determination, up to 1% of the revolving credit accounts in the trust, calculated by number of accounts, may have account obligors who have provided as their billing addresses, addresses located outside of the United States;

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

     . except for certain zero balance accounts, accounts which have an obligor who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

     . which has not been classified as an account with respect to which the related card, if any, has been lost or stolen or the related account number has been stolen;

     . which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an Additional Transferor or to any other party other than any Transferor under a receivables purchase agreement;

     . which, with respect to the initial accounts, is an account in existence and maintained by the bank or other account owner as of the Initial Cut-Off Date or with respect to additional accounts, the related additional cut-off date;

     . except for certain zero balance accounts, which does not have any receivables that are defaulted receivables; and

     . which does not have any receivables that have been identified by the servicer or the relevant obligor as having been incurred as a result of fraudulent use of any related credit card, if any, or related account number.

     Under the transfer and servicing agreement, the definition of Eligible Account may be changed by amendment to the agreement without the consent of the noteholders if the Transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the noteholders, and if the Rating Agency Condition is satisfied.

ELIGIBLE RECEIVABLES

     With respect to each series of notes, an "Eligible Receivable" means each receivable:

     .  which has arisen in an Eligible Account;

     . which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a credit agreement which complies in all material respects with all requirements of law applicable to the bank or other account owner, as applicable;

     . with respect to which all material consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the bank or other account owner or receivables seller, as applicable, of the related credit agreement have been duly obtained or given and are in full force and effect;

     . as to which, at the time of its transfer to the trust, the Transferor or the trust has good title, free and clear of all liens and security interests arising under or through the Transferor, other than some tax liens for taxes not then due or which the Transferor is contesting;

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     .  which has been the subject of either a valid transfer and assignment from the Transferor to the trust of all of the Transferor's right, title and interest in the receivable, including any proceeds of the receivable, or the grant of a first priority perfected security interest in the receivable, and in the proceeds of the receivable, effective until the termination of the trust;

     . which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

     . which, at the time of its transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the bank or other account owner or receivables seller, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit accounts;

     . which, at the time of its transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense, including defenses arising out of violations of usury laws, of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

     . which, at the time of its transfer to the trust, the bank or other account owner or receivables seller, as applicable, has satisfied all of its obligations required to be satisfied by that time;

     . which, at the time of its transfer to the trust, none of the Transferor, the bank or any other account owner or receivables seller, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

     . which constitutes an "account" under Article 9 of the UCC as then in effect in the State of Delaware or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds of those receivables.

ADDITION OF TRUST ASSETS

     As described above under "The Trust Portfolio," the Transferor will have the right to designate, from time to time, additional accounts to be included as a source of receivables for the trust. The additional accounts will consist of either Aggregate Addition Accounts or Automatic Additional Accounts. In addition, the Transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The Transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

     Each additional account will be selectively or randomly chosen from Eligible Accounts in the bank's or other account owner's portfolio of revolving credit accounts and thus may not be a The GM Card account. These additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the bank or other account owner, as applicable, using credit criteria different from those which were applied by the bank to the initial accounts or may have been acquired by the bank or other account owner, as applicable, from an institution which may have had different credit criteria.

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     The Transferor is also permitted to add, from time to time, Participations and related collections to the trust. These Participations must be undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the Participation to receive percentages of collections generated by the pool of assets supporting the Participation. Participations may have their own credit enhancement, Amortization Events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a Participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.

     Any Participations to be included as trust assets or any Eligible Accounts, other than Automatic Additional Accounts, designated to be included as accounts after the initial selection date, are collectively referred to as an Aggregate Addition.

     When the Transferor transfers receivables in additional accounts or Participations, it must satisfy several conditions, including, as applicable:

     . with respect to any Aggregate Addition, notice to the owner trustee, the indenture trustee, the servicer and each Rating Agency;

     . delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts or Participations to the trust;

     . delivery on the Required Delivery Date to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

           (1) as of the Addition Date, each additional account is an Eligible Account;

           (2) the Transferor has delivered a schedule of the Aggregate Addition Accounts and copies of the financing statements, if necessary to perfect the security interest in the related receivables;

           (3) the Transferor has deposited into the collection account any collections relating to additional accounts or Participations;

           (4) in circumstances where the Transferor is not required to designate additional accounts to be included as accounts for the trust, or to add Participations to the trust, the Rating Agency Condition shall have been satisfied;

           (5) as of the Addition Date, none of the bank, or any other account owner or receivables seller, or the Transferor is insolvent and the transfer of the receivables was not made in contemplation of insolvency;

           (6) in the Transferor's reasonable belief, adding the receivables in Aggregate Addition Accounts or Participations will not have an Adverse Effect;

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     .  delivery on the Required Delivery Date of opinions of counsel with respect to the transfer of the receivables in the additional accounts or the Participations to the trust; and

     . in circumstances where the Transferor, in its discretion, designates Aggregate Addition Accounts to be included as accounts for the trust or adds Participations to the trust, the Rating Agency Condition is satisfied.

     In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or Participations that would have a material effect on the composition of the assets of the trust.

REMOVAL OF TRUST ASSETS

     The Transferor has the right to designate Zero Balance Accounts, specific terminated merchant or co-branding participant accounts as requested by the terminated merchant or co-branding participant and randomly chosen removed accounts from the trust and to require the indenture trustee to transfer all receivables in the removed accounts back to the Transferor, whether the receivables already exist or arise after the designation. As long as the removal of accounts satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of higher credit quality than the accounts that remain in the trust. The removal of receivables arising under removed accounts from the trust will reduce the Transferor Amount. The Transferor's rights to removal are subject to satisfaction of several conditions, including:

     . written notice to the owner trustee, the indenture trustee, the servicer, each Rating Agency and each Series Enhancer;

     . delivery to the owner trustee for execution of a written reassignment of receivables in the removed accounts to the Transferor or its designee;

     . delivery on the Required Delivery Date to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

     .  the satisfaction of the Rating Agency Condition;

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the Transferor's reasonable belief:

           .   the removal will not have an Adverse Effect;

           . the accounts to be removed were not chosen through a selection process believed to be materially adverse to the interests of the noteholders; and

           . any other conditions specified in the accompanying prospectus supplement.

      The conditions described above will not apply if the removed accounts are Zero Balance Accounts and the conditions described above relating to the Rating Agency Condition and the officer's certificate will not apply if the Transferor is purchasing receivables in accounts designated for re-purchase by a merchant or co-branding participant upon termination of its affinity agreement with the bank or other account owner.

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     In addition, any receivable that becomes a defaulted receivable will be automatically removed from the trust and will be transferred to the Transferor without any further action or consideration by the indenture trustee; provided that recoveries with respect to those accounts will be applied as collections of Finance Charge and Administrative Receivables.

DISCOUNT OPTION

     The Transferor has the option to reclassify at any time and from time to time a percentage, called the Discount Percentage, of Principal Receivables in the Trust Portfolio as Finance Charge and Administrative Receivables. This option is referred to as the Discount Option. The Transferor may use the Discount Option to compensate for a decline in the Portfolio Yield, but only if there would be sufficient Principal Receivables to allow for that discounting. Exercise of the Discount Option would result in a larger amount of collections of Finance Charge and Administrative Receivables and a smaller amount of collections of Principal Receivables. By doing so, the Transferor would reduce the likelihood that an Amortization Event would occur as a result of a decreased Portfolio Yield and, at the same time, would increase the likelihood that the Transferor will have to add Principal Receivables to the trust.

     Collections of Discount Option Receivables will be considered collections of Finance Charge and Administrative Receivables in the Trust Portfolio and allocated with all other collections of Finance Charge and Administrative Receivables in the Trust Portfolio.


     The Transferor may increase, reduce or withdraw the Discount Percentage, at any time and from time to time, on and after a Discount Option Date. To increase, reduce or withdraw the Discount Percentage, the Transferor must satisfy the conditions in the transfer and servicing agreement, including:


        (1) receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor's reasonable belief, the action will not have an Adverse Effect; and


        (2) the satisfaction of the Rating Agency Condition;

provided, however, the Discount Percentage will be reduced or withdrawn on the date on which the Transferor delivers to the indenture trustee a certificate of an authorized officer of the Transferor to the effect that, in the Transferor's reasonable belief, the continued discounting of Principal Receivables would have an adverse regulatory implication for the Transferor, the bank or other account owner.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing revolving credit receivables comparable to the receivables.


     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of Finance Charge and Administrative Receivables allocated to the series; some series, however, may direct all or a portion of the Interchange arising from the accounts toward paying the servicing fee. The portion of the servicing fee not so allocated to a series or payable from Interchange will be paid by the holder of the Transferor Certificate. In no event shall the trust or the noteholders be responsible for any servicing fee allocable to the holder of the Transferor Certificate.


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MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

     . upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties permissible under applicable law; or

     . upon assumption of its obligations and duties by one of its affiliates that is a wholly owned subsidiary of the ultimate parent of the servicer or by appointment of any other eligible successor if the Rating Agency Condition is satisfied.

     If within 120 days of the determination that the servicer is no longer permitted to act as servicer and the indenture trustee is unable to appoint a successor, the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.


     The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties. Household Finance Corporation is permitted to assign part or all of its obligations and duties as servicer to one of its affiliates if it guarantees its affiliate's performance.


     The servicer will indemnify the owner trustee and the indenture trustee for any losses suffered as a result of its actions or omissions as servicer or the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.


     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any Series Enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its reasonable judgment may expose it to any expense or liability.

     Each Transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under or related to the transfer and servicing agreement. No Transferor nor any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any Series Enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.


     The trust agreement provides that the Transferor may transfer its interest in all or a portion of the Transferor Certificate by exchanging its Transferor Certificate for a Supplemental Certificate. The terms of

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the Supplemental Certificate must be defined in a supplement to the trust agreement. Before a Supplemental Certificate is issued, the following must occur:

     . notice of the exchange to the owner trustee, the indenture trustee, the servicer and each Rating Agency;

     . delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

     .  satisfaction of the Rating Agency Conditon;

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the Transferor to the effect that it reasonably believes the exchange will not have an Adverse Effect;

     . delivery to the owner trustee and the indenture trustee of a Tax Opinion regarding the exchange; and

     . the total amount of Principal Receivables in the Trust Portfolio, plus the principal amount of any Participations transferred to the trust must exceed the Required Minimum Principal Balance on the date of the exchange.

     No Supplemental Certificate may be transferred or exchanged unless a Tax Opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.


     The Transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the Transferor or servicer, as the case may be, upon satisfaction of the conditions specified in the transfer and servicing agreement, including:


     . execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

     . in the case of a succession relating to the Transferor, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the Transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement, and satisfaction of the Rating Agency Condition; and

     . in the case of a succession relating to the servicer, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, notification of the succession to each Rating Agency, and that the successor is eligible to act as servicer.

SERVICER DEFAULT

     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a Servicer Default.

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     A "Servicer Default" includes each of the following:

        (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding five business days;

        (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:

           (a) has an Adverse Effect; and

           (b) continues unremedied for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the trust's outstanding series or, where the servicer's failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement;

        (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered as required by the transfer and servicing agreement, proves to have been incorrect when made if it:

           (a) has an Adverse Effect; and

           (b) continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or to the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the trust's outstanding series or, where the servicer's inaccuracy does not relate to all series, of 10% or more of the outstanding principal amount of all series affected;

        (4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

        (5) any other event specified in the accompanying prospectus supplement.

     A delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee, each Transferor and any Series Enhancer with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

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     If a Servicer Default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing more than 50% of the outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee, and to the indenture trustee if given by the noteholders, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the Transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

     The rights and obligations of the Transferor under the transfer and servicing agreement will be unaffected by any change in servicer.

     In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

EVIDENCE OF COMPLIANCE


     The transfer and servicing agreement provides that on or before March 31 of each calendar year, beginning March 31, 2004, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

     . the accounting firm has performed procedures in order to provide a report on management's assertion that the servicing of receivables has been conducted in compliance with the terms and conditions set forth in the transfer and servicing agreement related to the servicing of receivables and the reporting thereof and that assertion is fairly presented, and

     . the accounting firm has applied certain agreed-upon procedures including comparing amounts set forth in the periodic reports prepared by the servicer for certain periods in the prior calendar year with the servicer's computer reports and that the amounts are in agreement, except for any discrepancies disclosed.

     The transfer and servicing agreement also provides that by March 31 of each calendar year, beginning March 31, 2004, the servicer will deliver to the owner trustee, the indenture trustee and each Rating Agency a certificate of an authorized officer to the effect that the servicer has performed its obligations in all material respects under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.


ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS

     A Transferor may, from time to time, consider a transfer of all or a portion of its right, title and interest in and to the receivables and/or its interest in the Transferor Certificate, collectively referred to as the assigned assets, together with all servicing functions, if any, and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, collectively referred to as, the assumed obligations, to another entity, called the assuming entity, which may be an entity that is not

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affiliated with the Transferor. In the transfer and servicing agreement, each
Transferor is permitted to assign, convey and transfer assigned assets and assumed obligations to the assuming entity without the consent or approval of the holders of any outstanding notes if the following conditions, among others, are satisfied:


        (1) the assuming entity, that Transferor and the trust shall have entered into and delivered to the trust an assumption agreement providing for the assuming entity to assume the assumed obligations, including the obligation under the transfer and servicing agreement to transfer the Transferor Amount in the receivables arising under the accounts and the receivables arising under any additional accounts to the trust;

        (2) all UCC filings required to perfect the interest of the trust and the indenture trustee in the receivables arising under those accounts shall have been duly made and copies of all UCC filings shall have been delivered by each Transferor to the indenture trustee;

        (3) if the assuming entity shall be eligible to be a debtor in a case under the bankruptcy code, that Transferor shall have delivered to the Rating Agencies, with a copy to the servicer and the indenture trustee, notice of the transfer and assumption, and that the Rating Agency Condition has been satisfied or, if the assuming entity shall not be eligible to be a debtor under the bankruptcy code, that Transferor shall have delivered to the Rating Agencies notice of the transfer and assumption;

        (4) the indenture trustee shall have received an opinion of counsel to the effect that


           (a) the transfer of the receivables by the assuming entity shall constitute either a sale of, or the granting of a security interest in, the receivables by the assuming entity to the trust,

           (b) the condition specified in clause (2) shall have been satisfied, and

           (c) if the assuming entity shall be subject to the FDIA, the interest of the trust in the receivables should not be subject to avoidance by the FDIC if the FDIC were to become the receiver or conservator of the assuming entity; and


        (5) the indenture trustee shall have received a Tax Opinion.

     The transfer and servicing agreement provides that the Transferor, the assuming entity and the trust may enter into amendments to the transfer and servicing agreement to permit the transfer and assumption described above without the consent of the holders of any outstanding notes, provided that, among other things, such amendment would not cause any Adverse Effect. After any permitted transfer and assumption, the assuming entity will be considered to be a "Transferor" for all purposes hereof, and that Transferor will have no further liability or obligation under the transfer and servicing agreement, other than those liabilities that arose prior to that transfer.


AMENDMENTS


     The transfer and servicing agreement may be amended by the Transferor, the servicer and the trust, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:


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     .  the Transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the Transferor's reasonable belief, the amendment will not have an Adverse Effect; and

     .  the satisfaction of the Rating Agency Condition.


     The transfer and servicing agreement may also be amended by the servicer, the Transferor and the trust, without the consent of any noteholders and without prior notice to each Rating Agency, in order to


     . cure any ambiguity, correct or supplement any provision in the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement;

     . make any other provisions with respect to matters or questions arising under the transfer and servicing agreement; and

     . qualify for sale treatment under the appropriate generally accepted accounting principles;

in each case, upon receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor's reasonable belief, the action will not have an Adverse Effect, and in addition, with respect to qualification for sale treatment under the appropriate generally accepted accounting principles, upon the delivery of a Tax Opinion to the indenture trustee.


     The transfer and servicing agreement may also be amended by the servicer and the trust at the direction of the Transferor, without the consent of the indenture trustee, the noteholders of any series or the Series Enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to


        (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and

        (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income.

     The following conditions apply for the amendments described in the preceding paragraph:

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the Transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

     . the satisfaction of the Rating Agency Condition with respect to the amendment; and

     . the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

     The amendments which the Transferor may make without the consent of the noteholders of any series or the Series Enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the Trust Portfolio.

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      The transfer and servicing agreement may also be amended by the
Transferor, the servicer and the trust with the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:


        (1) reduces the amount of, or delays the timing of:

           (a) any distributions to be made to noteholders of any series; however, changes in Amortization Events or Reinvestment Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

           (b) deposits of amounts to be distributed; or

           (c) the amount available under any series enhancement, without the consent of each affected noteholder;

        (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

        (3) reduces the percentage of the outstanding principal amount of the notes required to consent to any amendment, without the consent of each affected noteholder; or

        (4) adversely affects the rating of any series or class by each Rating Agency, without the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of each affected series or class.

   DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS AND THE SALE AGREEMENTS


     The following summarizes the material terms of the receivables purchase agreements and sale agreements. References to the bank below include additional receivables sellers contemplated by the receivables purchase agreements.


SALE OF RECEIVABLES

     Under the receivables purchase agreement between the bank and HRAC II, the bank agrees that it will, from time to time, sell to HRAC II all of its right, title and interest in and to receivables existing in certain accounts and recoveries allocable to those receivables and other property. Under the receivables purchase agreement between HRAC II and the Transferor, HRAC II agrees that it will sell to the Transferor all of its right, title and interest in and to receivables existing in additional accounts originated by the bank as of their date of designation for inclusion in the trust and recoveries allocable to these receivables and other property. Under the sale agreement between HAFC II and the Transferor, HAFC II agrees that it will sell to the Transferor all of its right, title and interest in and to receivables existing in accounts included in the trust as of the Initial Cut-Off Date and recoveries allocable to these receivables and other property. There will be future sale agreements between HAFC II and the Transferor with substantially similar terms.

     In connection with the sale of receivables to the Transferor by HRAC II or HAFC II, HRAC II or HAFC II, as the case may be, will indicate in its respective computer files that these receivables have been

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sold to the Transferor and that these receivables will be sold or transferred by the Transferor to the trust. Similarly, in connection with the sale of receivables by the bank to HRAC II, the bank will indicate in its computer files that these receivables have been sold to HRAC II. The records and agreements relating to the accounts and receivables for the Trust Portfolio may not be segregated by the bank from other documents and agreements relating to other credit accounts and receivables. The bank, HRAC II, HAFC II and the Transferor will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of HRAC II or the Transferor, as the case may be, in these receivables. See "Risk Factors--Some interests could have a priority over the indenture trustee's interest in the receivables, or could cause delayed or reduced payments to you" and "Material Legal Aspects of the Receivables" in this prospectus.

REPRESENTATIONS AND WARRANTIES

     In each receivables purchase agreement, the seller of the receivables represents and warrants to the purchaser that, among other things, as of the date of each receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of these additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In each receivables purchase agreement in which the Transferor purchases receivables, the Transferor receives the additional representation and warranty that as of the date of such agreement and, with respect to any receivables in any designated additional accounts, as of each additional cut-off date for these additional accounts, each receivable transferred thereunder is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in these receivables purchase agreements which results in the requirement that the Transferor accept retransfer of an ineligible receivable under the transfer and servicing agreement, then HRAC II will repurchase that ineligible receivable from the Transferor on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable Finance Charge and Administrative Receivables.

     Under each receivables purchase agreement, the seller of receivables also represents and warrants to the purchaser that, among other things, as of the date of such agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of these additional accounts, such agreement constitutes a valid and binding obligation of the seller, and such agreement constitutes a valid sale to the purchaser of all right, title and interest of the seller in and to the receivables existing in the accounts as of the Initial Cut-Off Date and, with respect to any receivables in any designated additional accounts, as of each date of designation of these additional accounts to the Trust Portfolio and in the proceeds of the Trust Portfolio. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the Transferor under the transfer and servicing agreement to accept retransfer of the receivables, HRAC II will repurchase the receivables retransferred to the Transferor for an amount of cash at least equal to the amount of cash the Transferor is required to deposit under the transfer and servicing agreement in connection with the retransfer.

     In each sale agreement, HAFC II represents and warrants to HAFC III, that as of the date of the sale agreement, it is the true and lawful owner of the receivables and that it has the full power, authority and right to sell the receivables to the Transferor, HAFC II shall only sell Eligible Receivables to the Transferor.

AMENDMENTS

     The receivables purchase agreement between the bank and HRAC II and the receivables purchase agreement between HRAC II and the Transferor may be amended by the parties thereto without the consent of the noteholders provided that the amendment does not have an Adverse Effect.

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


TERMINATION

     The receivables purchase agreements with the Transferor will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the bank or HRAC II or other bankruptcy, liquidation, insolvency or similar events occur, the bank or HRAC II, as the case may be, will immediately cease to sell receivables to the Transferor and promptly give notice of that event to the Transferor, the owner trustee and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

CERTAIN MATTERS RELATING TO THE TRANSFER OF THE RECEIVABLES

     The bank, any other account owner, HRAC II and HAFC II each represents and warrants that its transfer of receivables is an absolute sale of those receivables. The Transferor represents and warrants that its transfer of receivables to the owner trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the owner trustee's rights if these representations and warranties are not true, see "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus.

     Each of the bank, any other account owner, HRAC II, HAFC II, the Transferor, and the owner trustee takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

     Each of the bank, any other account owner, HRAC II, HAFC II, the Transferor, and the owner trustee represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the indenture trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

     . a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the indenture trustee;

     . a tax, governmental, or other nonconsensual lien that attaches to the property of the bank, any other account owner, HRAC II, HAFC II, the Transferor, or the owner trustee could have priority over the interest of the indenture trustee in the receivables;

     . the administrative expenses of a conservator, receiver, or bankruptcy trustee for the bank, any other account owner, HRAC II, HAFC II, or Household Finance Corporation could be paid from collections on the receivables before noteholders receive any payments;

     . if insolvency proceedings were commenced by or against Household Finance Corporation, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by Household Finance Corporation and commingled with other funds; and

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

     . the indenture trustee may not have a perfected interest in receivables arising in additional accounts until the schedule identifying those accounts has been delivered to the indenture trustee, which may take as long as 109 days after the related addition date.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP, RECEIVERSHIP, AND BANKRUPTCY

     The bank is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for the bank if certain events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank or any other account owner.


     The bank and any other account owner will treat its transfer of receivables to HRAC II, the Transferor or other securitization special purpose vehicle as a sale. Arguments may be made, however, that the transfer constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer,
(iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The transfer by the bank or other account owner of the receivables, and the agreements under which the bank or other account owner make the transfer, are intended to satisfy all of these conditions.


    If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the bank or such other account owner. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables for a reasonable period following its appointment as conservator or receiver for the bank or such other account owner. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables, payments to you could be delayed or reduced.

     Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer by the bank or the applicable account owner of the receivables, you could suffer a loss on your investment if (i) a receivables purchase agreement or the transfer by the bank or the applicable account owner of the receivables were found to violate the regulatory requirements of the FDIA, (ii) HRAC II, HAFC II, the Transferor, the owner trustee, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables, (iii) the FDIC were to request a stay of any action by HRAC II, HAFC II, the Transferor, the owner trustee, or the indenture trustee to enforce a receivables purchase agreement, the transfer and servicing agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of a receivables purchase agreement.


     If HRAC II, HAFC II, Household Finance Corporation, the Transferor or any of their affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, HRAC II, HAFC II, Household

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


Finance Corporation, the Transferor or any of their affiliates as debtor-in-possession or another interested party could argue that--


     . HRAC II or HAFC II did not sell the receivables to the Transferor but instead borrowed money from the Transferor and granted a security interest in the receivables;

     . the Transferor and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of HRAC II, HAFC II, Household Finance Corporation, or any of their affiliates; or

     . the receivables are necessary for HRAC II, HAFC II, Household Finance Corporation, or any of their affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.


     If HRAC II, HAFC II, Household Finance Corporation, the Transferor or any of their affiliates were to enter bankruptcy, moreover, the indenture trustee and the noteholders could be prohibited from taking any action to enforce any receivables purchase agreement or the transfer and servicing agreement against HRAC II, HAFC II, Household Finance Corporation, or those affiliates without the permission of the bankruptcy court. Noteholders also may be required to return payments already received if HRAC II or HAFC II were to become a debtor in a bankruptcy case.


     Regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank or other account owner has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against HRAC II, HAFC II, Household Finance Corporation, or their affiliates could have an adverse effect on the liquidity and value of the notes.

     In addition, regardless of the terms of any receivables purchase agreement, the transfer and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the Transferor's, the owner trustee's, or the indenture trustee's actions, the FDIC as conservator or receiver for the bank or other account owner or a court overseeing the bankruptcy case of HRAC II, HAFC II, Household Finance Corporation, or any of their affiliates may have the power (i) to prevent or require the commencement of an amortization period or accumulation period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or
(iii) to require, prohibit, or limit the continued transfer of receivables. Furthermore, regardless of the terms of the transfer and servicing agreement, a bankruptcy court (i) could prevent the appointment of a successor servicer or
(ii) could authorize Household Finance Corporation to stop servicing the receivables or providing administrative services for the Transferor or the trust. If any of these events were to occur, payments to you could be delayed or reduced.

CONSUMER PROTECTION LAWS

     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit particular discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to

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

request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of applicable consumer protection laws, if noncompliance has an Adverse Effect, will be reassigned to the Transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from violations described in the preceding sentence. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "Description of the Notes--Defaulted Amount; Investor Charge-Offs" in this prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the Issuer. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as particular financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel, however, is not binding on the IRS or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Further, such opinion, as well as the opinions set forth below, are subject to finalization of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to special tax counsel and which is not inconsistent with the descriptions in the body of this prospectus and the related prospectus supplement. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

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

TAX CHARACTERIZATION OF THE TRUST AND THE NOTES

     Treatment of the Trust as an Entity Not Subject to Tax. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes and accordingly the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the Transferor as collateral for notes issued by the Transferor. On the other hand, the trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."

     Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the Indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

     Possible Alternative Characterizations. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to some holders; for example, income to non-U.S. persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of those securities requires the delivery of a new opinion of counsel generally to the effect that issuance of those securities will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of the issuance of those securities, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

     Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with an noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275

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

of the Code will apply to those notes. Under those provisions, a holder of a note with original issue discount, including a cash basis holder, generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of the interest payable on a note should be included in the note's stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     Disposition of the Notes; Defeasance. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest, and the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of the Transferor's substitution of money or investments for the receivables in the Trust Portfolio. See "Description of the Notes--Defeasance" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any market or original issue discount previously included in income by that holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by that holder with respect to such note. Any gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person

        (1) is not for United States federal income tax purposes

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

           (a) actually or constructively a "10 percent shareholder" of the Transferor or the trust,

           (b) a "controlled foreign corporation" with respect to which the Transferor or the trust is a "related person" within the meaning of the Code, or

           (c) a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and

        (2) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a substitute form, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name, address and other specified information.

     If a note is held through a securities clearing organization or other financial institutions, as is expected to be the case unless Definitive Notes are issued, the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN or substitute form provided by the Foreign Person that owns the note. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income tax and withholding tax; provided that

        (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

        (2) in the case of an individual Foreign Person, that individual is not present in the United States for 183 days or more in the taxable year.

     The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Noteholders should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

     Backup Withholding and Information Reporting. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor particular identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to some exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

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     Tax Non-Confidentiality Agreement. Treasury regulations require taxpayers to report participation in a "confidential transaction," defined by those regulations in broad terms. In order to comply with the regulations' requirements and minimize the possibility that any transaction relating to the trust or the notes might constitute a "confidential transaction" subject to reporting by any person, the bank, HRAC II, the Transferor, the trust, the underwriters and each recipient of this prospectus are deemed to agree that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction relating to the trust or the notes and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. For purposes of this agreement, "tax treatment" refers to the purported or claimed federal income tax treatment of the trust and the notes, and "tax structure" refers to any fact that may be relevant to understanding such tax treatment.


     The United States federal income tax discussion set forth above is included for general information only, may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. Prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     Subject to the considerations described under this heading, and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the accompanying prospectus supplement.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available.

     Some employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and most church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment

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        (1) satisfies the diversification requirement of ERISA or other applicable law,

        (2) is in accordance with the Plan's governing instruments, and

        (3) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the Transferor will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.


     HSBC Securities (USA) Inc. is an affiliate of Household Affinity Funding Corporation III.

     There is currently no secondary market for the notes. The underwriters intend to make a secondary market in the notes but are not obligated to do so. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue.

     This prospectus and the accompanying prospectus supplement may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sales. HSBC Securities (USA) Inc. may act as principal or agent in such transactions. HSBC Securities (USA) Inc. has no obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

     The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus under "Description of the Notes--Reports to Noteholders," which will include information as to the outstanding principal balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the issuer is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of this information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.


     Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

     Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "Description of the Transfer and Servicing Agreement--Evidence of Compliance" in this prospectus.

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                       WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer, on behalf of the trust will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information the servicer files on behalf of the Trust at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The SEC filings relating to the trust are also available to the public on the SEC internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information filed with the SEC on behalf of the trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information filed later with the SEC, on our behalf, will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document incorporated by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Office of Secretary, Telephone: (847) 564-5000.

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                                    GLOSSARY

     "Addition Date" means:

        (1) with respect to Aggregate Addition Accounts and Automatic Additional Accounts, the date from and after which such Aggregate Addition Accounts and Automatic Additional Accounts are to be included as accounts; and

        (2) with respect to Participations, the date from and after which such Participations are to be included as assets of the trust.

     "Additional Transferor" means any affiliate of the Transferor designated to be a transferor in accordance wth the terms of the transfer and servicing agreement.

     "Adverse Effect" means any action, the result of which:

        (1) causes an Amortization Event, a Reinvestment Event or an Event of Default;

        (2) materially and adversely affects the amount or timing of payments to be made to the noteholders of any series or class; or

        (3) materially and adversely affects the rights and obligations of a series enhancer.

     "Aggregate Addition" means any Participations to be included as trust assets or any Eligible Accounts, other than Automatic Additional Accounts, designated to be included as accounts after the initial selection date.

     "Aggregate Addition Accounts" are Eligible Accounts designated to be included as accounts.

     "Amortization Event" means, with respect to all series issued by the trust, the occurrence of any of the following events:

        (1) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the Transferor or the bank or other account owner, unless written confirmation is received from each Rating Agency that the removal of the bank or other account owner from this Amortization Event will not result in a reduction or withdrawal of its rating of any outstanding series or class;

        (2) the Transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

        (3) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (4) any other Amortization Event specified in the related prospectus supplement.

     "Automatic Additional Accounts" are those Eligible Accounts that the Transferor may from time to time, at its sole discretion, designate to be included as accounts subject to the limitations and conditions specified in this paragraph and in the transfer and servicing agreement. For purposes of the definition of Automatic Additional Accounts, Eligible Accounts will be deemed to include only revolving credit accounts originated or underwritten by the bank or any other affiliate of the ultimate parent of the bank, which are of

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the same nature as those included as initial accounts or which have previously been included in any Aggregate Addition if the assignment related to that Aggregate Addition provides that type of revolving credit account or other revolving credit account is permitted to be designated as an Automatic Additional Account. The number of Automatic Additional Accounts designated with respect to any Quarter shall not exceed 15% of the number of accounts as of the first day of the calendar year during which these due periods commence (or the Initial Cut-Off Date, in the case of [.]) and the number of Automatic Additional Accounts designated during any calendar year shall not exceed 20% of the number of accounts as of the first day of that calendar year (or the Initial Cut-Off Date, in the case of [.]); provided, however, Automatic Additional Accounts may be designated in excess of the 15% and 20% limitations if the Rating Agency Condition is satisfied with respect to this designation. To the extent Automatic Additional Accounts are designated to the trust, on or before the first distribution date following the end of the Quarter in which those Automatical Additional Accounts are so designated, the Transferor shall deliver to the indenture trustee, the owner trustee and each Rating Agency an opinion of counsel with respect to the receivables in those Automatic Additional Accounts. The opinion will confirm the creation and perfection of a security interest in respect of each transfer of those receivables and, if the opinion of counsel is not so received, all receivables arising in the Automatic Additional Accounts to which that failure relates will be removed from the trust.

     "Bank Portfolio" means the portfolio of credit card accounts owned by the bank, including the program known as "The GM Card."

     "Clearstream Luxembourg" means Clearstream Banking, societe anonyme.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Controlled Accumulation Period" means the period during which principal is accumulated in specified amounts per month and paid on an Expected Principal Payment Date. The Controlled Accumulation Period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

        (1) the notes of that series or class are paid in full;

        (2) the Early Amortization Period or Early Accumulation Period starts;
     or

        (3) an Expected Principal Payment Date.

     "Controlled Amortization Period" means the period during which principal is paid in fixed amounts at scheduled intervals. The Controlled Accumulation Period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

        (1) the notes of that series or class are paid in full;

        (2) the Early Amortization Period or Early Accumulation Period starts;
     or

        (3) an Expected Principal Payment Date.

     "Credit Enhancement Percentage" means the percentage interest of credit enhancement providers.

     "Defaulted Amounts" means, for any due period, an amount, but not less than zero, equal to:

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        (1) the amount of Principal Receivables which became charged-off receivables in such due period, minus

        (2) the amount of any charged-off receivables of which the Transferor or the servicer became obligated to accept reassignment or assignment during such due period, as described under "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferor--Regarding the Accounts and the Receivables."

     "Definitive Notes" means notes issued in fully registered, certificated form.

     "Determination Date" means the earlier of the third business day and the fifth calendar day, or if the fifth calendar day is not a business day the preceding business day, preceding the fifteenth day of each calendar month.

     "Depositaries" means Citibank, N.A., as depositary for Clearstream Luxembourg, and Euroclear Bank S.A./N.V., as depositary for Euroclear.

     "Discount Percentage" means the percentage designated by the Transferor, which may be a fixed or variable percentage.

     "Discount Option" means the Transferor's option to designate at any time all or any specified portion of Principal Receivables existing on and after a discount option date to be treated as Finance Charge and Administrative Receivables.

     "Discount Option Receivables" means any Principal Receivables designated by the Transferor to be treated as Finance Charge and Administrative Receivables.

     "DTC" means The Depository Trust Company.

     "Early Accumulation Period" means the period during which principal is accumulated in varying amounts each month based on the amount of Principal Receivables collected following an Amortization Event. The Early Accumulation Period for a series or class starts on the day an Amortization Event occurs and ends when any of the following occurs:

        (1) the notes of that series or class are paid in full;

        (2) an Expected Principal Payment Date; or

        (3) the Trust Termination Date.

     "Early Amortization Period" means the period during which principal is paid in varying amounts each month based on the amount of Principal Receivables collected following an Amortization Event. The Early Amortization Period for a series or class starts on the day an Amortization Event occurs and ends when any of the following occurs:

        (1) the notes of that series or class are paid in full;

        (2) the Series Final Maturity Date; or

        (3) the Trust Termination Date.

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     "Eligible Account" has the meaning set forth on page 55 of this prospectus.

     "Eligible Institution" means:

        (1) (a) a depository institution, which may include the owner trustee or the indenture trustee;

        (b) an entity organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and

        (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a short-term rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating category acceptable to the Rating Agency; or

        (2) any other institution acceptable to each Rating Agency selected by the Transferor to rate a series or class of notes.

     "Eligible Investments" mean instruments, investment property or other property with respect to any of the following (but does not include any security issued by or obligations of Household Receivables Acquisition Company II):

        (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

        (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the Rating Agency;

        (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the Rating Agency;

        (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the Rating Agency;

        (5) bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

        (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's, Moody's and, if rated by Fitch, of Fitch, or such other rating satisfactory to the Rating Agency, including funds for which the indenture trustee or any of its affiliates is investment manager or advisor;

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        (7) time deposits, having maturities not later than the next distribution date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's, Moody's and, if rated by Fitch, to Fitch; or

        (8) any other investment of a type or rating that satisfies the Rating Agency Condition.

     "Eligible Receivable" has the meaning set forth on page 56 of this prospectus.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Expected Principal Payment Date" has the meaning set forth in the prospectus supplement.


     "Events of Default" has the meaning set forth on page 45 of this prospectus.

     "Finance Charge and Administrative Receivables" means all amounts billed to the obligors on any account in respect of all periodic rate finance charges, cash advance fees, annual membership fees and annual service charges, late fees, overlimit fees, Discount Option Receivables and any other fees with respect to the accounts designated by the Transferor at any time and from time to time to be included as Finance Charge and Administrative Receivables. Finance Charge and Administrative Receivables shall also include the interest portion of Participations, as shall be determined pursuant to the applicable participation interest supplement or indenture supplement for any series. Pursuant to the transfer and servicing agreement, a portion of Interchange paid to the trust with respect to any Due Period shall be applied as if such amount were Collections of Finance Charge and Administrative Receivables for all purposes.


     "Foreign Person" means any holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation.

     "Funding Period" is the period from the series' closing date to the earlier of:

        (1) the date the series' Invested Amount equals the principal amount of that series of notes; and

        (2) the date specified in the related prospectus supplement; provided that the Funding Period shall not exceed one year.

     "HAFC II" means Household Affinity Funding Corporation II, a Delaware corporation.

     "HRAC II" means Household Receivables Acquisition Company II, a Delaware corporation.


     "Initial Cut-Off Date" means the beginning of the day on February 18, 2003.

     "Interchange" means interchange fees (net of expenses) payable to the bank or any other account owner, in its capacity as credit issuer, through MasterCard or VISA or any similar entity or organization with respect to any type of revolving credit accounts included as accounts (except as otherwise provided in the initial assignment with respect to these accounts), in connection with obligor charges for goods or services with respect to the accounts, as calculated as described in the receivables purchase agreement between the bank and HRAC II.

     "Invested Amount" for a series on any date will be equal to:

        (1) the initial outstanding principal amount of that series of notes as of the related closing date for that series; minus

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        (2) the amount of principal paid to the related noteholders prior to that date; minus

        (3) the amount of unreimbursed Investor Charge-Offs and unreimbursed subordinated principal collections with respect to that series prior to that date.

     If so specified in the prospectus supplement relating to any series of notes, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

     "Investor Charge-Offs" means with respect to any series the excess of the investor defaulted amount for that series over the amount available to reimburse such investor defaulted amount described in the prospectus supplement.

     "Investor Percentage" means for any class or series of notes, the Investor Percentage calculated in the related prospectus supplement.

     "Note Owner" means the beneficial owner of a note.

     "Partial Amortization SFA Amounts" means the amount withdrawn from the Special Funding Account and applied to one or more outstanding series of notes to prevent those series from experiencing an Amortization Event based upon insufficiency of yield.

     "Participations" are undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit accounts.


     "Parties in Interest" has the meaning set forth on page 76.

     "Paying Agent" means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.

     "Portfolio Yield" means with respect to any due period, the annualized percentage equivalent of a fraction the numerator of which is equal to the collections of Finance Charge and Administrative Receivables during that due period calculated on a cash basis, after subtracting therefrom the Defaulted Amount with respect to that due period and the denominator of which is the sum of total amount of Principal Receivables plus the special funding amount each as of the last day of the immediately preceding due period.

     "Principal Receivables" means all receivables other than Finance Charge and Administrative Receivables or Defaulted Receivables; provided, however, that after a specified discount option date, Principal Receivables shall mean Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. Principal Receivables shall also include the principal portion of Participations as determined pursuant to the applicable participation interest supplement or indenture supplement for any series. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the accounts on such day.

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     "Qualified Account" means either a segregated account established with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

     "Quarter" means the three consecutive due periods commencing in January, April, July and October of each calendar year.

     "Rating Agency" means any rating agency selected by the Transferor to rate the notes of a series or class issued by the trust.

     "Rating Agency Condition" means, with respect to any action, the condition that each Rating Agency indicates in writing that such action will not result in a reduction or withdrawal of the then-existing rating of any outstanding series or class with respect to which it is a Rating Agency or, with respect to any outstanding series or class not rated by any Rating Agency, as specified in the related indenture supplement.

     "Reinvestment Event" means, if a series is subject to Reinvestment Events, the definition of Reinvestment Event as it would appear in the prospectus supplement.

     "Required Delivery Date" means:

        (1) the date that is five business days after the closing date in the case of the initial accounts;

        (2) the date that is five business days after the applicable Addition Date, in the case of an Aggregate Addition;

        (3) the distribution date on which the opinion of counsel is required to be delivered as described above, in the case of Automatic Additional Accounts; and

        (4) the date that is five business days after the applicable date of removal, in the case of removed accounts.

     "Required Minimum Principal Balance" means, unless otherwise described in a prospectus supplement relating to a series having a paired series, with respect to any date:

        (1) the sum of the series adjusted invested amounts for each series outstanding on such date; plus

        (2) the Required Transferor Amount; minus

        (3) the amount on deposit in the Special Funding Account.

     "Required Transferor Amount" shall have the meaning specified in the related prospectus supplement.

     "Revolving Period" means, with respect to a series, a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The Revolving Period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

     "Securities Intermediary" means The Bank of New York or any other entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

     "Series Enhancer" means any provider of enhancement and/or any issuer of any third-party credit enhancement.

     "Series Final Maturity Date" means with respect to each series, the meaning set forth in the related prospectus supplement.


     "Servicer Default" has the meaning set forth on page 63.


     "Supplemental Certificate" means a supplemental certificated or uncertificated interest in the Transferor Amount.

     "Tax Opinion" means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes:

        (1) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

        (2) such action will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

        (3) such action will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

     "Transferor" means Household Affinity Funding Corporation III, its successors and assigns, and any Additional Transferor.

     "Transferor Amount" means on any date of determination, an amount equal to the sum of:

        (1) the total amount of Principal Receivables at the end of the day immediately prior to such date of determination plus

        (2) the related special funding amount at the end of the day immediately prior to such date of determination minus

        (3) the aggregated series adjusted invested amounts of all series of notes issued and outstanding on that date of determination.

     "Transferor Certificate" means a certificated or uncertificated interest in the Transferor Amount.

     "Transferor Percentage" means, on any date of determination, a percentage equal to:

        (1) 100%; minus

        (2) the total investor percentages for all outstanding series; and, if applicable, minus

        (3) the total credit enhancement percentages for all outstanding series.

     "Trust Portfolio" means the portfolio of accounts designated by the bank or other account owner as accounts of the trust.

     "Trust Termination Date" means the earlier of:

        (1) at the option of the Transferor, the day on which the right of all series of notes to receive payments from the trust has terminated; and

        (2) dissolution of the trust in accordance with applicable law.

     "Zero Balance Account" means an account which, according to the servicer's records, has had a balance of zero for a period in accordance with the credit guidelines.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Household Affinity Credit Card Master Note Trust I Asset Backed Notes to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear, in that capacity, and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC, other than through accounts at Clearstream Luxembourg or Euroclear, will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream Luxembourg and Euroclear, respectively, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I
                                     Issuer

                    HOUSEHOLD AFFINITY FUNDING CORPORATION III
                                   Transferor

                                 Series 2003-[.]

                                      $[.]

                    Class A Floating Rate Asset Backed Notes


                                      $[.]

                    Class B Floating Rate Asset Backed Notes


                                -----------------

                              PROSPECTUS SUPPLEMENT

                                -----------------


                    Underwriters of the Series 2003-[.] Notes

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement all dealers selling the notes will deliver a prospectus supplement and prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.


Registration Fee...........................................     $   184,000*
Printing and Engraving Expenses............................         150,000**
Trustee's Fees and Expenses................................          30,000**
Legal Fees and Expenses....................................         200,000**
Accountants' Fees and Expenses.............................          60,000**
Blue Sky Fees and Expenses.................................          25,000**
Rating Agency Fees.........................................         460,000**
Miscellaneous Expenses.....................................          46,000**
                                                                -----------
Total......................................................     $ 1,155,000**



* Paid in connection with the Registrants' Registration Statement on Form S-3, No. 333-101918
** Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

        The Certificate of Incorporation of Household Affinity Funding Corporation III provides for indemnification to the fullest extent permitted by the General Corporation Law of Delaware of directors, officers and employees of Household Affinity Funding Corporation III and also to persons who are serving at the request of Household Affinity Funding Corporation III as directors, officers or employees of another corporation.

        A bylaw of Household Finance Corporation states and makes mandatory the indemnification expressly authorized under the General Corporation Law of Delaware, in the absence of other indemnification by contract, vote of stockholders or otherwise, with these exceptions: the bylaw makes no distinction between litigation brought by third parties and litigation brought by or in the right of Household Finance Corporation as regards the required standard of conduct imposed upon the individual in order to be entitled to indemnification. The bylaw standard application in all cases, excepting indemnification in connection with the successful defense of any proceeding or matter therein which is mandatory under the General Corporation Law of Delaware and the bylaw without reference to any such standard, is that the individual shall have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of Household Finance Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. Further, the bylaw would protect directors, officers, employees and agents against any and all expenses and liability with respect to actions brought against them by or in the name of Household Finance Corporation if the required standard of conduct is met. The bylaw is qualified in its entirety in that no indemnification will be made if prohibited by applicable law. The bylaw is applicable only to claims, actions, suits or proceedings made or commenced after its adoption, whether arising from prior or subsequent to the act. The bylaw is applicable to directors, officers, employees or agents of Household Finance Corporation and also to persons who are serving at the request of Household Finance Corporation as directors, officers, employees or agents of other corporations; including subsidiaries such as Household Affinity Funding Corporation III.

        Article VII of the Restated Certificate of Incorporation of Household International, Inc. provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household International, Inc. and also to persons who are serving at the request of Household International, Inc. as directors, officers or employees of other corporations, including subsidiaries such as Household Affinity Funding Corporation III. Household International, Inc. has purchased liability policies which indemnify Household Affinity Funding Corporation III's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

        Pursuant to agreements which Household Affinity Funding Corporation III may enter into with underwriters or agents, forms of which are included as exhibits to this Registration Statement, officers and directors of Household Affinity Funding

Corporation III, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against some liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished to Household Affinity Funding Corporation III by such underwriters or agents that appear in the Registration Statement or any Prospectus.

ITEM 16.  EXHIBITS.

        (a) Exhibits.

    1.1   Form of Underwriting Agreement (incorporated by reference to
          Exhibit 1.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    3.1 Certificate of Incorporation of Household Affinity Funding Corporation III ("HAFC III") (incorporated by reference to Exhibit 3.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    4.1 Indenture between the Trust, as issuer, and The Bank of New York, as indenture trustee (the "Indenture Trustee") (incorporated by reference to Exhibit 4.1 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    4.2 Form of Indenture Supplement, including form of Notes (incorporated by reference to Exhibit 4.2 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    4.3 Trust Agreement between HAFC III and Wilmington Trust Company, as owner trustee (the "Owner Trustee") (incorporated by reference to Exhibit 4.4 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    5.1 Opinion of Patrick D. Schwartz, Esq., General Counsel- Treasury & Corporate Law of Household International, Inc. (incorporated by reference to Exhibit 5.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters (incorporated by reference to Exhibit 8.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    10.1 Transfer and Servicing Agreement between HAFC III, Household Finance Corporation ("HFC") and the Trust (incorporated by reference to Exhibit 10.1 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    10.2 Receivables Purchase Agreement between Household Receivables Acquisition Company II and HAFC III (incorporated by reference to
          Exhibit 10.2 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    23.1  Consent of Patrick D. Schwartz, Esq. (incorporated by reference to
          Exhibit 5.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    23.2 Consent of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to Exhibit 8.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    24.1 Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918 and included on page II-4)

    25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee (incorporated by reference to Exhibit 25.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

        (b) Financial Statements

        All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Prospect Heights, State of Illinois, on August 7, 2003.

                                    HOUSEHOLD AFFINITY
                                    FUNDING CORPORATION III,
                                    as Co-Registrant and as originator of the Trust as Co-Registrant

                                    By:   /s/  S. H. Smith
                                         ---------------------------------------
                                          Name: S. H. Smith
                                          Title: Vice President and Assistant
                                          Treasurer, Director

Each person whose signature appears below constitutes and appoints P.D. Schwartz, L.S. Mattenson and M.J. Forde and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with Securities and Exchange Commission, any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 7, 2003 by the following persons in the capacities indicated.

                SIGNATURE                                            TITLE
                ---------                                            -----
       /S/  S. N. MEHTA*                     President and Chief Executive Officer, Director
-------------------------------------
            S. N. Mehta

       /S/  S. L. MCDONALD*                  Vice President, Controller and Chief Accounting Officer
-------------------------------------          (Principal Finance Officer)
            S. L. McDonald

                                             Vice President and Treasurer, Director
-------------------------------------
            M. A. Sprude

       /S/  S. H. SMITH                      Vice President and Assistant Treasurer, Director
-------------------------------------
            S. H. Smith


    *By:   /s/ L. S. Mattenson
        ----------------------------
               L. S. Mattenson
               Attorney-in-Fact

                                  EXHIBIT INDEX

    1.1   Form of Underwriting Agreement (incorporated by reference to
          Exhibit 1.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    3.1 Certificate of Incorporation of Household Affinity Funding Corporation III ("HAFC III") (incorporated by reference to Exhibit 3.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    4.1 Indenture between the Trust, as issuer, and The Bank of New York, as indenture trustee (the "Indenture Trustee") (incorporated by reference to Exhibit 4.1 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    4.2 Form of Indenture Supplement, including form of Notes (incorporated by reference to Exhibit 4.2 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    4.3 Trust Agreement between HAFC III and Wilmington Trust Company, as owner trustee (the "Owner Trustee") (incorporated by reference to Exhibit 4.4 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    5.1 Opinion of Patrick D. Schwartz, Esq., General Counsel- Treasury & Corporate Law of Household International, Inc. (incorporated by reference to Exhibit 5.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters (incorporated by reference to Exhibit 8.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    10.1 Transfer and Servicing Agreement between HAFC III, Household Finance Corporation ("HFC") and the Trust (incorporated by reference to Exhibit 10.1 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    10.2 Receivables Purchase Agreement between Household Receivables Acquisition Company II and HAFC III (incorporated by reference to
          Exhibit 10.2 to the Registrants' Form 8-K filed with the Securities and Exchange Commission on April 15, 2003)

    23.1  Consent of Patrick D. Schwartz, Esq. (incorporated by reference to
          Exhibit 5.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    23.2 Consent of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to Exhibit 8.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)

    24.1 Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918 and included on page II-4)

    25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee (incorporated by reference to Exhibit 25.1 to the Registrants' Registration Statement on Form S-3, No. 333-101918)